LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC 3, LLC THIS LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC 3, LLC is entered into effective as of November / 2018 (the “Effective Date”), by and between TEJON iNDUSTRIAL CORP., a California corporation (“Tejon”), and MAJESTIC TEJON III, LLC, a Delaware limited liability company (“Majestic”). The capitalized terms used herein shall have the respective meanings assigned to such terms in Article XIV. ARTICLE I FORMATION 1.01 Formation The Members hereby form a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, the Administrative Member, as an authorized person of the Company, shall execute (i) a Certificate of Formation for the Company in accordance with the Delaware Act, which shall be duly filed with the Office of the Delaware Secretary of State, and (ii) an Application to Register a Foreign Limited Liability Company (Form LLC-5), which shall be duly filed with the Office of the California Secretary of State. The Administrative Member shall also execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate to form the Company under the Delaware Act, to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in California as a foreign limited liability company in accordance with the provisions of the California Act. 1.02 Names and Addresses The name of the Company is “TRC-MRC 3, LLC.” The registered office of the Company in the State of Delaware shall be at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of Delaware shall be National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of California shall be Michael Durham, c/o Majestic Realty Co., 13191 Crossroads Parkway North, 6th Floor, City of Industry, California 91746-3497. The principal office of the Company shall be at 13191 Crossroads Parkway North, 6t1Floor, City of Industry, California 91746-3497. The names and addresses of the Members are set forth on Exhibit “A”attached hereto. 1.03 Nature of Business The express, limited and only purposes for which the Company is to exist are (i) to acquire from Tejon that certain real property consisting of approximately thirty-four and 85/lOOths(34.85) acres of land located within the Tejon Ranch Commerce Center in the County of Kern, State of California, and described more particularly on Exhibit “B” attached hereto (the “Property”), (ii) to develop and construct upon the Property an approximately five hundred I 197590.08/OC 373745-00003/pdolag 4848-9620-3892.16 seventy-nine thousand forty (579,040) square foot industrial building, together with parking and any and all related on-site and off-site improvements appurtenant thereto (collectively, the “Improvements”), (iii) to own, lease, maintain, manage, finance, refinance, hold for long-term investment, market, sell, exchange, transfer and otherwise realize the economic benefit from the Property and the Improvements (collectively, the ‘Project”), and (iv) to conduct such other activities with respect to the Project as are necessary andlor appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above enumerated purposes. In furtherance of the foregoing terms of this Section 1.03, each Member shall make the contribution to the capital of the Company provided for in Section 3.01(a). Such contributions shall be applied (A) to reimburse each Member (and its Affiliates) for any costs paid by such Member (or Affiliate), andlor (B) to pay directly the costs and expenses incurred by the Company that are set forth in the Pre-Development Budget (as defined in Section 2.06). Any third-party reports, studies or other work product paid for, or reimbursed by, the Company shall be the property of the Company (regardless of whether such reports, studies or other work product was prepared prior to the formation of the Company). If the Executive Committee approves the business plan for the first Business Plan Period pursuant to Section 2.07, then Tejon shall contribute the Property to the Company in accordance with the terms of Section 3.01(b). 1.04 Term of Company The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Office of the Delaware Secretaiy of State, and shall continue in perpetuity, unless dissolved sooner pursuant to Section 12.01. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company’sCertificate of Formation. ARTICLE II MANAGEMENT OF THE COMPANY 2.01 Formation of Executive Committee (a) Executive Committee Matters. Any matter requiring the consent or approval of the Members under this Agreement shall be made by the Members acting through an executive committee (the “Executive Committee”) in accordance with the provisions of this Section 2.01 and Section 2.02. The Executive Committee shall also be responsible for establishing the policies and procedures to be followed by the Administrative Member. (b) Composition of the Executive Committee. The Executive Committee shall be composed of four (4) representatives (individually, a “Representative’ and collectively, the “Representatives”). Each Member shall appoint two (2) Representatives to the Executive Committee. Tejon hereby appoints Allen Lyda (“Lyda”) and Joe Rentfro (“Rentfro”) as its initial Representatives. Majestic hereby appoints Brett Tremaine and Thomas Simmons as its initial Representatives. If the initial or replacement Representative of any Member ceases to serve, then such Member 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

shall replace its Representative with a new Representative. Any replacement Representative appointed by a Member pursuant to the preceding sentence shall be subject to the approval of the other Member, which approval shall not be unreasonably withheld, conditioned or delayed. The authorized number of Representatives on the Executive Committee may be increased or decreased only with the prior written approval of both Members. 2.02 Committee Procedures (a) Quorum. A “Quorum” for the Executive Committee shall be the presence of at least one (1) Representative of each Member. In the absence of a Quorum, the Representative(s) of the Executive Committee so present may adjourn the meeting until a Quorum is present. The Executive Committee shall meet at least quarterly on a day designated by the Administrative Member. The Executive Committee shall hold such other regularly scheduled meetings as are determined by the Administrative Member. Meetings shall be held on a Business Day at the principal office of the Company during normal business hours, unless otherwise agreed to by the Executive Committee. Notice of any regularly scheduled meeting of the Executive Conimittee shall be given by the Administrative Member to all of the Representatives no fewer than ten (10) days and no more than thirty (30) days prior to the date of any such meeting. Any Representative may participate telephonically in any regular meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a regularly scheduled meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called or convened. Minutes of the Executive Committee shall not be required to be prepared or maintained. Resolutions of the Executive Committee, when signed by a Quorum present at the applicable meeting, shall be binding and conclusive evidence of the decisions reflected therein and any authorization granted thereby. (b) Decisions of the Executive Committee. Subject to Section 2.02(f), all decisions and actions of the Executive Committee shall require the affirmative vote of (i) a majority of the Representatives present at such meeting, and (ii) at least one (1) Representative appointed by each Member at a meeting at which a Quorum is present. (c) Special Meetings. Special meetings of the Executive Committee may be called by or at the request of any Representative and shall be held on a Business Day at the principal office of the Company. Notice of any such special meeting of the Executive Committee shall be given by the calling Representative specifying the time of the meeting to all of the other Representatives no fewer than two (2) Business Days and no more than ten (10) days prior to the date of such meeting. Any Representative may participate telephonically in any special meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a special meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

because the meeting was not properly called or convened. The business to be transacted at, and the purpose of, any special meeting of the Executive Committee need not be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived by each Representative of the Executive Committee. (d) Telephonic Participation. Representatives of the Executive Committee may participate in any meetings of the Executive Committee telephonically or through other similar communications equipment provided that all of the Representatives participating in such meeting can hear each another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement. (e) Transaction of Business. Provided that notice of a meeting has been given in the manner set forth herein, a Quorum shall be entitled to transact business at any meeting of the Executive Committee. (f) Actions Without Meetings. Any decision or action required or pennitted to be taken at a meeting of the Executive Committee or any other decision or action that may be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by at least one (1) Representative of each Member, which shall have the same effect as an act taken at a properly called and constituted meeting with a Quorum of the Executive Committee at which all of the Representatives of the Executive Committee were present and voting. (g) Proxies. Each Representative may authorize one (1) or more individuals to act for him or her by proxy, but no such proxy shall be voted or acted upon after sixty (60) days from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Representative may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Administrative Member. (h) Limitations on Authority. None of the Members, Representatives or Officers, without the prior written consent of the Executive Committee, may take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for (i) actions expressly authorized by this Agreement, and (ii) actions by any Member (or Representative or Officer) within the scope of such Member’s(or Representative’sor Officer’s)authority granted under this Agreement. (i) Compensation. Except as otherwise approved by the Executive Committee, no Representative shall be entitled to receive any salary, remuneration or reimbursement from the Company for his or her services as a Representative. I 197590.08/OC 373745-00003/pdo/agt 4848-9620-3 892. 16

(j) Involvement of the Representatives. Each Member shall cause each Representative appointed by such Member to devote such time as is reasonably necessary to carry out such individual’sduties and obligations as a Representative of the Executive Committee. (k) Resolving Deadlocks. If the Executive Committee is deadlocked on any Major Decision (as defined in Section 2.04), then the Representatives shall consult with one another in a good faith attempt to resolve such deadlock for a period of sixty (60) days (or such longer period as is unanimously agreed to by the Representatives). The failure of the Representatives to resolve any such impasse for any reason prior to the expiration of such sixty (60)-day period shall constitute an “Impasse Event” under this Agreement (so long as the deadlock that resulted in such impasse remains unresolved). Prior to the expiration of such sixty (60)-day period (or such longer period as is unanimously agreed to by the Representatives), neither Member may elect to commence the buy/sell procedure set forth in Article VIII as result of any Impasse Event. 2.03 Administrative Member The Members hereby initially designate Majestic as the “Administrative Member” of the Company. The Administrative Member shall serve as the Administrative Member, unless and until it resigns as provided in Section 2.16(b), is removed pursuant to Section 2.16(c) or ceases to be a member of the Company. The Administrative Member hereby agrees to use its commercially reasonable efforts to carry out the business and affairs of the Company and to devote such time to the Company as is necessary, in the reasonable discretion of the Administrative Member, for the efficient operation of the business and affairs of the Company. Subject to the terms of this Agreement (including Sections 2.04, 2.11, 2.12, 2.13 and 2.14, which assign certain obligations or decision-making authority to Tejon or the Executive Committee), the Administrative Member shall be responsible for (i) preparing and implementing each Approved Business Plan (including, without limitation, each Development Plan, Development Budget, Operating Budget and Marketing Plan contained therein), (ii) implementing the decisions of the Executive Committee, (iii) reporting to the Executive Committee as to the status of the business and affairs of the Company, (iv) managing, supervising, and conducting the day- to-day business and affairs of the Company, (v) managing the accounting and the contract and lease administration for the Project including, without limitation, enforcing the Company’srights and benefits, and causing the Company to perform its duties and obligations, under each lease for space in the Project, and (vi) performing such other services delegated to the Administrative Member under this Agreement including, without limitation, (A) the development and construction management services delegated to the Administrative Member under Section 2.11, (B) the marketing and leasing management services delegated to the Administrative Member under Section 2.13, (C) the property management services delegated to the Administrative Member under Section 2.14, and (D) the reporting and accounting functions delegated to the Administrative Member under Article XI. The Administrative Member may not assign or delegate its duties or obligations under this Agreement without the prior written consent of the Executive Committee. 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

2.04 Approval of Major Decisions Notwithstanding any other provision contained in this Agreement, neither the Administrative Member nor the other Member may cause the Company to undertake, and the prior approval of the Executive Committee shall be required for, any and all of the following matters (collectively, the “Major Decisions”), unless and to the extent such matters have been specifically approved in the applicable Approved Business Plan: (a) Approved Business Plans. The approval of each business plan for the Company (and any material amendment, modification, revision or update thereof) including each Development Plan, Development Budget, Operating Budget and Marketing Plan contained therein; (b) Construction of Improvements. The development andlor construction of any improvements including, without limitation, any vertical, horizontal, tenant or other improvements; (c) Sale of Project. The sale, exchange, transfer or other disposition of all or any portion of the Project (exclusive of any lease of any portion of the Project); (d) Lease of the Project. The form and execution of any lease for all or any portion of the Project including any applicable tenant improvements or any amendment, modification, extension or termination of any lease for all or any portion of the Project including any applicable tenant improvements; (e) Financing. The procurement of any financing or refinancing (including, without limitation, any acquisition, development, construction, interim and long-term financing or refinancing in connection with the Project or the entering into of any modification, amendment or other agreement of any financing or refinancing); (f) Plans and Specifications. Except as previously approved in the Approved Business Plan, or any change order within the limits of Section 2.04(i), the approval of the plans and specifications for any tenant improvements or the Improvements (and any material amendment or material modification thereof); (g) Selection and Retention of Architect and Engineer. Except for Commerce Construction Co., L.P., a California limited partnership (“Commerce”), in its capacity as architect and structural engineer, the selection andlor retention by the Company of any other architect or structural engineer in connection with the construction of any tenant improvements or the Improvements and the terms of any contract entered into by and between the Company and any such architect or engineer including, without limitation, any contract entered into by the Company with Commerce (and any amendment, modification or termination of any contract entered into by the Company with any architect or engineer); (h) Construction Contract. The selection andior retention by the Company of any general contractor (other than Commerce) and the execution or delivery by the Company of any construction contract and any amendment, modification or termination I 197590.08/DC 373745-00003/pdo/agt -6- 4848-9620-3892.16

of any construction contract, but excluding any amendment or modification to the Construction Contract (as defined in Section 2.10) resulting from any change order previously approved under Section 2.04(i) below; (i) Change Orders. The approval by the Company of any change order relating to the construction of any tenant improvements or the Improvements if (i) such change order would cause a material change in the quality of the Improvements, (ii) the cost of any such change order exceeds Twenty-Five Thousand Dollars ($25,000), or (iii) the aggregate cost of the change order under consideration, together with all prior change orders, exceeds One Hundred Thousand Dollars ($100,000); (j) Selection and Retention of Replacement Property Manager. The selection and/or retention by the Company of any property manager that will replace either the Administrative Member or Tejon as a property manager for the Project and the execution or delivery by the Company of any property management agreement with any such replacement property manager and any amendment, modification, extension or termination of any such property management agreement entered into with any such replacement property manager; (k) Selection and Retention of Attorneys. The selection andlor retention of any attorney by the Company; (1) Expenditures Outside of Budgets. The making of any expenditure by the Company that is not specifically included or contemplated under any Approved Business Plan for the Company, other than as permitted under Section 2.08 andlor Section 2.09; (m) Contracts with Affiliates. Except as provided in Sections 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15, the entry into by the Company of any contract with or otherwise making any payment to any Member or any Affiliate of any Member and with respect to any such contract, the making of any material amendment, modification, extension and/or rescission thereof; the declaration of a default thereunder; the institution, settlement and/or compromise of a claim with respect thereto; the waiver of any rights of the Company against the other party(ies) thereto; or the consent to the assignment of any rights and/or the delegation of any duties by the other party(ies) thereto; (n) Material Agreements. Except as provided in the Approved Business Plan, the execution or delivery by the Company of any agreement obligating the Company to pay an amount of more than One Hundred Thousand Dollars ($100,000) and any amendment, modification, extension or termination of any such agreement, including, without limitation, any agreement providing for the payment of any commission, fee or other compensation payable in connection with the sale of all or any portion of the Project; (o) Rebuild. The election to rebuild all or any portion of the Project following a casualty in any case where the Company has the right to elect whether or not to rebuild under the applicable agreements to which the Company is a party; 1197590.08/OC 373745-00003/pdo/agt —7— 4848-9620-3892.16

(p) Press Release. The making of any press release for any purpose relating to the Company or the Project; (q) Employees. The hiring of any employee by the Company; (r) Taxes and Accounting. The selection or changing of the Company’s depreciation or other tax accounting methods or elections, changing the Fiscal Year or taxable year of the Company, or making any other material decisions with respect to the treatment of various transactions for accounting or tax purposes that may adversely affect the Members; (s) Confess Judgments. The confession of ajudgment against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); the payment, compromise, settlement or other adjustment of any claims against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); or the commencement or settlement of any legal actions or proceedings brought by or against the Company if the amount in dispute with respect to such action or proceeding exceeds Fifty Thousand Dollars ($50,000); (t) Loans. The lending of any funds by the Company to any Member or any Affiliate thereof or to any third party, or the extension by the Company of credit to any Person on behalf of the Company; (u) Guaranty. The execution or delivery of any document or agreement that would cause the Company to become a surety, guarantor, endorser, or accommodation endorser for any Person, except to the extent such guaranty or endorsement is included in the then applicable Approved Business Plan; (v) Bankruptcy. Any of the following: (i) the filing of any voluntary petition in bankruptcy on behalf of the Company; (ii) the consenting to the filing of any involuntary petition in bankruptcy against the Company; (iii) the filing by the Company of any petition seeking, or consenting to, the reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency; (iv) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the Company’sproperty; (v) the making of any assignment by the Company for the benefit of creditors; (vi) the admission in writing of the Company’sinability to pay its debts generally as they become due; or (vii) the taking of any action by the Company in furtherance of any such action; (w) Admission and Withdrawals. Except as permitted pursuant to Article VI, Article VII and Article VIII, the admission or withdrawal of any Member into or from the Company; (x) Merger or Consolidation. The entry into by the Company of any merger, consolidation or other material corporate transaction; (y) Acquisition of Property. The acquisition of any property by the Company (other than the Property) and the terms and conditions for any such acquisition; I 19759008/CC 373745-OO003/pdo/at 4848-9620-3892.16

(z) Purpose. The modification or change in the business purpose of the Company; (aa) Amendments to the Agreement. Any amendment to this Agreement (other than amendment reflecting the admission or withdrawal of a Member in accordance with the provisions of Articles VI, Article VII and Article VIII); (bb) Engaging in Other Businesses. The engagement of the Company in any business or activity outside the scope of the Company’sbusiness set forth in this Agreement; (cc) Dissolution. Except as required by this Agreement, the dissolution or Liquidation of the Company; (dd) Acts in Contravention. Any act in contravention of this Agreement; and (ee) Other Matters. Any other decision or matter described as a Major Decision in this Agreement. Without limiting the generality of the foregoing provisions of this Section 2.04, neither the Administrative Member nor the other Member shall undertake any action, expend any sum, make any decision, give any consent, approval or authorization or incur any obligation with respect to any of the foregoing Major Decisions, unless and until such matter has been approved by the Executive Committee (or such matter has been specifically approved in the then applicable Approved Business Plan). Each Representative of the Executive Committee may withhold its approval of any Major Decision in such Representative’ssole and absolute discretion, except for the Major Decisions described in Sections 2.04(a), (d), (e), (f), (g), (i) and (j) (for which such approval shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Agreement, either Member may, without prior approval of the Executive Committee, take any action reasonably necessary to protect life or property, in the event of an emergency where it is impractical to obtain such prior approval; provided that the Member taking the action shall use its best efforts to advise the Representatives as soon as possible of the nature of the emergency and the emergency actions taken. 2.05 Consents and Approvals Either Member may seek the approval of the Executive Committee with respect to any proposed matter set forth in Section 2.04 by delivering written notice to the Representatives describing such proposed action in sufficient detail so as to enable the Representatives to exercise an informedjudgment with respect thereto. Such notice shall constitute a call for a special meeting of the Executive Committee as provided in Section 2.02(c) and shall specify a time for the meeting and shall be deemed a notice by the requesting Member’sRepresentatives for purposes of Section 2.02(c). The Executive Committee shall then meet and either approve or disapprove the proposed action. The Representative(s) of the other Member shall set forth their reasons if they disapprove such action, or may approve the requested action without a meeting as provided in Section 2.02(f). If the Executive Committee fails to meet or otherwise approve the requested action (as provided herein) on or before the expiration of the Response 1197590.08/OC 373745-00003/pdo/agt -9- 4848-9620-3892.16

Period, then it shall be conclusively presumed to have disapproved such action. The term “Response Period” means (i) if a response time is expressly set forth in this Agreement, then the period of time during which the Member is required to respond, or (ii) if no response time period is expressly set forth in this Agreement, then five (5) Business Days following the effective date of the written notice describing any proposed action requiring the consent or approval of such Member. 2.06 Pre-Development Budget The Members have approved a pre-development budget (the “Pre-Development Budget”) for the Company, which is set forth on Exhibit “C” attached hereto. The Pre Development Budget sets forth the pre-development costs and expenses incurred by the Members from and after September 12, 2018, through the Effective Date and the projected pre development costs and expenses that will be incurred by the Company after the Effective Date. The pre-development costs and expenses include costs and expenses for the due diligence investigation and review of the Property and costs and expenses to obtain the approvals necessary to prepare the Development Plan and Development Budget. The Administrative Member shall not cause the Company to incur any costs or expenses in connection with the pre development of the Project, unless such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves such costs or expenses in its sole and absolute discretion). In addition, no Member shall be reimbursed by the Company for any costs or expenses incurred in connection with the pre-development of the Project, except to the extent such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves such costs or expenses in its sole and absolute discretion). 2.07 Approved Business Plan Within one hundred fifty (150) days following the execution and delivery of this Agreement, Majestic shall prepare and submit to the Executive Committee for its review and approval the annual business plan for the Company’sfirst Business Plan Period. If Majestic does not deliver the annual business plan for the first Business Plan Period to the Executive Committee within such one hundred fifty (150)-day period, then Tejon shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to Majestic in accordance with the terms of Section 12.01(a) (provided such right shall terminate if and when the Executive Committee approves the initial business plan for the Company). If Majestic timely delivers the annual business plan to the Executive Committee for the Company’sfirst Business Plan Period, but the Executive Committee does not approve such business plan for any reason on or prior to the first anniversary of the Effective Date, then each Member shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to the other Member in accordance with the terms of Section 12.01(b) (provided such right shall terminate if and when the Executive Committee approves the initial annual business plan). Within three (3) Business Days following the approval of the initial annual business plan, the Executive Committee and Tejon shall execute and deliverthat certain Contribution Agreement and Joint Escrow Instructions in the form attached hereto as Exhibit ] (the “Contribution Agreement”). 1197590.08/OC 373745-00003/pdo/agt 10 4848-9620-3892.16

On or before the Applicable ABP Date (as defined below), the Administrative Member shall submit a new annual business plan for each ensuing Business Plan Period to the Executive Committee for its review and approval. Each annual business plan shall include, without limitation, (i) a narrative description of the proposed objectives and goals for the Company, which shall include a description of any major transaction to be undertaken by the Company for such Business Plan Period (or other period); (ii) for the first Business Plan Period, a Development Plan and Development Budget as described in Section 2.08 for the Improvements; (iii) for the second Business Plan Period, the status of the construction of the Improvements; (iv) following the Project Stabilization Date (as reasonably determined by the Administrative Member), a revised Operating Budget, as more particularly described in Section 2.09 below; (v) a Marketing Plan as described in Section 2.13 for the Improvements; and (vi) such other items as are reasonably requested by either Member. The term “Applicable ABP Date” means (A) with respect to the Company’ssecond Business Plan Period, thirty (30) days after the start of such second Business Plan Period; (B) with respect to the Company’s third Business Plan Period, the later of(l) thirty (30) days after the start of the Company’s second Business Plan Period, or (2) ninety (90) days prior to the start of such third Business Plan Period; and (C) with respect to all subsequent Business Plan Periods, ninety (90) days prior to the start of each such Business Plan Period. Each new annual business plan shall be subject to the review and approval of the Executive Committee. The annual business plan for the applicable Business Plan Period (or other period) that is approved by the Executive Committee is referred to as the “Approved Business Plan.” The Company shall pay all reasonable third-party out-of-pocket costs incurred by either Member or directly by the Company in preparing each proposed annual business plan, including any costs of doing the investigations and obtaining necessary approvals for construction of the Improvements called for in the Development Plan to the extent set forth in the Pre-Development Budget, whether or not the annual business plan for the first Business Plan Period is ultimately approved by the Executive Committee. 2.08 Development and Construction of Improvements The Approved Business Plan for the Company’sfirst Business Plan Period shall include a plan for the development and construction of the Improvements (the “Development Plan”) and a development budget (the “Development Budget”) setting forth the projected costs and expenses estimated to be incurred by the Company in connection with the development and construction of the Improvements. The Development Plan for the Improvements shall include, without limitation, the architectural design for the Improvements, the plans and specifications for such Improvements, a development schedule for the Improvements, the projected dates for the commencement and completion for the Improvements and any fees that the Members (and/or any Affiliates or representatives thereof) are entitled to receive as consideration for providing services to the Company in connection with the development and construction of the Improvements. The Development Budget shall set forth on an itemized basis all of (i) the estimated hard and soft construction costs to be incurred by the Company in developing and constructing the Improvements pursuant to the Development Plan, and (ii) a projection setting forth the estimated revenues, expenses and net operating income (or loss) for the Project for the period commencing I 197590.08/OC 373745-00003/pdo/agt —11— 4848-9620-3 892. 16

as of the substantial completion of the Project through the Project Stabilization Date. The Administrative Member shall have the right, power and authority without the consent of the other Member (A) to apply up to fifty percent (50%) of the contingency line item and any line item cost savings to other line items, and (B) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed, in the case of a change order, the limit specified in Section 2.04(i), or otherwise such line item by more than the lesser of (1) ten percent (10%) of such line item, or (2) Twenty-Five Thousand Dollars ($25,000), after the application of any contingency line item andlor cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (a) any of the items set forth in any approved Development Budget, as the same may be adjusted in accordance with the foregoing provisions of this Section 2.08, and (b) any items outside of an approved Development Budget provided such item does not exceed Twenty-Five Thousand Dollars ($25,000) alone or all of such expenditures do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate, without the further consent of the other Member. 2.09 Operating Budget Within thirty (30) days after the Project Stabilization Date, the Administrative Member shall prepare an operating budget (“Operating Budget”), which shall include, without limitation, on a detailed itemized basis for the Project and the Company, (i) all anticipated receipts projected for the period of such Operating Budget and all anticipated expenses, by category, for the Company (including, without limitation, all repairs and capital expenditures projected by the Administrative Member to be incurred during such period), (ii) the anticipated Cash Flow reserves projected to be required for such period, and (iii) a projection setting forth the estimated annual revenues, expenses and net operating income (or loss) expected to be inculTedfor the ensuing Business Plan Period, which shall be updated to compare the actual results to the projected results set forth in the prior Operating Budget. The Operating Budget shall also include a detailed description of such other information, contracts, agreements and other matters reasonably necessary to inform the Members of all matters relevant to the operation, management, maintenance, leasing and sale of the Project (or any portion thereof) or as may be reasonably requested by any Member. The Administrative Member shall have the right, power and authority without the consent of the other Member (A) to apply up to fifty percent (50%) of the contingency line item and any line item cost savings to other line items, and (B) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed such line item by more than ten percent (10%), after the application of any contingency line item or cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (1) any of the items set forth in any approved Operating Budget, as the same may be adjusted in accordance with the foregoing provisions of this Section 2.09, and (2) any items outside of an approved Operating Budget provided such item does not exceed Fifty Thousand Dollars ($50,000) alone or in the aggregate, without the further consent of the other Member. 2.10 Construction Contract The Company shall hire Commerce, which is an Affiliate of Majestic, to act as the design builder for the construction of the Improvements (the “Design-Builder”) pursuant to a 1197590.08/DC 373745-00003/pdo/agt 12 4848-9620-3 892 . 16

guaranteed maximum price construction contract to be entered into by and between the Company and the Design-Builder substantially in the form attached hereto as Exhibit “E”(the “Construction Contract”). All major subcontractors hired for the construction of the Improvements shall be subject to the approval of the Executive Committee, which approval shall not be unreasonably withheld, delayed or conditioned. Majestic shall provide Tejon with a copy of each bid received from each subcontractor on the date Majestic provides Tejon the final construction pricing. Pursuant to the terms of the Construction Contract, the Company shall pay to the Design- Builder a fee equal to (A) three percent (3%) of the total Applicable Construction Costs for rendering the architectural and structural engineering services described in the Construction Contract, and (B) five percent (5%) of the total Applicable Construction Costs as compensation for rendering the design builder and other services described in the Construction Contract. The term “Applicable Construction Costs” means the actual “hard” and “soft”costs actually incurred by the Design-Builder in connection with the construction of the Improvements, subject to the guaranteed maximum price. 2.11 Development and Construction Management Services The Administrative Member shall be responsible for (i) interviewing and recommending the environmental consultants, architects, soil engineers, civil engineers and other consultants, specialists and experts (collectively, the “Consultants”) to be hired by the Company at the Company’scost in connection with the development and construction of the Improvements, (ii) reviewing and evaluating proposed contracts between the Company and each Consultant, and (iii) negotiating such proposed contracts (it being understood that all contracts shall be required to be approved by the Executive Committee and executed by the Company). Notwithstanding the foregoing, the Company shall use its reasonable efforts to hire from among those Consultants identified on Exhibit “F” attached hereto to provide the services that such Consultants have historically provided for the Property (with the fmal decision on which Consultants to hire being reasonably determined by the Executive Committee). The Administrative Member shall also be responsible for coordinating and supervising the services to be provided by each such Consultant. Without limiting the generality of the foregoing, the Administrative Member shall work closely with the architects hired by the Company to prepare and process the plans and specifications for the Improvements. In addition to the above services, the Administrative Member shall also supervise the development and construction of the Improvements. Tejon shall assist in the general construction oversight activities and will coordinate with Commerce to address any construction related issues and matters. In addition, Tejon will take the lead role in meeting with Kern County and other municipalities and local authorities/agencies to obtain any necessary permits, entitlements, consents and other approvals necessary to construct the Improvements on the Property. As consideration for providing the development services described in this Section 2.11, the Company shall pay to the Members a development fee (“Development Fee”) equal to four percent (4%) of the “hard costs” actually incurred in connection with the development and construction of the Improvements. The Development Fee shall be paid and earned on the first day of each calendar month based upon the “hard costs” incurred by the Company in the 1197590.08/OC 373745-00003/pdo/agt —13— 4848-9620-3892.16

preceding calendar month. The Administrative Member shall be entitled to receive seventy-five percent (75%) of the Development Fee and Tejon shall be entitled to receive twenty-five percent (25%) of the Development Fee. As consideration for providing the construction management services described in this Section 2.11, the Company shall pay to Tejon a construction management fee equal to one percent (1%) of the Applicable Construction Costs incurred in connection with the development and construction of such Improvements. 2.12 Master Developer Work Tejon shall be obligated to perform in accordance with the Development Plan the work described on Exhibit “G” attached hereto (the “Master Developer Work”), at Tejon’ssole cost and expense, in connection with the contribution of the Property to the Company, to the extent reasonably necessary for the development of the Improvements. Prior to commencing the Master Developer Work, (i) the Executive Committee shall reasonably agree upon the location of all utility connections and the ingress and/or egress improvements to be constructed as part of the Master Developer Work, and (ii) Tejon shall provide Majestic with a copy of the plans and specifications for any ingress and/or egress improvements to be constructed as part of the Master Developer Work for the review and input of Majestic; provided, however, the Executive Committee shall have the right to approve such plans and specifications (which approval shall not be unreasonably withheld, delayed or conditioned). Subject to any delays permitted by Section 13.23, Tejon shall be obligated (A) to perform the Master Developer Work in a coordinated manner consistent with the schedule in the Development Plan such that the Project can be completed in accordance with the Development Plan by the Project’sscheduled completion date, and (B) in compliance with all required permits from the local government authority. Tejon shall provide Majestic with monthly updates of the Master Developer Work, which has been performed or is contemplated to be performed in the future. 2.13 Marketing and Leasing Management The Administrative Member shall be responsible for preparing a marketing plan for the Project and negotiating leases for the Project with the assistance of, and in coordination with, the other Member. The marketing plan shall be submitted by the Administrative Member to the Executive Committee for its review and approval not later than thirty (30) days following the Initial Contribution Date (as defined in Section 3.01(b)), which approval shall not be unreasonably withheld, delayed or conditioned. Each marketing plan that is approved by the Executive Committee is hereinafter referred to as the “Marketing Plan.” The Marketing Plan shall describe in reasonable detail (i) the types of proposed users and buyers for the Project, (ii) the marketing, leasing and sales objectives and a timeline for accomplishing such objectives, and (iii) such other information regarding the marketing of the Project as is reasonably requested by the Executive Committee. The Administrative Member shall be responsible for implementing each Marketing Plan on behalf of the Company (provided the Company shall pay all third-party out-of-pocket costs and expenses inculTedin connection with the implementation of each such Marketing Plan). The Marketing Plan shall be updated by the Administrative Member on a quarterly basis and submitted to the Executive Committee for its review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if the Project is fully leased, then the Administrative Member shall not be required to update the Marketing Plan prior to the date that is one (1) year prior to I197590.0810C 373745-00003/pdo/agt —14— 4848-9620-389216

the expiration of the earliest of such leases to expire (unless otherwise requested to do so by the other Member).

2.14 Property Management

The Administrative Member and the other Member shall jointly act as the property manager for the Project. In its capacity as a property manager for the Project, the Administrative Member shall be responsible for managing the accounting and the contract and lease administration for the Project including, without limitation, enforcing the Company's rights and benefits, and causing the Company to perform its duties and obligations, under each lease entered into with respect to the Project. In its capacity as a property manager for the Project, Tejon shall be responsible for the repair and maintenance of the Project and customer service. Tejon may not assign or delegate its duties or obligations under this Section 2.14 without the prior written consent of the Executive Committee. As compensation for rendering the services described in this Section 2.14, (i) each Member shall be reimbursed for the reasonable third-party out-of-pocket costs incurred by such Member in rendering such services, and (ii) the Company shall pay to each Member a fee (the "**Property Management Fee**") equal to one and 5/10ths percent (1.5%) of the gross receipts received by the Company from the operation of the Project. The Property Management Fee shall be earned as the management services are rendered and paid on the first day of each calendar month based upon the gross receipts received by the Company in the preceding calendar month. If the Administrative Member ceases to provide the property management services it is required to render under this Section 2.14 and Tejon thereafter provides such services, then the Property Management Fee that is otherwise payable to Majestic for the rendering of such services shall thereafter be paid to Tejon. If Tejon ceases to provide the property management services it is required to render under this Section 2.14 and Majestic thereafter provides such services, then the Property Management Fee that is otherwise payable to Tejon for the rendering of such services shall thereafter be paid to Majestic.

2.15 Authority with Respect to the Affiliate Agreements

Notwithstanding any other provision of this Agreement including, without limitation, Sections 2.01, 2.02, 2.03 and 2.04, Tejon or Majestic, as the case may be, shall have the sole right, power and authority, in its sole and absolute discretion and without the consent or approval of the other Member (the "**Affiliated Member**"), (i) to cause the Company to enforce its rights under any contract or other agreement entered into by the Company with the Affiliated Member and/or any Affiliate thereof (collectively, the "**Affiliate Agreements**") following any breach by the Affiliated Member and/or any Affiliate thereof under any such Affiliate Agreement, (ii) to make all decisions on behalf of the Company with respect to any amendment, modification, rescission, extension, and/or termination under any Affiliate Agreement, (iii) to determine the existence of any default under any Affiliate Agreement and to cause the Company to declare any such default following any breach by the Affiliated Member and/or any Affiliate thereof under such Affiliate Agreement, (iv) to cause the Company to institute, settle and/or compromise any claim under any Affiliate Agreement against the Affiliated Member and/or any Affiliate thereof, (v) to cause the Company to waive any rights of the Company against the Affiliated Member and/or any Affiliate thereof under any Affiliate Agreement, and (vi) to cause the Company to consent to the assignment of any rights and/or the delegation of any duties by the Affiliated Member and/or any Affiliate thereof under any Affiliate Agreement. Majestic or Tejon, as the

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-15-

case may be, shall cooperate in good faith with the other Member in the exercise by the other Member of the foregoing rights and actions under the Affiliate Agreements. For the avoidance of any doubt, the Members acknowledge that the Construction Contract to be entered into by the Company and Commerce constitutes an Affiliate Agreement under this Agreement (as a result of Commerce being an Affiliate of Majestic). 2.16 Election, Resignation, Removal of the Administrative Member (a) Number, Term and Qualifications. The Company shall have one (1) Administrative Member. Unless it resigns (pursuant to the terms of this Agreement), is removed or ceases to be a member of the Company, the Administrative Member shall hold office until a successor shall have been elected and qualified. Unless the Administrative Member resigns or is removed pursuant to Section 2.16(c), a new Administrative Member may not be appointed without the approval of the Executive Committee. (b) Resignation. The Administrative Member may resign upon no less than one hundred twenty (120) days prior written notice to the other Member. Except as set forth below in Section 2.16(d), any resignation of the Administrative Member in accordance with the terms of this Section 2.16(b) shall not affect the Administrative Member’srights as a member of the Company, and shall not constitute a withdrawal of the Administrative Member as a member of the Company. (c) Removal. The Administrative Member (or any successor administrative member) may be removed following the occurrence of a Just Cause Event, by written notice (“Removal Notice”) from the other Member to the Administrative Member within forty-five (45) days following the date such Member first becomes aware of such Just Cause Event. The Removal Notice shall specify in reasonable detail the Just Cause Event giving rise to the removal. For purposes of this Section 2.16(c), “Just Cause Event” shall mean: (i) Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by the Administrative Member if (i) the Administrative Member has received written notice from the other Member of the breach describing such breach in reasonable detail, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured (1) the Administrative Member has failed to commence the cure or remedy of the breach within fifteen (15) days following the effective date of the notice, or (2) failed to complete the cure or remedy within a reasonable period of time (not to exceed sixty (60) days following the effective date of such notice, unless the cure or remedy cannot be reasonably completed within such sixty (60)-day period and the Administrative Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period); (ii) Fraud, Willful Misconduct, Gross Negligence, Etc. The fraud, willful misconduct, gross negligence or conviction of a crime involving moral I 197590.08/OC 373745-00003/pdo/agt 16 4848-9620-3892 . 16

turpitude by the Administrative Member (other than any misappropriation of funds described in clause (iii) below); or (iii) Misapnroyriation of Funds. Any misappropriation of funds by the Administrative Member provided that if such misappropriation of funds is comniitted by an employee of the Administrative Member, then such event shall not constitute a Just Cause Event if, within ten (10) Business Days after being notified in writing of such event, the Administrative Member makes full restitution to the Company of all damages caused by such event and terminates the employment of such employee. (d) Rights Following Resignation or Removal. Upon the resignation of an Administrative Member or the removal of a member as the Administrative Member in accordance with Section 2.16(c), (i) the resigned or removed Member shall be relieved of its duties as Administrative Member under this Agreement including, without limitation, the duty to provide the development management, marketing and property management services described in Sections 2.11, 2.13 and 2.14, (ii) the other Member shall have the right, power and authority to designate each replacement Administrative Member (which may be the other Member (including a member, which previously served as the Administrative Member), any Affiliate of the other Member andlor any other Person) to replace the Member that has resigned or been removed as the Administrative Member (or any replacement Administrative Member) and such replacement Administrative Member shall have all of the rights, duties and obligations of the Administrative Member under this Agreement (including, without limitation, the right to receive any fees or other amounts payable to the Administrative Member under this Agreement following such resignation or removal for services that are thereafter provided by the replacement Administrative Member), and (iii) the other Member may terminate any or all of the Affiliate Agreements entered into with the Administrative Member or any Affiliate thereof andlor hire at the expense of the Company a new development manager, marketing director and/or property manager including, without limitation, any Affiliate of such other Member which is qualified to render the services previously provided by the resigned or removed Member. (e) No Adjustment to Percentage Interests. Except as provided in Section 2.16(d), if a Member resigns or is removed as the Administrative Member, then the Percentage Interests of the Members shall not be adjusted and the removed Administrative Member shall retain all of its rights, duties and obligations of a member under this Agreement (other than any rights, duties and/or obligations as the Administrative Member). 2.17 Officers (a) Appointment of Officers. The Executive Committee may appoint, and delegate authority to, officers (lOfficers) of the Company at any time. The Officers of the Company may include, without limitation, a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Senior Vice President, Vice President, Assistant Vice President, Secretary and Assistant Secretary. Any individual may hold I 197590.08/DC 373745-00003/pdo/agt —17— 4848-9620-3892.16

any number of offices. Unless the Executive Committee otherwise determines in its sole and absolute discretion, (i) if the title assigned to any Officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such person of the rights, powers, duties, obligations and authority that are normally associated with that office, and (ii) no Officer shall receive any salary or other compensation for acting as an Officer of the Company. Any delegation pursuant to this Section 2.17(a) may be revoked at any time by the Executive Committee. The Officers shall serve at the pleasure of the Executive Committee. (b) Removal of Officers. Any Officer may be terminated, either with or without cause, by the Executive Committee at any time. Any Officer may resign at any time by giving written notice to the Executive Committee. Any resignation shall take effect as of the effective date of any such notice or at any later time specified in such notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or any other cause shall be filled, if at all, in the manner prescribed in this Agreement for regular appointments to that office. 2.18 Treatment of Payments For financial and income tax reporting purposes, any and all fees paid by the Company to any Member andlor any Affiliate thereof shall be treated as expenses of the Company and, if paid to any Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent all or any portion of any fee is not paid in full prior to the Liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such Liquidation. The Members acknowledge and agree that any fee paid to any Member (andlor any Affiliate thereof) in accordance with the terms of this Agreement shall constitute the sole and exclusive property of such recipient Member (andlor such Affiliate), and the other Member shall not have any rights thereto or interests therein. 2.19 Reimbursement and Fees On the Initial Contribution Date, each of Tejon and Majestic shall be reimbursed for the pre-development third-party out-of-pocket costs and expenses incurred by such Member (and any Affiliate thereof) to the extent such costs and expenses are set forth in the Pre-Development Budget (or such reimbursement is otherwise approved by the Executive Committee in its sole and absolute discretion). In furtherance of the foregoing, each Member hereby represents and warrants that such Member andlor one (1) or more of its Affiliates has actually incurred the costs and expenses to be reimbursed to such Member pursuant to this Section 2.19. Except as expressly provided in this Agreement, the Construction Contract, the Pre-Development Budget or otherwise agreed to in writing by the Executive Committee, including, without limitation, pursuant to the terms of any Approved Business Plan, none of the Members (or their respective Affiliates andlor other representatives) shall be paid any compensation for rendering services to the Company or otherwise be reimbursed for any costs and expenses incurred by such Member (andlor any Affiliate or representative thereof) on behalf of the Company. Without limiting the generality of the foregoing, neither Member nor any Affiliate thereof shall be reimbursed for any 1197590.08/OC 373745-00003/pdo/agt 18 4848-9620-3892.16

general and administrative costs and expenses incurred by such party, and any costs incurred by Tejon in creating the legal parcel or parcels comprising the Property shall not be subject to reimbursement. Any request for reimbursement by any Member pursuant to this Section 2.19 shall be accompanied by supporting documentation and shall be made within forty-five (45) days after the date such expenses are incurred by such Member. Any such reimbursements shall not reduce such Member’sCapital Account or Unretumed Contribution Account. 2.20 Insurance The Administrative Member shall cause the Company to purchase and maintain (at the expense of the Company) a commercial general liability insurance policy, a builder’s risk insurance policy and a property insurance policy in such amounts as are reasonably determined by the Executive Committee and such other insurance as may be requested from time to time by the Executive Committee. The cost of any insurance policies maintained by the Company pursuant to this Section 2.20 shall be an expense of the Company and shall be included in the Development Budget or the Operating Budget. ARTICLE III MEMBERS’CONTRIBUTIONS TO COMPANY 3.01 Initial Contributions of the Members The initial capital contributions of the Members shall be made as follows: (a) Upon Execution. Concurrently with the execution and delivery of this Agreement, each of Tejon and Majestic shall make an initial cash contribution of One Hundred Thousand Dollars ($100,000) to the capital of the Company. Each Member’s Capital Account and Unreturned Contribution Account shall be credited by such amount on the date such contribution is made. (b) Upon Initial Contribution Date. Upon the date that Tejon is required to contribute the Property to the Company pursuant to the Contribution Agreement (the “Initial Contribution Date”), Tejon shall assign, transfer and contribute to the capital of the Company, Tejon’sentire fee interest in and to the Property (subject to all liens, encumbrances and other permitted exceptions to title approved under the Contribution Agreement) at an agreed upon value (net of all such approved liens, encumbrances and permitted exceptions) of Four Dollars ($4.00) per square foot of the net usable land area, reduced by the lien for property taxes not yet payable and adjusted for any other prorations in the manner described below and any other items agreed to by Tejon and Majestic under the Contribution Agreement (the “Agreed Value”). The Agreed Value shall be reduced by the amount of any net prorations and credits charged to Tejon under the Contribution Agreement and increased by the amount of any net prorations and credits charged to the Company under the Contribution Agreement. The Agreed Value of the Property prior to any adjustment for real property taxes not yet payable, prorations and credits will equal approximately Five Million Eight Hundred Fifty-Four Thousand Four Hundred Sixty-Four Dollars ($5,854,464) (i.e., (Total Acreage of 33.60 acres x 43,560) x $4.00 = $5,854,464). Tejon’sCapital Account and Unreturned Contribution 1197590.08/OC 373745-00003/pdo/agt —19— 4848-9620-3892.16

Account shall each be credited by an amount equal to the Agreed Value on the date the Property is contributed to the Company. The foregoing assignment, transfer and contribution shall be made in accordance with the terms and conditions set forth in the Contribution Agreement.

(c) Contribution of Reports. Concurrently with the execution and delivery of this Agreement, each of Tejon and Majestic hereby assigns its entire right, title and interest in and to all of the reports, studies or other work product obtained by such Member after September 12, 2018. Each Member shall be reimbursed for the third-party out-of-pocket costs and expenses incurred by such Member in obtaining such reports, studies and other work product in accordance with Sections 1.03 and 2.19. As such, neither Member's Capital Account or Unreturned Contribution Account shall be credited as a result of any contribution that is made by such Member pursuant to this Section 3.01(c).

3.02 Additional Capital Contributions

If the Company has insufficient funds to meet its current or projected financial requirements (a "**Shortfall**"), then the Administrative Member shall give written notice (the "**Capital Call Notice**") of such Shortfall to the other Member. The Contribution Notice shall summarize, with reasonable particularity, the Company's actual and projected cash obligations, cash on hand, projected sources and amounts of future Cash Flow and a contribution date ("**Additional Contribution Date**") (which shall not be less than ten (10) Business Days following the effective date of such notice) upon which each Member shall be obligated to contribute to the capital of the Company, in cash, such Member's Percentage Interest of the funds necessary to satisfy such Shortfall. If the Company has a Shortfall and the Administrative Member fails to deliver a Capital Call Notice so that the Company may timely satisfy any such Shortfall, then the other Member may deliver the Capital Call Notice pursuant to this Section 3.02. Any and all amounts contributed to the capital of the Company by any Member pursuant to this Section 3.02 shall be credited to such Member's Capital Account and Unreturned Contribution Account on the date any such contribution is made.

(a) Contributions Prior to the Satisfaction of the Equalization Condition. Prior to the satisfaction of the Equalization Condition, Majestic shall be obligated to contribute one hundred percent (100%) of any amount required to enable the Company to satisfy each Shortfall. The term "**Equalization Condition**" means the first date that the balance standing in Majestic's Unreturned Contribution Account equals the balance standing in Tejon's Unreturned Contribution Account. If Majestic fails to contribute timely all or any portion of the additional capital Majestic is required to contribute pursuant to this Section 3.02(a), then Tejon may, in its sole and absolute discretion, elect to pursue (i) any and all rights and/or remedies available at law, in equity or otherwise against Majestic, and (ii) all of the rights and remedies set forth in Sections 3.03(a), 3.03(b) and 3.03(c) below.

(b) Contributions On and After the Satisfaction of the Equalization Condition. On and after the satisfaction of the Equalization Condition, each Member shall be obligated to contribute its Percentage Interest of any amount required to be

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-20-

contributed to the Company to satisfy any Shortfall. If any Member breaches its obligation to make any contribution pursuant to this Section 3.02(b), then the other Member may pursue only the rights and remedies set forth in Sections 3.03(a), 3.03(b) and 3.03(c) below (which shall be in lieu of any other rights and/or remedies available at law, in equity or otherwise to the Company or such other Member). 3.03 Remedy for Failure to Contribute Capital If any Member (the “Non-Contributing Member”) fails to contribute timely all or any portion of the additional capital such Member is required to contribute pursuant to Section 3.02 (the “Delinquent Contribution”), and provided that the other Member (the “Contributing Member”) has timely contributed to the capital of the Company all of the additional capital required to be contributed by such Contributing Member pursuant to Section 3.02 (with respect to that particular notice and capital call), then such Contributing Member shall have the right to select one (1) or more of the following options set forth in Sections 3.03(a), 3.03(b) and 3.03(c), in accordance with the terms set forth below in this Section 3.03: (a) Loan Remedy. The Contributing Member may advance to the Company, in cash, within thirty (30) days following the Additional Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a nonrecourse loan (“Default Loan”) by the Contributing Member to the Non-Contributing Member, bearing interest at a rate equal to the lesser of (i) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (ii) the maximum, nonusurious rate then permitted by law for such loans. Subject to Sections 7.09 and 8.08, each Default Loan shall be due and payable in full one hundred twenty (120) days from the date advanced (or, if earlier, upon the dissolution of the Company). As of the effective date of the advance of any Default Loan, the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be credited with an amount equal to the original principal balance of the Default Loan made by the Contributing Member to the Non-Contributing Member. Notwithstanding the provisions of Articles V and XII, until any and all Default Loans made to the Non- Contributing Member are repaid in full, the Non-Contributing Member shall receive no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member’sInterest shall be distributed to the Contributing Member as a reduction of the outstanding balance of (together with all accrued, unpaid interest thereon) any and all such Default Loans, with such funds being applied first to reduce any and all interest accrued on such Default Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non- Contributing Member pursuant to Section 5.01 and applied by the Non-Contributing Member to repay such outstanding Default Loan(s). To secure the repayment of any and all Default Loans made to the Non Contributing Member, such Non-Contributing Member hereby grants a security interest 1197590.0810C 373745-00003/pdo/agt —21— 4848-9620-3892.16

in favor of the Contributing Member in and to the Non-Contributing Member's entire Interest in the Company, and hereby irrevocably appoints the Contributing Member, and each of the Contributing Member's representatives, agents, officers or employees, as the Non-Contributing Member's attorney(s)-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Default Loan(s), including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, pledge agreements and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of such Contributing Member.

The Contributing Member is also authorized to cause the Company to issue certificates (collectively, the "**Certificates**") evidencing the Members' respective Interests in the Company (in such form as is determined in the sole and absolute discretion of the Contributing Member) and is further authorized to take possession and control of any such Certificate of the Non-Contributing Member if it has made a Default Loan to the Non-Contributing Member. Following the issuance of the Certificates, each Interest in the Company shall constitute a "certificated security" within the meaning of, and be governed by, (A) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware, and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code, as in effect in the State of Delaware (6 Del C. § 8-101, et seq.), such provision of Article 8 of the Uniform Commercial Code shall control.

If, upon the maturity of a Default Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member may elect any one (1) of the following options: (1) to renew such Default Loan (or portion thereof) pursuant to the terms and provisions of this Section 3.03(a) for such additional term as is determined in the sole and absolute discretion of the Contributing Member; (2) to institute legal (or other) proceedings against the Non-Contributing Member to collect such loan which may include, without limitation, foreclosing against the security interest granted above; (3) to contribute all or any portion of such outstanding principal of, and accrued interest on, such Default Loan (or portion thereof) to the capital of the Company and dilute the Percentage Interest of the Non-Contributing Member pursuant to the provisions of Section 3.03(b); or (4) to implement the default provisions set forth in Article VII in accordance with the provisions of Section 3.03(c).

The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member within thirty (30) days following such maturity date. Failure of the Contributing Member to timely give such written notice to the Non-Contributing Member shall be deemed to constitute an election to renew such Default Loan for an

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-22-

additional term of one hundred twenty (120) days on the terms set forth herein. If the Contributing Member elects to foreclose upon the security interest in the Non- Contributing Member’sInterest in the Company granted above, then the Contributing Member is authorized to cancel the Certificate evidencing the Non-Contributing Member’sInterest in the Company and issue a new Certificate to the Contributing Member that has foreclosed upon such Interest. (b) Dilution Remedy. The Contributing Member may contribute to the capital of the Company, in cash, within thirty (30) days following the Additional Contribution Date an amount equal to the Delinquent Contribution, and such Contributing Member’sCapital Account and Unreturned Contribution Account shall each be credited with the amount contributed by such Contributing Member. Further, upon the maturity of a Default Loan that is not fully repaid on or before the maturity date thereof, the Contributing Member may contribute to the capital of the Company, in accordance with the provisions of Section 3.03(a) above, all or any portion of the outstanding principal of and/or accrued interest on such Default Loan previously advanced by such Contributing Member that is not repaid prior to the maturity date thereof, and (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied; (ii) the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be decreased, but not below zero (0), by the amount of such outstanding principal and/or interest so contributed; and (iii) the Capital Account and the Unreturned Contribution Account of the Contributing Member shall be increased by the amount of such outstanding principal and/or interest so contributed. Upon the contribution of the Delinquent Contribution and/or the outstanding balance of a Default Loan by the Contributing Member pursuant to the foregoing provisions of this Section 3.03(b), (A) the Percentage Interest of the Non-Contributing Member shall be decreased by the Dilution Percentage, and (B) the Percentage Interest of the Contributing Member shall be increased by a like amount of percentage points. The “Dilution Percentage’ shall equal the amount expressed in percentage points calculated based upon the following formula: Delinquent Contribution Dilution Percentage = 150 X Total amount of the Non-Contributing Member’s capital contributions to the Company (including any Delinquent Contribution contributed by the Contributing Member), not reduced by any distributions under Section 5.01 I 197590.08/OC 373745-OOOO3/pdo/at -23- 4848-9620-3892.16

The application of the provisions of this Section 3.03(b) are illustrated by the following example: Assume that (1) the aggregate amount of the prior capital contributions made by the Non-Contributing Member is Two Million Three Hundred Thousand Dollars ($2,300,000), (2) a contribution of Four Hundred Thousand Dollars ($400,000) is required to be contributed by the Members to the capital of the Company pursuant to Section 3.02(b), (3) the Non-Contributing Member has a Percentage Interest of fifty percent (50%) and fails to contribute its share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% x $400,000), and (4) the Contributing Member has a Percentage Interest of fifty percent (50%) and contributes its entire share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% x $400,000) and the Delinquent Contribution of Two Hundred Thousand Dollars ($200,000) to the capital of the Company on behalf of the Non-Contributing Member pursuant to this Section 3.03(b). By operation of this Section 3.03(b), the Dilution Percentage would be equal to twelve (12) percentage points as calculated in accordance with the following formula: $200 000 12 = 150x $2,500,000 Accordingly, the Percentage Interest of the Non-Contributing Member would be reduced by twelve (12) percentage points from fifty percent (50%) to thirty-eight percent (38%) and the Percentage Interest of the Contributing Member would be increased by a like amount of percentage points from fifty percent (50%) to sixty-two percent (62%). (c) Implementation of Default Provisions. The Contributing Member may elect to implement the default provisions contained in Article VII by delivery of written notice of such election to the Non-Contributing Member within ninety (90) days following the Additional Contribution Date or the maturity date for any Default Loan that is not repaid prior to the maturity thereof. (d) Election of Remedy. The Contributing Member shall determine which of the options set forth in Sections 3.03(a), 3.03(b) andlor 3.03(c) are to be exercised by the Contributing Member with respect to each Delinquent Contribution. If the Contributing Member advances any amount to the Company pursuant to this Section 3.03 but fails to specif’ which of the foregoing options the Contributing Member has elected within thirty (30) days after the effective date that the Contributing Member makes such advance, then such Contributing Member shall be deemed to have elected the option set forth in Section 3.03(a) above with respect to such advance. (e) Minimum Percentage Interest. Any and all adjustments to the Members respective Percentage Interests pursuant to Section 3.03(b) shall be rounded to the nearest 1/100th of one percentage point (0.01%) and the Contributing Member shall not succeed to all or any portion of the Capital Account and/or Unreturned Contribution Account of the Non-Contributing Member as the result of any such adjustment. In addition, notwithstanding any provision contained in this Article III, the Non Contributing Member’sPercentage Interest shall in no event be reduced below 1/100th of one percent (0.01%) by operation of Section 3.03(b). I 19759008/DC 373745-00003/pdo/agt 24 4848-9620-3892.16

3.04 Financing

The Administrative Member shall use its commercially reasonable efforts to cause the Company to procure a construction loan (the "**Construction Loan**") to finance the development and construction of the Improvements from one (1) or more independent third-party institutional lenders selected by the Administrative Member (individually, the "**Lender**" and collectively, the "**Lenders**") upon prevailing market terms and conditions. The Administrative Member shall also use its commercially reasonable efforts to obtain a permanent loan (the "**Permanent Loan**") from one (1) or more Lenders to refinance the Construction Loan upon prevailing market terms and conditions (and any other financing thereafter required to refinance the Permanent Loan), which shall be nonrecourse to the Members (subject to any Nonrecourse Documents described in Section 3.05 required to be provided to the Lender providing any such Permanent Loan). The Construction Loan and the Permanent Loan shall be secured by a deed of trust encumbering the Project. Any such financing and/or refinancing obtained by the Administrative Member on behalf of the Company (collectively, the "**Loans**") shall require the consent of the Executive Committee pursuant to Section 2.04(e).

3.05 Agreement to Provide Guarantees and Indemnification

Each Member and/or one (1) or more of their respective Affiliates or representatives, including, without limitation, the ultimate parent of each Member if required by the applicable Lender (collectively, the "**Guarantors**" and individually, a "**Guarantor**") shall execute and deliver to any Lender providing a Construction Loan to the Company (i) any and all repayment or completion guaranties or similar documents required by such Lender (collectively, the "**Recourse Documents**"), and (ii) any and all other environmental indemnities and "bad-boy" carve-out guaranties required by such Lender (collectively, the "**Nonrecourse Documents**") provided such Recourse Documents and Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion. In addition, the Guarantors shall execute any Nonrecourse Document required by any Lender providing a Permanent Loan to the Company provided such Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion.

The Administrative Member shall use its commercially reasonable efforts to obtain each Lender's agreement that the obligation of each Guarantor under each Recourse Document and Nonrecourse Document shall be several (i.e., not joint and several) as between the Members (and their respective Affiliates) and proportionate to the Percentage Interest of each Member that is an Affiliate of such Guarantor determined as of the date any liability is incurred under any such Recourse Document or Nonrecourse Document. The Members acknowledge and agree that each Recourse Document and Nonrecourse Document executed by any Guarantor shall be executed only as an accommodation to the Company and/or the Members. The Company shall indemnify, defend, protect and hold each such Guarantor wholly harmless from and against any and all claims, liabilities, losses, costs, expenses, damages and/or expenses including, without limitation, any attorneys' and expert witness fees and costs (collectively, "**Losses**") incurred by any such Guarantor as a result of such Recourse Document and Nonrecourse Document (or as a result of the rights of contribution described below) in accordance with the terms of Section 10.02(b). Either Member may deliver a Capital Call Notice in accordance with the provisions of Section 3.02 to require the Members to make additional contributions to the capital

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-25-

of the Company to enable the Company to satisfy the indemnity for any Losses described in this Section 3.05. If the Company fails to fully satisfy any indemnification andlor defense obligation owing to any Member or any Guarantor affiliated with such Member pursuant to the provisions of this Section 3.05, then such Guarantor (“Contributing Party”) shall have a right of contribution against the other Member (the “Non-Contributing Party”) to the extent the liability incurred by the Contributing Party under any Recourse Document or Nomecourse Document (for which it is entitled to be indemnified by the Company pursuant Section 10.02(b)) exceeds such Contributing Party’sPro Rata Share of the total liability incurredby all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b)). The term “Pro Rata Share” means (A) with respect to Tejon and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b)below), and (B) with respect to Majestic and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b) below). At any time that any Contributing Party has a right of contribution against the Non- Contributing Party under this Section 3.05, the Non-Contributing Party shall be obligated to satisfy such contribution obligation by paying the required amount, in cash, within ten (10) days following written notice thereof from the Contributing Party. If any such payment is not timely and validly made within such ten (10)-day period, then from and after the date such amount was required to be paid, such amount shall bear interest at the lesser of (1) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (2) the maximum non-usurious rate allowed by law. The Contributing Party shall also be entitled to collect from the Non-Contributing Party any and all costs and expenses of enforcing such contribution obligation including, without limitation, reasonable attorneys’and expert witness fees and costs. The Members acknowledge and agree that each of the Guarantors (that are not Members) are express third-party beneficiaries of the foregoing provisions of this Section 3.05, and, as such, all of the Guarantors have the right, power and authority to enforce the provisions of this Section 3.05. 3.06 Capital Contributions in General Except as otherwise expressly provided in this Agreement or as otherwise agreed to in writing by all of the Members (i) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (ii) no Member shall be entitled to receive interest or a return on such Member’scontributions to the capital of the Company, except for the Cap Balance Return to be distributed under Section 5.01(a), (iii) no Member shall have the right to demand or receive property other than cash in return for such Member’s contribution to the 1197590.08/OC 373745-00003/pdo/agt 26 4848-9620-3892.16

Company, and (iv) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Article III.

ARTICLE IV
ALLOCATION OF PROFITS AND LOSSES

4.01 Net Losses

After giving effect to the special allocations in Sections 4.03 and 4.04, Net Losses for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Losses for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is less than or equal to such Member's Target Capital Account for such Fiscal Year.

4.02 Net Profits

After giving effect to the special allocations in Sections 4.03 and 4.04, Net Profits for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Profits for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to such Member's Target Capital Account for such Fiscal Year.

4.03 Special Allocations

Notwithstanding any other provisions of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member's Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective "interests" in the Company as determined in accordance with Treasury Regulation Section 1.704-1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision in this Article IV, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Section 1.704-2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of minimum gain attributable to any "partner nonrecourse debt" shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-27-

requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). Any and all “excess nonrecourse liabilities” as determined under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members in proportion to their respective Percentage Interests. 4.04 Curative Allocations The allocations set forth in Section 4.03 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Administrative Member is hereby authorized to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it reasonably determines appropriate so that, after such offsetting allocations are made, each Member’sCapital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.04, the Administrative Member shall take into account future Regulatory Allocations under Section 4.03, that are likely to offset other Regulatory Allocations previously made under the provisions of this Section 4.04. 4.05 Differing Tax Basis; Tax Allocation Depreciation andlor cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated between the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the California Revenue & Taxation Code, as amended, and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)). ARTICLE V DISTRIBUTION OF CASH FLOW 5.01 Cash Flow Subject to Section 12.02,Cash Flow of the Company shall be determined and distributed on a quarterly basis (or at such other times as are determined by the Executive Committee), in the following order of priority: (a) Cap Balance Return. First, to each Member in proportion to, and to the extent of, each such Member’saccrued and unpaid Cap Balance Return, if any; (b) Equalizing Distribution. Second, if the balance standing in a Member’s Unreturned Contribution Account exceeds the balance standing in the other Member’s UnreturnedContribution Account, then to the Member with such excess balance, until the 1197590.08/OC 373745-00003/pdo/agt —28— 4848-9620-3892.16

balance standing in such Member’sUnretumed Contribution Account equals to the balance standing in the other Member’sUnreturned Contribution Account; (c) Unretumed Contribution Accounts. Third, to the Members in proportion to, and to the extent of, the positive balances standing in their respective Unreturned Contribution Accounts, if any; and (d) Percentage Interests. Thereafter, to the Members in proportion to their respective Percentage Interests. 5.02 Limitations on Distributions Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law. 5.03 Withholding If the Company is obligated to withhold and pay any taxes with respect to any Member, then any tax required to be withheld may be withheld from any distribution otherwise payable to such Member. Any such amounts withheld and remitted to the appropriate tax authority shall be deemed to have been distributed to the applicable Member and applied by such Member in payment of such tax liability. 5.04 In-Kind Distribution Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of the Members. ARTICLE VI RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS 6.01 Limitations on Transfer Except as otherwise set forth in Section 3.03, this Article VI, Article VII and Article VIII, no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in (collectively, the “Transfer”), directly or indirectly, all or any part of such Member’sInterest in the Company or withdraw or retire from the Company, without the prior written consent of the other Member, which consent may be withheld in such other Member’ssole and absolute discretion. Any transfer of a direct or indirect interest in any Member shall be deemed to be a Transfer for purposes of this Agreement, provided, however, that any transfer of a direct or indirect interest in a Member resulting from the death of such interest holder, the transfer by such interest holder to a trust of which the interest holder and/or his or her spouse is/are the sole current income beneficiaries or the termination of a trust which is an interest holder shall not be deemed a Transfer for purposes of this Agreement. Any attempted Transfer or withdrawal in violation of the restrictions set forth in this Article VI shall be null and void ab initio and of no force or effect to the maximum extent allowed by law. I 197590.08/OC 373745-00003/pdo/agt —29— 4848-9620-3 892. 16

6.02 Permitted Transfers

Any Member may Transfer all or any portion of such Member's Interest in the Company to any of the following (collectively, "**Permitted Transferees**") without complying with the provisions of Section 6.01:

(a) Affiliates. In the case of either Member, to any Affiliate of such Member provided the original transferring Member (that executed this Agreement) or its direct or indirect owners at all times thereafter own fifty percent (50%) or more of the voting and beneficial interests in such Affiliate;

(b) Stock Transfers. In the case of any direct and/or indirect owner of any Member that is a publicly traded corporation (including, without limitation, any shareholder of Tejon Ranch Co., a Delaware corporation), to any Person;

(c) Transfers of Direct or Indirect Interests in Majestic. Subject to the last sentence of this Section 6.02(c), (i) any direct or indirect ownership interest in Majestic may be transferred to any Person provided following such transfer (A) Edward P. Roski, Jr. ("**Roski**") (individually and/or in his capacity as trustee of a trust) directly or indirectly controls Majestic, and (B) Majestic Realty Co., a California corporation ("**MRC**"), and/or Roski (individually and/or in his capacity as trustee of a trust) own(s), in the aggregate, directly or indirectly, at least thirty percent (30%) of Majestic, and (ii) any direct or indirect ownership interest in Majestic may be transferred to any member of the Roski Family provided that (A) prior to Roski's death or incapacity, Roski or any one (1) or more other members of the Roski Family remains (individually and/or in his capacity as trustee of a trust), directly or indirectly, in control of Majestic, and (B) following Roski's death or incapacity, one (1) or more members of the Roski Family control Majestic. The term "**Roski Family**" means Roski, his spouse, their lineal descendants and their spouses, any trust or estate for the benefit of any such party, and any entity owned or controlled (ownership and voting interests of 50% or more) by such parties. As used in this Section 6.02(c), the terms "control," "controls" and "controlling" mean the possession by any Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, whether or not a transfer of any direct or indirect ownership interest in Majestic occurs, Majestic shall not be permitted to allow any Person other than Roski or one (1) or more other members of the Roski Family (individually and/or in such individual's capacity as trustee of a trust) to control, directly or indirectly, Majestic;

(d) Tejon Ranchcorp Multi-Asset Transfer. In the case of Tejon, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Tejon Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets (as defined below) with a gross asset value of at least Fifty Million Dollars ($50,000,000). For this purpose, the term (i) "**Tejon Group**" means all corporations, partnerships and limited liability companies in which Tejon Ranchcorp and/or any Affiliate thereof owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests; and

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-30-

(ii) “Real Estate Assets” means direct or indirect interests in any commercial or industrial real property of any type, wherever located; (e) Majestic Multi-Asset Transfer. In the case of Majestic, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Majestic Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets with a gross asset value of at least Fifty Million Dollars ($50,000,000). For this purpose, the term “Majestic Group” means all corporations, partnerships and limited liability companies in which the Roski Family owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests; (f) Transfers as a Result of Foreclosure. In the case of either Member, to any Person that acquires an Interest in the Company pursuant to Section 6.08 below as the result of the exercise of any rights or remedies under Section 3.03(a); and (g) Right of First Refusal. In the case of either Member, to any Person provided (i) such Transfer is made after the Project Stabilization Date, (ii) such Transfer is for the transferring Member’sentire Interest in the Company, and (iii) the transferring Member fully complies with the provisions of Exhibit “H.” Any such Permitted Transferee shall receive and hold such ownership interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor. There shall be no further transfer of such ownership interest or portion thereof except to a Person to whom the original transferor could have transferred such ownership interest in accordance with this Section 6.02. Notwithstanding any other provision of this Agreement, no transfer described in Section 6.02 shall be permitted if the consummation of such transfer would result in (i) the Company being obligated to pay any documentary transfer taxes, unless the transferring Member promptly reimburses the Company for the payment of all such documentary transfer taxes, or (ii) a breach or violation of any transfer restrictions contained in the loan documentation (andlor guaranty) relative to any indebtedness encumbering all or any portion of the Project and/or any other agreement governing the Company, unless such transfer restrictions are waived by the non- transferring Member, the applicable lender and/or the parties to such agreement, as the case may be (provided payment by the transferring Partner or its transferee of applicable lender fees and charges to effect such transfer shall not constitute a violation). 6.03 Admission of Substituted Members If any Member transfers such Member’sInterest to a transferee in accordance with Sections 6.01 and/or 6.02 above, then such transferee shall only be entitled to be admitted into the Company as a substituted member (and this Agreement shall be amended in accordance with the Delaware Act to reflect such admission), if: (i) the non-transferring Member reasonably approves the form and content of the instrument of transfer; (ii) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (iii) the transferee in writing I 197590.08/OC 373745-00003/pdo/agt —31— 4848-9620-3892 . 16

accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and (iv) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs. To the maximum extent permitted by law, any assignee of an Interest who does not become a substituted member shall have no right to require any information or account of the Company’stransactions, to inspect the Company books, or to vote on any of the matters as to which a member would be entitled to vote under this Agreement. An assignee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the assignor was entitled, to the extent assigned. A Member that transfers such Member’sInterest shall not cease to be a member of the Company until the admission of the assignee as a substituted member. 6.04 Election; Allocations between Transferor and Transferee Upon the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii). 6.05 Partition No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.05 by any Member, the other Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding. 6.06 Waiver of Withdrawal and Purchase Rights Except in connection with any transfer permitted in accordance with this Agreement, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent may be withheld in such other Member’ssole and absolute discretion. In furtherance of the foregoing, each Member hereby waives any and all rights such Member may have to withdraw andlor resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member’sInterest in the Company upon such resignation and/or withdrawal pursuant to Section 18-604 of the Delaware Act. 6.07 No Appraisal Rights Unless otherwise determined by the Members, none of the Members shall have any appraisal rights with respect to their Interests pursuant to Section 18-210 of the Delaware Act or otherwise. 119759008/CC 373745-00003/pdo/agt 32 4848-9620-3 892.16

6.08 Foreclosure of Interest Notwithstanding any other term of this Agreement, upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to any security interest granted pursuant to Section 3.03(a), the holder of such Interest shall, upon the execution of a counterpart to Agreement (or an amendment thereto), automaticallybe admitted as a substituted member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations thereof pennitted hereunder. The Company acknowledges that the pledge of any Interest in the Company pursuant to Section 3.03(a) shall be a pledge not only of Net Profits and Net Losses of the Company, but also a pledge of all rights and obligations of the pledgor thereunder. Upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to Section 3.03(a), the successor member may transfer its Interest in the Company in accordance with this Agreement. Notwithstanding any provision in the Delaware Act or any other provision contained herein to the contrary, the pledgor under Section 3.03(a) shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the secured party or other holder as a substituted member, to transfer to the secured party or other holder its rights and obligations to the Company pursuant to the terms of such pledge agreement. ARTICLE VII MEMBER DEFAULT 7.01 Default Events For purposes of this Article VII, the following shall constitute “Default Events”: (a) Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by any Member (other than a breach described in Section 7.01(b) or 7.01(c) for which there shall be no cure period) if(i) the breaching Member has received written notice from the other Member of the breach, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured, the breaching Member has failed to commence the cure or remedy of the breach within fifteen (15) days following the effective date of the notice and failed to complete the cure or remedy within a reasonable period of time (not to exceed 60 days), unless the cure or remedy cannot be reasonably completed within such sixty (60)-day period and the breaching Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period; (b) Capital Default. The failure of a Member to make timely a contribution required to be made pursuant to Section 3.02, or to timely repay any Default Loan in accordance with Section 3.03(a), followed by the election of the Contributing Member to treat such failure as a Default Event pursuant to Section 3.03(c); (c) Prohibited Transfer, Encumbrance or Withdrawal. A Transfer or attempted Transfer by a Member of such Member’sInterest in the Company (or portion thereof) or withdrawal or attempted withdrawal by a Member contrary to the provisions of Article Vi; 1197590.08/DC 373745-00003/pdo/agt —33— 4848-9620-3892.16

(d) Bankruptcy or Insolvency. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) adjudging a Member bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition, or similar relief for a Member under the federal bankruptcy laws or any other similar applicable law or practice, provided that such decree or order shall remain in force, undischarged and unstayed, for a period of ninety (90) days; (e) Appointment of Receiver. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) for the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency of a Member, or for the winding up and liquidation of such Member’saffairs, provided that such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestration or attachment of any property of a Member without its return to the possession of such Member or its release from such sequestration or attachment within sixty (60) days thereafter; or (f) Bankruptcy Proceedings. A Member (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against such Member, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, or similar relief for such Member under the federal bankruptcy laws or any other similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency for such Member or a substantial part of such Member’s property, (v) makes an assignment for the benefit of such Member’s creditors, (vi) is unable to or admits in writing such Member’s inability to pay such Member’s debts generally as they become due, or (vii) takes any action in furtherance of any of the aforesaid purposes. For the purposes of implementing the provisions contained in this Article VII, the “Defaulting Member” shall be: (i) in the case of the event referenced in Section 7.01(a),the Member that has breached any material covenant, duty or obligation under this Agreement; (ii) in the case of the event referenced in Section 7.01(b),the Non-Contributing Member; (iii) in the case of the occurrence of the event referenced in Section 7.01(c), the Member that has transferred such Member’srights or interests or withdrawn from the Company contrary to the provisions of Article VI; and (iv) in the case of the occurrence of any of the events referenced in Sections 7.01(d), (e) andlor (f), the Member that is the subject of such court decree or order or has instituted such proceedings or filed such petitions or who is insolvent, etc. The term “Non- Defaulting Member” shall mean the Member that is not the Defaulting Member. For the avoidance of doubt, any default by an Affiliate of a Member under any agreement between such Affiliate and the Company shall not constitute a Default Event by the Member under this Agreement. A Member shall cease to be a Defaulting Member solely for purposes of this Article VII following the occurrence of a Default Event with respect to such Member if the Non Defaulting Member fails to deliver a Default Notice within the sixty (60)-day or ninety (90)-day periods, as the case may be, set forth in Section 7.02, following the occurrence of such Default Event. 1197590.08/DC 373745-00003/pdo/agt 4848-9620-3892.16

7.02 Rights Arising From a Default Event Within sixty (60) days after the date that the Non-Defaulting Member is aware of the occurrence of an uncured Default Event (or ninety (90) days after the occurrence of any default described in Section 7.01(b)) the Non-Defaulting Member shall have the right, but not the obligation, to implement the default procedures set forth in this Article VII by delivering written notice (“Default Notice”) thereof to the Defaulting Member. Failure of a Non-Defaulting Member to deliver a Default Notice within such sixty (60)-day or ninety (90)-day period shall not be deemed to be a waiver of the right to deliver a Default Notice upon the occurrence of any subsequent Default Event. 7.03 Determination of Defaulting Member’sPurchase Price Within thirty (30) days after the determination of the Appraised Value of the assets of the Company, the Accounting Firm shall determine the amount of cash which would be distributed to each Member if (i) the assets of the Company were sold for the Appraised Value thereof as of the effective date of the Default Notice; (ii) the liabilities of the Company were liquidated pursuant to Section 12.02(a); (iii) a reasonable reserve for any contingent, conditional or unmatured liabilities or obligations of the Company was established by the Non-Defaulting Member pursuant to Section 12.02(b); and (iv) any remaining amounts (including, without limitation, any cash proceeds of the Company) were distributed to the Members in accordance with the provisions of Section 12.02(c). Upon such determination, the Accounting Firm shall give each Member written notice (“Accountant’s Notice”) thereof. The determination by the Accounting Firm of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. In the case of a Default Event described in Section 7.01(a), (b) or (c), ninety percent (90%), and in the case of any other Default Event, one hundred percent (100%), of the amount which would be distributed to the Defaulting Member pursuant to Section 12.02(c) shall be deemed the purchase price for the Defaulting Member’s Interest (the “Defaulting Member’s Purchase Price”) for purposes of this Article VII; subject, however, to adjustment for any Default Loans as provided in Section 7.09. (a) Determination of Appraised Value. For purposes of this Article VII, the appraised value (“Appraised Value”) of the assets of the Company shall be determined as follows: The Appraised Value shall be determined by one (1) or more independent qualified M.A.I. appraisers with at least five (5) years’experience appraising industrial real estate projects. The Non-Defaulting Member shall select one (1) appraiser and shall include such selection in the Default Notice. Within fifteen (15) Business Days following the effective date of the Default Notice, the Defaulting Member shall either agree to the appraiser selected by the Non-Defaulting Member or select a second (2nd) appraiser and give written notice to the Non-Defaulting Member of the person so selected. If either the Non-Defaulting Member or the Defaulting Member fails to appoint such an appraiser within the time period specified and after the expiration of five (5) Business Days following the effective date of written demand that an appraiser be appointed, then the appraiser duly appointed by the Member making such demand to appoint such appraiser shall proceed to make the appraisal as herein set forth, and the determination thereof shall be conclusive on both of the Members. If two (2) appraisers are selected, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. 11975900810C 373745-00003/pdo/agt -35- 4848-9620-3892.16

If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) Business Days following the effective date of written notice from the Defaulting Member notifying the Non-Defaulting Member of the selection of the second (2nd) appraiser, then any Member may petition a court of competentjurisdiction to appoint a third (3rd) appraiser, in the same manner as provided for the appointment of an arbitrator pursuant to California Code of Civil Procedure Section 1281.6. The appraiser or three (3) appraisers, as the case may be, shall promptly determine a date for the completion of the appraisal, which shall not be later than sixty (60) days from the effective date of the appointment of the last appraiser. The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Company, such fair market value being the fairest price estimated in the terms of money which the Company could obtain if such assets were sold in the open market allowing a reasonable time to find a purchaser who purchases with knowledge of the business of the Company at the time of the occurrence of the Default Event. Upon submission of the appraisals setting forth the opinions as to the Appraised Value of the assets of the Company, the two (2) such appraisals which are nearest in amount shall be retained, and the third (3rd) appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII; unless one (1) appraisal is the mean of the other two (2) appraisals, in which case such appraisal shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII. (b) Payment of Costs. Except as provided below, the Non-Defaulting Member shall pay for the services of the appraiser appointed by such Member, and the Defaulting Member shall pay for the services of the appraiser appointed by such Member. The cost of the services of the third (3rd) appraiser, if any, shall be paid one-half (‘/2) by the Non-Defaulting Member, on the one hand, and one-half (‘/2) by the Defaulting Member, on the other hand. The costs of the services of the Accounting Firm and, in the event only one (1) appraiser is required, the cost of the services of such appraiser, shall be paid one-half (‘/2) by the Non-Defaulting Member, on the one hand, and one-half (‘/2) by the Defaulting Member, on the other hand. 7.04 Non-Defaulting Members’Option For a period of thirty (30) days after the effective date of the Accountant’sNotice, the Non-Defaulting Member shall have the right, but not the obligation, to elect to purchase the entire Interest of the Defaulting Member for the Defaulting Member’sPurchase Price, and on the terms and conditions set forth in this Article VII by giving written notice of such election to the Defaulting Member within such thirty (30)-day period. Failure by the Non-Defaulting Member to timely give written notice exercising such Member’sright to elect to purchase set forth in this Section 7.04 shall be deemed an election by such Member to waive such right to purchase with respect to the particular Default Event that triggered the application of the provisions of this Article VII. 1197590.08/OC 373745-00003/pdo/agt —36— 4848-9620-3892.16

7.05 Closing Adjustments Within five (5) days before the actual date of the closing pursuant to Section 7.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 12.02(c), if such amount were determined as of the closing date under Section 7.06 (in lieu of the effective date of the Default Notice) taking into account any contributions andlor distributions made after the effective date of the Default Notice. Upon such determination, the Accounting Finn shall give each Member written notice (“Adjusted Accountant’s Notice”) thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member’sPurchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Accountant’sNotice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party as of the date of the closing under Section 7.06. 7.06 Closing of Purchase and Sale The closing of a purchase and sale pursuant to this Article VII shall be held at the principal office of the Company in California on a Business Day designated by the Non- Defaulting Member that is not later than sixty (60) days after the expiration of the thirty (30)-day period set forth in Section 7.04. The Defaulting Member shall transfer to the purchasing Non- Defaulting Member (or such Member’snominee(s)) the entire Interest of the Defaulting Member free and clear of all liens, security interests, and competing claims and shall deliver to the Non- Defaulting Member (or such Member’snominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as the Non-Defaulting Member (or such Member’s nominee(s)) shall reasonably request. 7.07 Representations and Warranties At the closing, the Defaulting Member shall represent and warrant to the Non-Defaulting Member that the sale of the Defaulting Member’sInterest to the Non-Defaulting Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Defaulting Member is a party (exclusive of any such agreement or other instrument or obligation to which the Company is a party), or (ii) violate anyjudgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Defaulting Member or any of the other properties or assets of the Defaulting Member. The Defaulting Member shall also represent and warrant to the Non- Defaulting Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the Non-Defaulting Member. I 197590.08/OC 373745-00003/pdo/agt -37- 4848-9620-3892.16

7.08 Payment of Defaulting Member's Purchase Price

The Non-Defaulting Member shall pay (or cause to be paid) the entire Defaulting Member's Purchase Price by delivering at the closing a confirmed wire transfer of readily available funds or one (1) or more certified or bank cashier's checks made payable to the order of the Defaulting Member.

7.09 Repayment of Default Loans

The Defaulting Member's Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Defaulting Member's Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loans (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the Defaulting Member at the closing referenced in Section 7.06. Also, notwithstanding any other provision of this Agreement, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all accrued, unpaid interest thereon) made by the Defaulting Member to the Non-Defaulting Member be required to be paid by the Non-Defaulting Member at the closing referenced in Section 7.06.

7.10 Release and Indemnity

On or before the closing of a purchase and sale held pursuant to this Article VII, the Non-Defaulting Member shall use such Member's reasonable and good faith efforts to obtain written releases of the Defaulting Member and the Defaulting Member's Affiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which the Defaulting Member and/or its Affiliates may have personal liability, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer (as such terms are defined in Section 10.02(a) below) of such Defaulting Member or any Affiliate thereof. To the extent the Non-Defaulting Member is unable to obtain such releases on or before the closing, the Non-Defaulting Member and an Affiliate of the Non-Defaulting Member with a net worth reasonably acceptable to the Defaulting Member shall jointly and severally indemnify, defend and hold the Defaulting Member and its Affiliates wholly harmless from and against all such liabilities and guaranties, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of the Defaulting Member or any Affiliate thereof. For purposes of clarification, the release, indemnity and related provisions set forth above in this Section 7.10 shall not apply to any Losses which are incurred by the Defaulting Member or its Affiliates to the extent such liabilities arise under an Affiliate Agreement.

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

-38-

7.11 Withdrawal of the Defaulting Member If the Interest of the Defaulting Member is purchased by the Non-Defaulting Member (or its nominee) pursuant to this Article VII, then, effective as of the closing for such purchase, the Defaulting Member shall withdraw as a member of the Company. Notwithstanding the foregoing, any indemnity of the Defaulting Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the Defaulting Member and its withdrawal as a member of the Company. 7.12 Distribution of Reserves Within one (1) year following the closing of the purchase of the entire Interest of the Defaulting Member in the Company pursuant to this Article VII, the Non-Defaulting Member shall pay to the Defaulting Member an amount equal to the difference between the Defaulting Member’sPurchase Price determined pursuant to Section 7.03 and the amount that the Defaulting Member’sPurchase Price would have been equal to if (i) no reserves had been established or deducted in calculating the Defaulting Member’sPurchase Price, and (ii) the amount used in determining the Defaulting Member’sPurchase Price under Section 7.03 had been reduced by the aggregate amount of any contingent, unmatured or conditional liabilities of the Company (for which such reserve was established) that were actually paid by the Company during such one (1)-year period. ARTICLE VIII ELECTIVE BUY/SELL AGREEMENT 8.01 Buy/Sell Election Either Member that is not a Defaulting Member (the “Electing Member”) shall have the right, but not the obligation, at any time after the Lockout Date or an Impasse Event to elect to implement the buy/sell procedures set forth in this Article VIII by delivering written notice of such election (“Election Notice”) to the other Member (the “Non-Electing Member”). The term “Lockout Date” means the earlier of (i) six (6) months after the Project Stabilization Date, or (ii) three (3) years after the Effective Date. The Election Notice shall set forth a stated value (the “Stated Value”), as determined in the sole and absolute discretion of the Electing Member, for all of the assets of the Company. For purposes of this Article VIII, a Member shall not be deemed to be a Defaulting Member after the expiration of the sixty (60)-day or ninety (90)-day period, as the case may be, set forth in Section 7.02. 8.02 Determination of the Purchase Price Within ten (10) Business Days following the effective date of any Election Notice (or as soon as reasonably possible thereafter), the Accounting Firm shall determine the aggregate amount of cash which would be distributed to each Member if (i) the assets of the Company were sold for their Stated Value as of the effective date of the Election Notice; (ii) the known non-contingent liabilities of the Company (exclusive of any prepayment penalties payable with respect to any Loan obtained by the Company) were liquidated pursuant to Section 12.02(a); (iii) a reserve was not established for any contingent, conditional or unmatured liabilities or obligations of the Company pursuant to Section 12.02(b); and (iv) any remaining amounts were 1197590.08/OC 373745-00003/pdo/agt 39 4848-9620-3892.16 distributed to the Members in accordance with the provisions of Section 12.02(c). Upon such determination, the Accounting Firm shall give each Member written notice (“Price Determination Notice”) thereof. The determination by the Accounting Firm of such amounts including all components thereof, shall be deemed conclusive on all of the Members, absent any material computational ei-ror. One hundred percent (100%) of the amount that would be distributed to each Member pursuant to Section 12.02(c) shall be deemed the purchase price (“Purchase Price”) for such Member’s Interest for purposes of this Article VIII; subject, however, to adjustment for any Default Loans described in Section 8.08. 8.03 Non-Electing Member’s Option For a period of thirty (30) days following the effective date of the Price Detennination Notice, the Non-Electing Member shall have the option to elect by delivering written notice (the “Purchase Notice”) of such election to the Electing Member within such thirty (30)-day period, either (i) to purchase the Electing Member’s entire Interest for the Purchase Price thereof, or (ii) to sell such Non-Electing Member’s entire Interest to the Electing Member for the Purchase Price thereof. Failure of the Non-Electing Member to timely and validly make an election in accordance with this Section 8.03 shall constitute an election by such Non-Electing Member to sell such Non-Electing Member’s entire Interest for the Purchase Price thereof to the Electing Member. 8.04 Deposit WITHIN FIVE (5) BUSINESS DAYS AFTER THE EXPIRATION OF THE THIRTY (30)-DAY OPTION PERIOD SET FORTH TNSECTION 8.03, THE BUYING MEMBER SHALL DEPOSIT INTO AN ESCROW ACCOUNT ESTABLISHED BY THE BUYING MEMBER WITH A NATIONALLY RECOGNIZED TITLE COMPANY, A DEPOSIT (THE “DEPOSIT”) BY A WIRE TRANSFER OF IMMEDIATELY AVAILABLE FEDERAL FUNDS IN AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE PURCHASE PRICE, WHICH SHALL BE NON-REFUNDABLE TO THE BUYING MEMBER IF THE CLOSING OF THE SALE FAILS TO OCCUR AS A RESULT OF THE BUYING MEMBER’S DEFAULT. UPON THE CLOSING OF THE SALE, THE DEPOSIT SHALL BE A CREDIT AGAINST THE PURCHASE PRICE. SUBJECT TO SECTION 8.10, IF THE SALE FAILS TO OCCUR DUE TO THE BUYING MEMBER’S DEFAULT, THEN THE SELLING MEMBER SHALL RETAIN THE DEPOSIT OF THE BUYING MEMBER AS LIQUIDATED DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW IN CONNECTION WITH SUCH DEFAULT. THE MEMBERS ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE SELLING MEMBER MAY SUFFER IN CONNECTION WITH A DEFAULT BY THE BUYING MEMBER UNDER THIS ARTICLE VIII. THEREFORE, SUBJECT TO SECTION 8.10, THE MEMBERS HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT THE SELLING MEMBER WOULD SUFFER TNSUCH EVENT IS AND SHALL BE THE RIGHT OF THE SELLING MEMBER TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW UNDER THIS ARTICLE VIII. THE MEMBERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF 1197590.08/DC 373745-00003/pdo/agt 40 4848-9620-3892.16

DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTION 3375 OR 3369 OR UMER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY), BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLING MEMBER PURSUANT TO DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 OR UNDER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY). NOTHING CONTAINED HEREIN SHALL LIMIT OR OTHERWISE AFFECT ANY RIGHTS THE SELLING MEMBER MAY HAVE TO OBTAIN SPECIFIC PERFORMANCE AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OTHER EQUITABLE REMEDIES. THE MEMBERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR COUNSEL WITH RESPECT TO THE FOREGOING PROVISIONS OF THIS SECTION 8.04 AND BY THEIR INITIALS SET FORTH BELOW INDICATE THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION PROCEEDING). INITIALS OF TóN INITIALS OF MAJESTIC 8.05 Closing Adjustments Within five (5) days before the actual date of the closing pursuant to Section 8.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 12.02(c) if such amount were determined as of the closing date under Section 8.06 (in lieu of the effective date of the Election Notice) taking into account any contributions and/or distributions that occur after the effective date of the Election Notice. Upon such determination, the Accounting Firm shall give each Member written notice (‘Adjusted Price Determination Notice”) thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member’s Purchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Price Determination Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party. 8.06 Closing of Purchase and Sale The closing of a purchase and sale held pursuant to this Article VIII shall be held at the principal office of the Company on a Business Day designated by the buying Member within sixty (60) days following the earlier of (i) the effective date upon which the Non-Electing Member has delivered the Purchase Notice pursuant to Section 8.03, or (ii) the expiration of the thirty (30)-day option period set forth in Section 8.03. The selling Member shall transfer to the buying Member (or the buying Member’s nominee(s)) the entire Interest of the selling Member free and clear of all liens, security interests, and competing claims and shall deliver to the buying Member (or the buying Member’s nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the buying Member (or the buying Member’s nominee(s)) shall reasonably request. The Purchase Price for the selling Member’s Interest shall be paid by the buying Member by delivering at the closing of a confirmed wire transfer of readily available I 197590.08/OC 373745-00003/pdo/agt -41— 4848-9620-3892.16

funds or one (1) or more certified or bank cashier’schecks made payable to the selling Member in an amount equal to the Purchase Price, less the amount of the Deposit paid by the buying Member pursuant to Section 8.04 above (which shall be released to the selling Member at the closing). Effective as of the closing for the purchase of the selling Member’sInterest, the selling Member shall withdraw as a member of the Company. In connection with any such withdrawal, the buying Member may cause any nominee designated in the sole and absolute discretion of such Member to be admitted as a substituted member of the Company. Notwithstanding the foregoing, any indemnity of the selling Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the selling Member and its withdrawal as a member of the Company. 8.07 Representations and Warranties At the closing, the selling Member shall represent and warrant to the buying Member that the sale of the selling Member’sInterest to the buying Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the selling Member is a party (exclusive of any such agreement or other instrument or obligation to which the Company is a party), or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the selling Member or any of the other properties or assets of the selling Member (exclusive of its Interest in the Company). The selling Member shall also represent and warrant to the buying Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the buying Member. 8.08 Repayment of Default Loans The Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the selling Member at the closing referenced in Section 8.06. Also, notwithstanding any provision of this Agreement to the contrary, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all accrued, unpaid interest thereon) made by the selling Member to the buying Member shall be required to be paid by the buying Member at the closing referenced in Section 8.06. I 197590.08/OC 373745-00003/pdo/agt —42— 4848-9620-3892.16

8.09 Release and Indemnity On or before the closing of a purchase and sale held pursuant to this Article VIII, the buying Member shall use such Member’sreasonable and good faith efforts to obtain written releases of the selling Member and the selling Member’sAffiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which the selling Member and/or its Affiliates may have personal liability, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of such selling Member or any Affiliate thereof To the extent the buying Member is unable to obtain such releases on or before the closing, the buying Member and an Affiliate of the buying Member with a net worth reasonably acceptable to the selling Member shall jointly and severally indemnif’, defend and hold the selling Member and its Affiliates wholly harmless from and against all such liabilities and guaranties, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of such selling Member or any Affiliate thereof. For purposes of clarification, the release, indemnity and related provisions set forth above in this Section 8.09 shall not apply to any Losses which are incurred by the Defaulting Member or its Affiliates to the extent such liabilities arise under an Affiliate Agreement. 8.10 Interim Event of Default If the buying Member breaches its obligation under this Article VIII to timely and validly close the purchase of the selling Member’sInterest, then (i) the buying Member shall not have any further right to deliver an Election Notice pursuant to Section 8.01 for a period of one (1) year after the date of such default, and (ii) the selling Member shall have the right, but not the obligation, to elect to purchase the Interest of the buying Member by delivering a Purchase Notice to such buying Member within thirty (30) days following such default. If the selling Member makes the election described in clause (ii) above, then the Purchase Price for the buying Member’sInterest shall be ninety percent (90%) of the amount that was otherwise determined under Section 8.02 and such purchase and sale shall otherwise be on the other terms and conditions set forth in this Article VIII. If the selling Member delivers a Purchase Notice pursuant to this Section 8.10, then the selling Member shall not be entitled to retain the Deposit under Section 8.04. 8.11 Application of Provisions The Members acknowledge and agree that if either Member has timely and validly delivered an Election Notice to the other Member and initiated the buy/sell procedures set forth in this Article VIII, then such other Member shall be precluded from delivering an Election Notice unless such buy/sell procedure has been terminated. ARTICLE IX REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS 9.01 Tejon Representations As of the Effective Date, each of the statements in this Section 9.01 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Tejon hereby I 197590.08/OC 373745-00003IpdoIagt 43 4848-9620-3892.16

represents and warrants as follows for the sole and exclusive benefit of Majestic, each of which is material and is being relied upon by Majestic as of the Effective Date: (a) Due Formation. Tejon is a duly organized corporation validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and carry out the terms of this Agreement; (b) Required Actions. All corporate action required to be taken by Tejon to execute and deliver this Agreement has been taken by Tejon and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Tejon to execute and deliver this Agreement; (c) Binding Obligation. This Agreement and all other documents to be executed and delivered by Tejon pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Tejon, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the “Enforceability Exceptions”); (d) No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement by Tejon, or (ii) the consummation and performance by Tejon of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property); (e) Violation of Law. Neither the execution and delivery of this Agreement by Tejon, nor the consummation by Tejon of the transactions contemplated hereby, nor compliance by Tejon with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company andlor Tejon is a party as of the Effective Date or to which the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon may be subject as of the Effective Date, or (ii) violate anyjudgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon as of the Effective Date; (f) No Litigation. To the Actual Knowledge of Tejon, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of I 197590.0810C 373745-00003/pdo/agt —44— 4848-9620-3892.16

any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to Tejon; (g) No Member Obligations. Tejon has not incurred any other obligations or liabilities (excluding any obligations or liabilities related to the Property) which could individually or in the aggregate adversely affect Tejon’sability to perform its obligations under this Agreement or which would become obligations or liabilities ofMajestic or the Company; (h) Anti-Terrorism. Neither Tejon, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’sSpecially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Person; (i) No Plan Assets. Tejon does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(l) of the Internal Revenue Code of 1986, as amended, or any Person deemed to hold the plan assets of the foregoing; (j) Financial Statements. The fmancial statements previously delivered by Tejon to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the financial condition of Tejon since such date; (k) Most Knowledgeable Individuals. Lyda and Rentfro are the individuals employed or affiliated with Tejon that have the most knowledge and information regarding the representations and warranties made in this Section 9.01; and (1) No Untrue Statements. To the Actual Knowledge of Tejon, no representation, warranty or covenant of Tejon in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessary to make the statements or facts contained therein not misleading. The term “Actual Knowledge of Tejon” means the actual present knowledge of Lyda and Rentfro without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Lyda or Rentfro have any liability for the breach of any of the representations or warranties set forth in this Agreement. 1197590.08/DC 373745-00003/pdo/agt -45- 4848-9620-3892.16

9.02 Majestic Representations As of the Effective Date, each of the statements in this Section 9.02 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Majestic hereby represents and warrants as follows for the sole and exclusive benefit of Tejon, each of which is material and is being relied upon by Tejon as of the Effective Date: (a) Due Formation. Majestic is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement; (b) Required Actions. All corporate action required to be taken by Majestic to execute and deliver this Agreement has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Majestic to execute and deliver this Agreement; (c) Binding Obligation. This Agreement and all other documents to be executed and delivered by Majestic pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Majestic, enforceable in accordance with their terms, except as such enforceability may be limited by any Enforceability Exception; (d) No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement, or (ii) the consummation and performance by Majestic of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property); (e) Violation of Law. Neither the execution and delivery of this Agreement, nor the consummation by Majestic of the transactions contemplated hereby, nor compliance by Majestic with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company and/or Majestic is a party as of the Effective Date or to which the Company and/or Majestic or any of the other properties or assets of the Company and/or Majestic maybe subject as of the Effective Date, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Majestic or any of the other properties or assets of the Company and/or Majestic as of the Effective Date; (f) No Litigation. To the Actual Knowledge of Majestic, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of I 197590.08/OC 373745-00003/pdo/agt 4848-9620-3892 16

any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement to Majestic; (g) No Member Obligations. Majestic has not incurred any obligations or liabilities which could individually or in the aggregate adversely affect Majestic’sability to perform its obligations under this Agreement or which would become obligations or liabilities of Tejon or the Company; (h) Anti-Terrorism. Neither Majestic, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. Persons are restricted from doing business under regulations of OFAC (including those named on OFAC’sSpecially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons; (i) No Plan Assets. Majestic does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any entity deemed to hold the plan assets of the foregoing; (j) Financial Statements. The financial statements previously delivered by Tejon to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the fmancial condition of Tejon since such date; (k) Most Knowledgeable Individuals. Brett Tremaine and Thomas Simmons are the individuals employed or affiliated with Majestic that have the most knowledge and information regarding the representations and warranties made in this Section 9.02; (1) No Untrue Statements. To the Actual Knowledge of Majestic, no representation, warranty or covenant of Majestic in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading. The term “Actual Knowledge of Majestic” means the actual present knowledge of Brett Tremaine and Thomas Simmons without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Brett Tremaine or Thomas Simmons have any liability for the breach of any of the representations or warranties set forth in this Agreement. 1197590.08/DC 373745-00003/pdo/agt 47 4848-9620-3892.16

9.03 Brokerage Fee Representation and Indemnity Except for Colliers International Greater Los Angeles, Inc. (which will be entitled to receive a real estate commission in connection with the Company’sacquisition of the Property that will be paid solely by Tejon), each Member hereby represents that such Member has not retained any broker, finder, agent or the like in connection with this Agreement or the transactions contemplatedherein. Each Member hereby agrees to indemnifi, defend and hold the other Member wholly harmless from and against all Losses arising out of any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated herein insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnif,iing Member or any Affiliate thereof. No Member shall receive any credit to its Capital Account or Unreturned Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.03. 9.04 Investment Representations Each Member agrees as follows with respect to investment representations: (a) Member Understandings. Each Member understands the following: (i) No Registration. That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et q., the Delaware Securities Act, the California Corporate Securities Law of 1968 or any other state securities laws (the “Securities Acts”) because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering; (ii) Reliance by the Company. That the Company has relied upon the representation made by each Member that the Interest issued to such Member is to be held by such Member for investment; and (iii) No Distribution. That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligationto register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such its Interest in the Company. (b) Acquisition for Own Account. Each Member hereby represents to the Company that such Member is acquiring its Interest in the Company for such Member’s own account, for investment and not with a view to resale or distribution. (c) No Public Market. Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date. I 197590.08/DC 373745-00003/pdo/agt -48- 4848-9620-3 892. 16

(d) No Advertisement. Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests. (e) Pre-Existing Business Relationship. Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or its officers, directors, or principal interest holders, or, by reason of such Member’sbusiness or financial experience or the business or financial experience of such Member’sfinancial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacityto protect such Member’sown interest in connection with the acquisition of its Interest. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company’sbusiness, and has discussed with the other Member the current activities of the Company. Each Member believes that the Interest is a security of the kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Interest is consistent with such Member’sinvestment program. (f) Due Investigation. Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member’sinvestment in the Company. 9.05 Indemnification Obligations In addition to the indemnity described in Section 9.03 above, each Member hereby unconditionally and irrevocably covenants and agrees to indemnify, defend and hold harmless the Company, the other Member and such other Member’spartners, members, shareholders, officers, directors, employees, agents and other representatives (collectively, the “Affiliated Parties”) from and against any and all Losses incurred by the other Member and/or such Affiliated Parties to the extent such Losses arise out of any material inaccuracy or material breach of any representations or warranties made by such Member under this Agreement. No Member shall receive any credit to its Capital Account or Unretumed Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.05. 9.06 Survival of Representations, Warranties and Covenants Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth in this Article IX and that the Company and the other Member have relied upon such representations, warranties and covenants. All representations, warranties and covenants contained in this Article IX shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member as a member of the Company and the Liquidation of the Company. 1197590.08/OC 373745-00003Ipdo/agt 49 4848-9620-3892.16

ARTICLE X LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION, FIDUCIARY DUTIES AN1 LNIEMNIFICATION 10.01 Liability for Company Claims Except as otherwise provided by this Agreement, the Delaware Act andlor any other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. 10.02 Exculpation, Indemnity and Reliance on Information The Members hereby agree to the exculpation, indemnity and other provisions set forth below as follows: (a) Limitation on Covered Person Liability. No authorized person, Member or Officer of the Company, or, if designated by the Executive Committee, any Affiliate or any direct or indirect members, partners, shareholders, directors, officers, managers, trustees or employees of any Member (collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Company or to any Member for any error ofjudgment or any mistake of fact or law or for anything that such Covered Person may do or refrain from doing hereafter, except to the extent caused by any Bad Acts or Prohibited Transfer of such Covered Person or any Affiliate thereof. As used herein, the term “Bad Acts” means (i) gross negligence, fraud or willful misconduct, (ii) any act or omission outside the scope of authority granted under this Agreement resulting in damages or liability to a Covered Person, (iii) any breach of this Agreement, and (iv) any action willingly taken by any Guarantor under any Recourse Document for the Project or Non-Recourse Document for the Project without the prior written consent of both Members, which creates liability under any such Recourse Document or Non- Recourse Document. The term “Prohibited Transfer” means any transfer of a direct or indirect ownership in the Company (including, without limitation, any transfer of a direct or indirect ownership interest in any Member) that results in a Lender declaring a default or breach of or under any of the loan documents evidencing any Loan obtained by the Company. For purposes of this Agreement, the Bad Act or Prohibited Transfer of any Affiliate or employee of any Person will also be deemed to be the Bad Act or Prohibited Transfer of such Person. The foregoing is subject to any applicable cure period provided under this Agreement. (b) Indemnity. To the maximum extent permitted by applicable law as it presently exists or may hereafter be amended, the Company hereby agrees to indemnify, defend (with counsel selected by the Executive Committee), protect and hold harmless, each Covered Person, from and against any and all Losses incurred by such Covered Person by reason of anything which such Covered Person may do or refrain from doing that arises out of or relates to the Company to the extent such Losses are not covered by insurance maintained by or for the benefit of such Covered Person. The foregoing I 197590.0810C 373745-00003/pdo/agt -50— 4848-9620-3892.16

obligation of the Company to indemnify, protect, defend and hold harmless each Covered Person shall extend to any Losses incurred by any Guarantor under any Recourse Document or Nonrecourse Document (or as a result of the rights of contribution described in Section 3.05). Notwithstanding the foregoing terms of this Section 10.02(b),no Covered Person (including any Guarantor) shall be entitled to be indemnified by the Company to the extent any such Losses are incurred by such Covered Person by reason of, or in connection with, any Bad Acts or Prohibited Transfer of such Covered Person. For the avoidance of doubt, in no event will the indemnity obligation of the Company extend to any Losses that may be incurred or that may arise under an Affiliate Agreement. The Administrative Member may cause the Company to pay any costs and]or expenses incurred by any Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person (or, in the Executive Committee’sreasonable discretion, a creditworthy Affiliate thereof) to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized in this Section 10.02(b). The obligation of the Company to indemnify, defend, protect and hold harmless each Covered Person under any provision of this Agreement shall survive the withdrawal of any Member from the Company andlor the Liquidation of the Company, in each case solely to the extent such obligation of the Company arose prior to such withdrawal or Liquidation. If a claim for indemnification or payment of expenses under this Section 10.02(b) is not paid in full within thirty (30) calendar days after a written claim therefor by the Covered Person has been received by the Company, then the Covered Person may initiate an action to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Covered Person shall have the burden of proving that the Covered Person was entitled to the requested indemnification or payment of expenses under applicable law. (c) Reliance upon Information, Opinions, Reports, etc. A Covered Person shall be fully protected in relying in good faith upon the records of the Company, any information received by any Member or the Company with respect to the Project (financial or otherwise), and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’sprofessional or expert competence including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. 10.03 Limitation on Liability Notwithstanding anything to the contrary contained in this Agreement (and without limiting any liability a party may have under the Delaware Act or other applicable law to return 1197590.08/OC 373745-00003/pdo/agt —51— 4848-9620-3892.16

any distribution received by such party), no direct or indirect member, manager, partner, shareholder, officer, director, trustee or employee in or of any Member (collectively, the “Nonrecourse Parties”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Member nor the Company shall have any recourse to any assets of any of the Nonrecourse Parties. Neither any Member nor any Nonrecourse Party shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any claim that arises out of or relates to this Agreement andlor the Company. The limitations on liability provided in this Section 10.03 is in addition to, and not in limitation of, any limitation on liability applicable to any Member or Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument. 10.04 Activities of the Members and Their Affiliates Subject to the terms hereof, each Member and their respective direct and indirect Affiliates, members, partners, shareholders, directors, managers, officers, employees, agents and trustees shall only be required to devote so much of their time to the business and affairs of the Company as is determined in the reasonable discretion of each such party. Subject to Section 10.05, neither Member nor any of its direct and indirect Affiliates, members, partners, shareholders, directors, officers, managers, employees, agents or trustees shall be prohibited from engaging in other businesses whether or not similar to the business of the Company. 10.05 Restrictions on Competition (a) Covenant Not to Compete. Each Member (the “Competing Member”) hereby agrees (as a material inducement to the other Member to enter into this Agreement) that neither such Member nor any Affiliate thereof shall, without the prior written consent of the other Member (the “Non-Competing Member”), which consent may be withheld in such Non-Competing Member’ssole and absolute discretion, directly or indirectly, whether or not for compensation (as a proprietor, partner, member, lender, shareholder, affiliate, officer, agent, director, consultant, trustee or otherwise) develop or construct a speculative industrial building (i.e., a building constructed without a tenant that has agreed to lease such building) that contains between one hundred twenty-five thousand (125,000) and one million (1,000,000) square feet of gross leasable area that is located in Kern County, California. Notwithstanding the foregoing, the Members acknowledge that (i) Tejon (andlor an Affiliate thereof) owns two (2) industrial projects at the Tejon Ranch Commerce Center commonly referred to as the 606,000 SF Five West Parcel and the 62-acre site known as Pads 18/19 (which are located in the immediate vicinity of the Project), and (ii) the Members andlor one (1) or more of their Affiliates have formed a limited liability company and together may form one (1) or more other limited liability companies or other entities in the future and each Member and its Affiliates may undertake any activities with respect to such real property described in clause (i) or clause (ii) above without regard to the restrictions set forth in this Section 10.05(a). (b) Termination of Restrictions. Notwithstanding any other provision contained in this Agreement, the restrictions set forth in Section 10.05(a)shall terminate I197590.08/OC 373745-00003/pdo/agt 52 4848-9620-3892.16

for each Member on the first to occur of the date that (i) at least ninety percent (90%) of the gross leasable area contained in the Project has been leased, (ii) Tejon or Majestic withdraws as a member of the Company (exclusive of any withdrawal resulting from any Transfer of any Members Interest to any Permitted Transferee), or (iii) the Company dissolves and liquidates. (c) Constructive Trust. If the Competing Member (or any Affiliate thereof), directly or indirectly, breaches or violates the terms of Section 10.05(a),then, in addition to any other rights or remedies the Non-Competing Member and/or the Company may have against the Competing Member (or such Affiliate) at law or in equity, the Competing Member shall be accountable to, and shall hold in trust for, the Company, any income, compensation or profit that the Competing Member (or such Affiliate) may derive from engaging in such activities. (d) Enforceability of Restrictions. If any of the restrictions in this Section 10.05 shall be determined by any court of competentjurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographical area, or by reason of any such restriction being too extensive in any other respect, then such restriction shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. (e) Irreparable Damage. Any breach of the covenants contained in this Section 10.05 by the Competing Member and/or any Affiliate thereof will cause irreparable damage to the Company and the Non-Competing Member, the exact amount of which will be difficult to ascertain, and the remedies at law for any such breach will be inadequate. Accordingly, if the Competing Member and/or any Affiliate thereof breaches the covenants contained in this Section 10.05, then in addition to any other remedy which may be available at law or in equity, the Company and the Non- Competing Member shall be entitled to specific performance and injunctive relief, without, in the event of a finaljudgment, posting a bond or other security. 10.06 Fiduciary Duties The fiduciary duties otherwise owed by the Members to each other under the Delaware Act or otherwise are limited as follows: (a) Other Activities. Except as otherwise provided by this Agreement (including, without limitation, Section 10.05),to the maximum extent allowed by law, neither Member shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Member insofar as making other investment opportunities available to the Company or to the other Member. Except as otherwise provided in this Agreement, each Member may engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Except as otherwise provided in this Agreement, neither this Agreement I 19759008/CC 373745-00003/pdo/agt -53- 4848-9620-3892.16

nor any activities undertaken pursuant hereto shall prevent either Member from engaging in such activities, and to the maximum extent allowed by law, the fiduciary duties of the Members to each other and to the Company shall be limited solely to those arising from the business of the Company. EACH MEMBER AGREES THAT THE MODIFICATION AND WAIVER OF THE FIDUCIARY DUTIES OF EACH MEMBER PURSUANT TO THIS ARTICLE X ARE FAIR AND REASONABLE AND HAVE BEEN UNDERTAKEN WTTHTHE INFORMED CONSENT OF EACH MEMBER. TO THE MAXIMUM EXTENT ALLOWED BY LAW, EACH MEMBER AGREES AND COVENANTS NOT TO CONTEST THE VALIDITY OF THE PROVISIONS OF THIS SECTION IN ANY COURT OF LAW (AND/OR IN ANY OTHER PROCEEDING). (b) Good Faith and Fair Dealing. Except as otherwise provided by this Agreement, each Member intends to limit the standard of care, degree of loyalty and fiduciary duties to the maximum extent allowed by law; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the generality of the foregoing, each Member may exercise any of its rights and remedies under this Agreement without regard to any fiduciary duties that are owed to the Company or the other Member including, without limitation, the remedies set forth in Section 3.03 and Articles VII and VIII. 10.07 Non-Exclusivity of Rights Except as otherwise provided in this Agreement, the rights conferred on any Person by this Article X shall not be exclusive of any other rights which such Person may have or hereafter acquire under any applicable law. 10.08 Amendment or Repeal Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification. 10.09 Insurance The Company may purchase and maintain insurance, to the extent and in such amounts as are determined by the Executive Committee on behalf of the Covered Persons and such other Persons as the Executive Committee shall determine in its reasonable discretion, against any liability or claim that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Executive Committee shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.02(b)hereof and containing such other procedures regarding indemnifications as are appropriate. 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892 . 16

ARTICLE XI BOOKS AND RECORDS 11.01 Books of Account and Bank Accounts The taxable year of the Company shall be the year ending December 31. The Administrative Member shall maintain accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company on an accrual basis in accordance with Generally Accepted Accounting Principles, consistently applied. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar month (i) an unaudited monthly net cash flow statement setting forth the calculation of net cash flow and all disbursements of cash by the Company, and (ii) an unaudited statement of continuing operations for the Company, including a balance sheet for the Company, as of the end of the month, and a profit and loss statement for the month. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar quarter a detailed description of any material deviations from the Approved Business Plan during the preceding calendar quarter. Promptly after written request by the other Member, the Administrative Member shall deliver such other information as is reasonably requested by the other Member. The Administrative Member shall also provide on an annual basis within thirty (30) calendar days after each calendar year annual unaudited statements of the operations of the Company including (A) statement of net assets (balance sheet); (B) statement of operations; (C) statement of cash flows; and (D) statement of changes in Members capital. The annual financial reports shall be delivered together with a written statement by the Administrative Member that includes (1) a representation by the Administrative Member that such annual statements fairly represent the financial condition of the Company, and (2) a representation by the Administrative Member that such financial statements have been prepared in accordance Generally Accepted Accounting Principles, consistently applied. Upon not less than seventy-two (72) hours prior notice, the Administrative Member shall cooperate with the other Member, at the Company’ssole cost and expense, to conduct an independent inspection and review of the books and records of the Company. The other Member shall have the authority to authorize the preparation of audited fmancial statements for the Company at the expense of the requesting party. The failure by the Administrative Member to deliver or otherwise cooperate timely with any item to be delivered or request made in accordance with the requirements of this Section 11.01 shall be considered a material breach of the Administrative Member’sobligations under this Agreement (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.16(c)(i) or 7.01(a) above). During normal business hours at the principal office of the Company, on not less than forty-eight (48) hours prior notice, all of the following shall be made available for inspection and copying by each Member at its own expense: (i) all books and records relating to the business and financial condition of the Company, (ii) a current list of the name and last known business, residence or mailing address of each Member, (iii) a copy of this Agreement, the Certificate of Formation for the Company and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and/or any amendments thereto have been executed, (iv) the amount of cash and a description 1197590.08/Dc 373745-00003/pdo/agt -55- 4848-9620-3892 . 16

and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (v) the date upon which each Member became a member of the Company. 11.02 Tax Returns The Administrative Member shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company (and prepared by an accounting finn approved by the Executive Committee), all required federal and state tax returns for the Company which shall be delivered to the Members by no later than March 31 each year. The failure by the Administrative Member to deliver timely any tax return in accordance with the requirements of this Section 11.02 shall be considered a material breach of the Administrative Member’s obligations under this Agreement if (i) such failure is not caused by the other Member’s delay in delivering any information reasonably and timely requested in writing by the Administrative Member, and (ii) such failure is not caused by the accounting firm’sfailure to prepare such tax returns within the estimated timeframe provided by the accounting firm or any failure by the Executive Committee to agree on any accounting treatment or election (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.16(c)(i) or 7.01(a) above). The Administrative Member is hereby designated as the “partnershiprepresentative” of the Company within the meaning of Section 6223(a) of the Code, as amended by Title XI of the Bipartisan Budget Act of 2015. Following any resignation or removal of Majestic as the Administrative Member of the Company, Tejon shall be the “partnership representative” of the Company. The Administrative Member (or Tejon if it has replaced Majestic as the “partnership representative” of the Company) is specifically directed and authorized to (x) to take whatever steps may be necessary or desirable to perfect its designation as “partnershiprepresentative,” including filing any forms or documents with the IRS, and (y) to take such other action as may from time to time be required under the Code and the Regulations. The “partnership representative” of the Company shall be entitled to be reimbursed by the Company for all reasonable third-party out-of-pocket costs and expenses incurred in connection with any tax proceeding relating to the Company. Notwithstanding the foregoing, the “partnership representative” of the Company shall (i) provide the Members with prompt notice and copies of all communications with the IRS, (ii) reasonably consult with the Members regarding the resolution of any disputes with the IRS, and (iii) not settle any such dispute, extend the statute of limitations with respect to such dispute, or take any other material action that would bind the Company or the Members in connection with such dispute, unless such decision is approved as a Major Decision. As the “partnershiprepresentative” of the Company, the Administrative Member will have the right to make an election to treat any “partnership adjustment” as an adjustment to be taken into account by each Member (and former member) in accordance with Section 6226 of the Code. 1197590.0810C 373745-00003/pdo/agt —56— 4848-9620-3892.16

ARTICLE XII DISSOLUTION AND WINDING UP OF THE COMPANY 12.01 Events Causing Dissolution of the Company Upon any Member’sbankruptcy, resignation, withdrawal, expulsion or other cessation to serve or the admission of a new member into the Company, the Company shall not dissolve but the business of the Company shall continue without interruption or break in continuity. However, the Company shall be dissolved and its affairs wound up upon the first to occur of any of the following events: (a) Failure to Deliver Initial Annual Business Plan. The election of Tejon to dissolve the Company if Majestic does not deliver the initial annual business plan for any reason to the Executive Committee pursuant to Section 2.07 within one hundred fifty (150) days following the Effective Date of this Agreement (provided such election is made prior to the date (if any) that the Executive Committee approves the initial annual business plan for the Company); (b) Failure to Approve Initial Business Plan. The election of either Member to dissolve the Company if the Executive Committee for any reason does not approve the initial annual business plan in its sole and absolute discretion pursuant to Section 2.07 prior to the first anniversary of the Effective Date (provided such election is made prior to the date (if any) that the Executive Committee approves the initial annual business plan for the Company); (c) Sale of Assets. The sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of all consideration received in such transaction (including, without limitation, the collection of any promissory note received by the Company); (d) Election of Members. The affirmative election of the Executive Committee to dissolve the Company; or (e) Decree of Dissolution. The entry of a decree ofjudicial dissolution pursuant to Section 18-802 of the Delaware Act. Except as provided above in this Section 12.01,neither Member shall have the right to, and each Member hereby waives to the maximum extent allowed by law the right to, unilaterally seek to dissolve or cause the dissolution of the Company or to unilaterally seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the other Member. 12.02 Winding Up of the Company Upon the Liquidation of the Company, the Administrative Member shall proceed to the winding up of the business and affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members 1197590.08/DC 373745-00003/pdo/agt —57— 4848-9620-3892.16

in accordance with this Agreement. Subject to Section 12.03,the assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (a) Creditors. First, to creditors of the Company (including Members who are creditors) in the order of priority as provided by law; (b) Reserves. Second, to establishing any reserves which the Administrative Member reasonably determines are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and (c) Remaining Amounts. Thereafter, to the Members in the order of priority set forth in Section 5.01. Any reserves withheld pursuant to Section 12.02(b) shall be distributed as soon as practicable, as determined in the reasonable discretion of the Administrative Member, in the order of priority set forth in Section 12.02(c). The Members believe and intend that the effect of making any and all liquidating distributions in accordance with the provisions of Section 12.02(c) shall result in such liquidating distributions being made to the Members in proportion to the positive balances standing in their respective Capital Accounts. If this is not the result, then the Administrative Member, upon the advice of tax counsel to the Company, is hereby authorized to make such amendments to the provisions of Article IV that are reasonably approved by the Executive Committee as may be necessary to cause such allocations to be in compliance with Code Section 704(b) and the Treasury Regulations promulgated thereunder. 12.03 Distribution of Assets Upon Early Dissolution Events Following the effective date of any notice delivered to dissolve the Company pursuant to Section 12.01(a) or 12.01(b),(i) Tejon shall not have any duty or obligation to convey (or cause to be conveyed) the Property (or any portion thereof) or any rights related thereto to the Company, and (ii) neither the Company nor Majestic shall have any rights to participate in, or otherwise realize any economic benefit from, the Property (or any rights related thereto). In the case of a dissolution pursuant to Section 12.01(a) or Section 12.01(b), (A) the Company shall transfer, convey and assign (to the extent assignable) to Tejon any and all studies, surveys, plans, engineering and all other materials and rights owned by the Company that in any way relate to or benefit the Property (collectively, the “Property Materials & Rights”), and (B) any such transfer, conveyance and assignment shall be made by the Company to Tejon for no consideration on an “AS-IS”basis without any representation or warranty whatsoever from the Company, Majestic andlor any Affiliate thereof. If Tejon’sRepresentatives unreasonably withhold their approval of the Company’sinitial business plan pursuant to Section 2.07 and the Company is thereafter dissolved at the election of either Member pursuant to Section 12.01(b), then Tejon shall be required to reimburse the Company for all costs and expenses reimbursed or paid for by the Company to procure the Property Materials & Rights if and to the limited extent 1197590.0810C 373745-00003/pdo/agt 58 4848-9620-389216

Majestic would otherwise receive less than the entire balance standing in its Unreturned Contribution Account upon the dissolution of the Company. Any amounts contributed by Tejon pursuant to this Section 12.03 shall be distributed to the Members in accordance with the terms of Section 5.01. 1204 Negative Capital Account Restoration No Member shall have any obligation whatsoever upon the Liquidation of such Member’s Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Account to the Company, to the other Member or to any other Person. ARTICLE XIII MISCELLANEOUS 13.01 Amendments This Agreement may be amended andlor modified only with the written approval of both Members. 13.02 Waiver of Conflict Interest EACH MEMBER HEREBY ACKNOWLEDGES AND AGREES THAT, IN CONNECTION WITH THE DRAFTING, PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND THE CONTRIBUTION AGREEMENT, THE FORMATION OF THE COMPANY AND ALL OTHER MATTERS RELATED THERETO, (I) ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP HAS ONLY REPRESENTED THE INTERESTS OF TEJON, AND NOT THE INTERESTS OF MAJESTIC, THE COMPANY OR ANY OTHER PARTY, AND (II) SNELL & WILMER LLP HAS ONLY REPRESENTED THE 1NTERESTS OF MAJESTIC AND NOT THE INTERESTS OF TEJON, THE COMPANY OR ANY OTHER PARTY. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR ANY MEMBER MAY ALSO PERFORM SERVICES FOR THE COMPANY. TO THE EXTENT THAT THE FOREGOING REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND EACH MEMBER HEREBY EXPRESSLY WAIVES ANY SUCH CONFLICT OF INTEREST. EACH MEMBER FURTHER ACKNOWLEDGES THAT THE ATTORNEYS, ACCOUNTANTS AN]) OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY SHALL NOT BE DEEMED BY VIRTUE OF SUCH REPRESENTATION TO HAVE ALSO REPRESENTED ANY OTHER PARTY IN CONNECTION WITH ANY SUCH MATTERS. 13.03 Partnership Intended Solely for Tax Purposes The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under Delaware or California law (or any other state law). The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 13.03 for 1197590.08/CC 373745-00003Jpdo/agt 4848-9620-3892.16

all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities. 13.04 Notices All notices or other con-irnunicationsrequired or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) facsimile or email. Any such notice or other communication shall be deemed received and effective upon the earlier of(A) if personally delivered, the date of deliveryto the address of the Person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender’sdelivery invoice from such carrier; (C) if mailed, on the date of delivery as shown by the sender’sregistry or certification receipt; or (D) if given by facsimile or email, when sent if received by the intended recipient of such facsimile or email prior to 5:00 p.m. on a Business Day or on the next Business Day if not received by the recipient of such facsimile prior to 5:00 p.m. on a Business Day. Any notice or other communication sent by facsimile or email must be confirmed within two (2) Business Days by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of receipt, delivery, or giving or effective date, as the case may be, of any notice or conmiunication shall refer to the date such communication becomes effective under the tenus of this Section 13.04. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth in Section 1.02. The address for either Member may be changed by giving written notice to the other Member in the manner set forth in this Section 13.04. Rejection or other reftisal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent. 13.05 Construction of Agreement The Article and Sectionheadings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. ‘Wherethe context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa. Each Member acknowledges that (i) each Member is of equal bargaining strength; (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, or any Exhibits attached hereto. 1197590.08/OC 373745-00003Ipdofagt 60 4848-9620-3892.16

13.06 Counterparts This Agreement may be executed and delivered in multiple counterparts including by facsimile or .pdf file, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. 13.07 Attorneys’Fees If any lawsuit, arbitration, mediation or other proceeding is commenced by any Member against any other Member that arises out of, or relates to, this Agreement, then the prevailing Member in such action shall be entitled to recover reasonable attorneys’fees and costs. Any judgment or order entered in any such action shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’and expert witness fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. 13.08 Approval Standard The consent, approval or determination of any Member or Representative required or permitted under this Agreement may be withheld in such party’ssole and absolute discretion, unless this Agreement provides that such consent or approval shall not be unreasonably withheld (or another standard is specifically provided for in this Agreement for such matter). 13.09 Further Acts Each Member covenants, on behalf of such Member and such Member’ssuccessors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be reasonably necessary or desirable to implement, accomplish, and/or consummate the formation of the Company, the achievement of the Company’spurposes, and any other matter contemplated under this Agreement. 13.10 Preservation of Intent If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state orjurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected, it being intended that the Members’rights and privileges described in this Agreement shall be enforceable to the fullest extent permitted by law. I 197590.08/OC 373745-00003/pdo/agt 61 4848-9620-3892.16

13.11 Waiver No consent or waiver, express or implied, by a party to or of any breach or default by any other party in the performance by such other party of such other party’sobligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non- complaining or non-declaring party of the latter’srights hereunder. 13.12 Entire Agreement This Agreement, together with the Contribution Agreement, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof. 13.13 Choice of Law Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly acknowledge and agree that all of the terms and provisions of this Agreement shall be construed under the laws of the State of Delaware (without giving effect to the conflicts of laws and principles thereof). In furtherance of the foregoing, and pursuant to Section 17708.01(a) of the California Act, all rights, duties, obligations and remedies of the Members shall be governed by the Delaware Act (without giving effect to the conflicts of laws and principals thereof). 13.14 No Third-Party Beneficiaries Except as otherwise set forth in Section 3.05 and Article X, the provisions of this Agreement are not intended to be for the benefit of, or enforceable by, any third party and shall not give rise to a right on the part of any third party (i) to enforce or demand enforcement of a Member’s obligation to contribute capital, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Agreement, or (ii) to demand that the Company, the Administrative Member or the other Member obtain financing or issue any capital call. 13.15 Successors and Assigns Subject to the restrictions set forth in Article VI and Section 9.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns. 13.16 No Usury Notwithstanding any other provision in this Agreement, the rate of interest charged by the Company or by any Member (and/or any Affiliate thereof) in connection with any obligation under this Agreement shall not exceed the maximum rate permitted by applicable law. To the 1197590.0810C 373745-00003/pdo/agt 4848-9620-3892.16

extent that any interest charged by the Company or by any Member (and!or Affiliate thereof) shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment of principal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the payor). In furtherance of the foregoing, the Members acknowledge and agree that pursuant to the Delaware Act, no obligation of a Member to the Company shall be subject to the defense of usury, and no Member shall impose the defense of usury with respect to any such obligation in any action. 13.17 Venue If any litigation, claim or lawsuit directly or indirectly arising out of this Agreement is not required to be resolved in accordance with the JAMS procedures provided for under Section 13.18, then each Member hereby irrevocably consents to the maximum extent allowed by law to the exclusivejurisdiction of the state and federal courts located in California and to the exclusive venue of (i) the Eastern District of California for any federal action or proceeding arising out of or relating to, this Agreement, and (ii) the Superior Court of California located in Kern County, California for any state action or proceeding arising out of, or relating to, this Agreement. 13.18 Dispute Resolution Any action to resolve any controversy or claim arising out of, or related to in any way to, this Agreement (exclusive of any impasse on any Major Decision) or the Contribution Agreement, including, without limitation, any alleged breach of this Agreement or the Contribution Agreement and any claim based upon any tort theory, however characterized shall be resolved through a binding arbitration before an arbitrator in accordance with the terms of this Section 13.18. (a) Binding Arbitration. Any Member desiring to bring any action under this Agreement or the Contribution Agreement shall give written notice to the other Member (the “Arbitration Notice”), which notice shall state with particularity the nature of the dispute and the demand for relief’,making specific reference by Section and title, if applicable, of the provisions of this Agreement or the Contribution Agreement pertaining to the dispute. This arbitration provision and its validity, construction, and performance shall be governed by the Federal Arbitration Act (the “FAA”) and cases decided thereunder and, to the extent relevant, the laws of the State of California. Further, the terms and procedures governing the enforcement of this Section 13.18 shall be governed by and construed and enforced in accordance with the FAA, and not individual state laws regarding enforcement of arbitration agreements. (b) Selection of Arbitrator. The Members shall endeavor to agree, within thirty (30) days of the Arbitration Notice, upon a mutually acceptable arbitrator to resolve the dispute. The arbitrator shall be a single formerjudge of the Superior Court or the Court of Appeal of the State of California or a member in good standing with the California State Bar currently employed by or associated with the office of JAMS/ENDISPUTE (“JAMS”) located in Los Angeles, California. The arbitrator shall I I975900810C 373745-00003/pdo/agt 4848-9620-3892 16 have no direct or indirect social, political or business relationship of any sort with either of the Members, their respective legal counsel or any other Person materially involved with the Project. If the Members cannot agree upon the arbitrator within such thirty (30)-day period, then JAMS, in its sole discretion, shall provide a list of three (3) arbitrators with the qualifications set forth above. Within ten (10) days of JAMS providing the above-described list, each Member shall be entitled to strike one (1) name from the list and so notify JAMS. JAMS, in its sole discretion, thereafter shall select as arbitrator any one (1) of the persons remaining on the list, and the person so selected shall thereafter serve as arbitrator. If for any reason JAMS is unable or unwilling to make such an appointment, then any Member may apply to the Superior Court of the State of California in and for the County of Los Angeles for appointment of any formerjudge of the Superior Court or the Court of Appeal of the State of California to serve as arbitrator. The appointment of an arbitrator, whether by JAMS or by the Superior Court pursuant to the foregoing, shall be made, and the arbitrator shall serve, without further objection from any Member, except on the ground of conflict of interest, if any, pursuant to the same rules that would apply if the arbitrator was serving as an active member of the Superior Court or Court of Appeal. (c) Location of Proceeding. The proceeding shall take place at a City of Los Angeles office of JAMS and shall be conducted pursuant to the provisions of JAMS Comprehensive Arbitration Rules & Procedures in effect on the date of the Arbitration Notice (the “Rules”); provided that in all events the rules of evidence in such proceeding shall be governed by the California Evidence Code. Discovery between the parties prior to the arbitration hearing shall be limited to the mutual exchange of relevant documents. Interrogatories and request for admissions shall not be allowed under any circumstance. Depositions of witnesses shall not be permitted, unless it is shown that the witness will be otherwise unavailable and it is necessary to preserve his or her testimony for the hearing. The arbitrator shall have the authority set forth in Section 1282.6 of the California Code of Civil Procedure to issue subpoenas requiring the attendance at the hearing of witnesses, and to issue subpoenas duces tccum for the production at the hearing of books, records, documents and other evidence. (d) Resolution Dispute. Except as otherwise provided in Section 13.18(c), the arbitrator shall apply Delaware law in resolving the dispute. In resolving the dispute, the arbitrator shall apply the pertinent provisions of this Agreement without departure therefrom in any respect, and the arbitrator shall not have the power to change any of the provisions of the Agreement. The arbitrator shall try all of the issues including, without limitation, any issues that may be raised concerning whether the dispute is subject to the provisions of this Section 13.18 and any and all other issues, whether of fact or of law, and shall hear and decide all motions and matters of any kind. The arbitrator shall not be required to prepare a written statement of decision as to any interlocutory decision, but at the conclusion of the arbitration shall prepare a written statement of decision thereon which shall be final and binding upon the parties, and upon which judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. Any interlocutory decisions by the arbitrator likewise shall be fmal and binding, except that the arbitrator shall have the power to reconsider such decisions for good cause shown. The Members shall not have the right to appeal the arbitration I 19759008/OC 373745-00003/pdo/agt 4848-9620-389216

award consistent with the JAMS Optional Arbitration Appeal Procedure in effect at the time or any similar successor rules. Subject to the limitations in this Section 13.18, the arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive, exemplary, treble or other enhanced damages. The arbitrator shall have no power or authority to issue any award or determination that would amend or modify this Agreement. Notwithstanding the foregoing, a party shall be permitted to seek a temporary restraining order or injunctive relief in a court of competent jurisdiction with regard to any controversy, dispute or claim between them relating to or arising out of this Agreement, a breach of this Agreement or the tennination of the Administrative Member, where such relief is appropriate; provided that other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.18. Each Member shall use reasonable efforts to expedite the arbitration process, and each Member shall have the right to be represented by counsel. (e) Award of Fees. Subject to the obligation of the arbitrator to award such fees and expenses to the prevailing party as provided in Section 13.07, until the arbitrator issues his or her final statement of decision, each Member shall pay the fees and expenses of its attorneys and experts in connection with the adjudication and one-half of the fees and expenses of the arbitrator; provided, however, that the arbitrator shall have the same power as a judge pursuant to the California Code of Civil Procedure to award sanctions with reference to interlocutory matters. Subject to Section 13.07, the Member shall bear an equal (pro rata) share of any arbitration costs, including any administrative or hearing fees charged by the arbitrator or JAMS. (f) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH MEMBER HEREBY WAIVES EACH SUCH MEMBERS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER AS PLAINTIFF, DEFENI)ANT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATED TO THE COMPANY, THIS AGREEMENT, THE CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY MEMBER AGAINST THE OTHER MEMBER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH MEMBER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY AN ARBITRATOR AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CANNOT BE TRIED BY SUCH ARBITRATOR. WITHOUT LIMITING ThE FOREGOING, EACH MEMBER FURTHER AGREES THAT EACH SUCH MEMBERS RIGHT TO A TRIAL BY JURY IS WAIVED TO THE MAXIMUM EXTENT ALLOWED BY LAW BY OPERATION OF THE FOREGOING AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR ENPART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE CONTRIBUTION AGREEMENT OR ANY PROVISION OF EITHER SUCH AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT I197590.08/OC 373745-00003/pdo/agt 65 4848-9620-3892.16

AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND/OR THE CONTRIBUTION AGREEMENT. 1NITIA OF INITIALS OF TEJON MAJESTIC (g) Survivability. The provisions of this Section 13.18 shall survive the withdrawal of any Member from the Company and the dissolution and liquidation of the Company. 13.19 Timing All dates and times specified in this Agreement are of the essence and shall be strictly enforced. 13.20 Remedies for Breach of this Agreement Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled. 13.21 Survivability of Representations and Warranties All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnities contained in Sections 7.10, 8.09, 9.03, 9.05 and 10.02(b) shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member and the Liquidation of the Company. 13.22 Reasonableness of Rights and Remedies THE RIGHTS AND REMEDIES SET FORTH TNTHIS AGREEMENT (INCLUI)ING, WITHOUT LIMITATION, SECTION 3.03 ANT)ARTICLES VI AND VII) ARE A MATERIAL INDUCEMENT FOR EACH MEMBER TO ENTER INTO THIS AGREEMENT, AND THE MEMBERS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT BUT FOR THE AGREEMENT OF EACH MEMBER TO BE BOIJND BY SUCH REMEDIES. EACH MEMBER ACKNOWLEDGES AND AGREES THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND HAVE BEEN ENTERED INTO WITH THE INFORMED CONSENT OF EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE COMPANY AND THE NON-DEFAULTING MEMBER MAY SUFFER IN CONNECTION WITH THE OCCURRENCE OF ANY OF THE DEFAULTS DESCRIBED ABOVE. THEREFORE, EACH MEMBER AGREES THAT THE REMEDIES SET FORTH ABOVE REASONABLY AND FAIRLY REFLECT THE DETRIMENT THAT THE COMPANY AND THE NON-DEFAULTING MEMBER WOULD SUFFER IN SUCH EVENT AND, TNLIGHT OF THE DIFFICULTY IN DETERMINING ACTUAL DAMAGES, REPRESENT A PRIOR AGREEMENT AMONG THE MEMBERS AS TO APPROPRIATE LIQUIDATED I 197590.08/OC 373745-00003Ipdo/agt 66 4848-9620-3892.16

DAMAGES. EACH MEMBER ALSO AGREES THAT THE REMEDIES SET FORTH ABOVE ARE NOT INTENDED AS A FORFEITURE OR PENALTY UISW)ERDELAWARE OR ANY OTHER APPLICABLE STATE LAW. EACH MEMBER FURTHER COVENANTS NOT TO CONTEST THE VALIDITY OF THE REMEDIES SET FORTH ABOVE AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (ANI)/OR TNANY ARBITRATION OR MEDIATION). 13.23 Force Majeure The time period for each Member to perform any obligation under this Agreement shall be extended for the time period such Member (the “Obligated Member”) is unable to perform such obligation as a result of any Force Majeure Delay. The term “Force Majeure Delay” means any delay as a result of war, national emergency, strikes (other than strikes or labor disturbances limited in scope to primarily the employees of the Obligated Member or any Affiliate thereof), riot or civil unrest, utility failure, acts of God (excluding inclement weather) or other events totally outside the control of the Obligated Member or any Affiliate thereof. Notwithstanding the foregoing, no Force Majeure Delay shall be deemed to exist as a result of (i) the Obligated Member’slack of funds (other than a temporary lack of funds resulting from any event totally outside the control of the Obligated Member described in the preceding sentence), or (ii) any delay solely caused by any act or omission of the Obligated Member or any Affiliate thereof, and in any event, the length of any Force Majeure Delay shall be reduced by (A) the time period that elapses after the tenth Business Day following the initial cause of the delay through the date the Obligated Member notifies the other Member in writing of the delay and the reason for the delay (if the Obligated Member has previously failed to provide such notice to the other Member on or before the tenth Business Day following the initial cause of the delay), or (B) the length of any delay caused by the Obligated Member’sfailure to promptly exercise and continue to exercise reasonable commercial efforts to remove or overcome such delay. All other delays from acts or events are explicitly excluded from Force Majeure Delays and shall not extend the time period for any Member to perform any of its obligations under this Agreement. ARTICLE XIV DEFINITIONS 14.01 Accountant’sNotice The term “Accountant’s Notice” is defined in Section 7.03. 14.02 Accounting Firm The term “Accounting Firm” means Ernst & Young or such other accounting firm as selected by the Executive Committee. 14.03 Actual Knowledge of Majestic The term “Actual Knowledge of Majestic” is defined in Section 9.02. I 197590.08/OC 373745-00003/pdo/agt —67— 4848-9620-3892.16

14.04 Actual Knowledge of Telon The tenu “Actual Knowledge of Tejon” is defined in Section 9.01. 14.05 Additional Contribution Date The term “Additional Contribution Date” is defined in Section 3.02. 14.06 Adjusted Accountant’sNotice The term “Adjusted Accountant’s Notice” is defined in Section 7.05. 14.07 Adjusted Capital Account The term “Adjusted Capital Account” means, with respect to each Member as of the end of each Fiscal Year of the Company, such Member’sCapital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member’sCapital Account that such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations at the end of such Fiscal Year. 14.08 Adjusted Price Determination Notice The tenri “Adjusted Price Determination Notice” is defined in Section 8.05. 14.09 Administrative Member The term “Administrative Member” is defined in Section 2.03. 14.10 Affiliate The term “Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to (i) vote more than fifty percent (50%) of the outstanding voting securities of such Person, or (ii) otherwise direct management policies of such Person by contract or otherwise. 14.11 Affiliate Agreements The term “Affiliate Agreements” is defined in Section 2.15. 14.12 Affiliated Member The term “Affiliated Member” is defined in Section 2.15. I 19759008/OC 373745-00003Ipdo/agt 68 4848-9620-389216

14.13 Affiliated Parties The term “Affiliated Parties is defined in Section 9.05. 14.14 Agreed Value The term “Agreed Value” is defined in Section 3.01(b). 14.15 Agreement The term “Agreement” means this Limited Liability Company Agreement of TRC-MRC 3, LLC. 14.16 Applicable ABP Date The term “Applicable ABP Date” is defined in Section 2.07. 14.17 Applicable Construction Costs The term “Applicable Construction Costs” is defined in Section 2.10. 14.18 Appraised Value The tenn “Appraised Value” is defined in Section 7.03(a). 14.19 Approved Business Plan The term “Approved Business Plan” is defined in Section 2.07. 14.20 Arbitration Notice The term “Arbitration Notice” is defined in Section 13.18(a). 14.21 Bad Acts The term “Bad Acts” is defined in Section 10.02(a). 14.22 Book Basis The term “Book Basis” means, with respect to any asset of the Company, the Gross Asset Value (as determined under this Agreement). The Book Basis of all assets of the Company shall be adjusted thereafter by depreciation as provided in Treasury Regulation Section 1.704- 1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization. I 197590.08/OC 373745-00003/pdo/agt —69- 4848-9620-3892,16

14.23 Business Day The term “Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close under the laws of such state or the United States. 14.24 Business Plan Period The term “Business Plan Period” means the twelve (12)-month period ending December 31 of each year; provided that the initial Business Plan Period shall be the period beginning on the Initial Contribution Date and ending on the estimated Project Stabilization Date; and the second Business Plan Period shall be the period beginning on the day after the Project Stabilization Date and ending on the subsequent December 31. 14.25 California Act The term “California Act” means the California Revised Uniform Limited Liability Company Act as set forth in Title 2.6, Chapter 1 et çq. of the California Corporations Code, as hereafter amended from time to time. 14.26 Cap Balance Return The term “Cap Balance Return” means, with respect to each Member, a cumulative amount calculated like interest at the rate of five percent (5%) per annum, compounded monthly, and accrued commencing from and after the Substantial Completion Date on the excess, if any, of (i) the balance standing in such Member’sUnreturned Contribution Account, minus (ii) the balance standing in the other Member’sUnreturned Contribution Account (both determined as of the date the Cap Balance Return is being calculated), to the extent such difference is a positive number. For financial and income tax reporting purposes, neither accrual nor payment of the Cap Balance Return shall be an expense of the Company nor be treated as a guaranteed payment under Section 707(c) of the Code. 14.27 Capital Account The term “Capital Account” means with respect to each Member, the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value at the time of contribution (as determined by the Executive Committee) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income and gain specially allocated to such Member pursuant to Sections 4.03 and 4.04, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by the Executive Committee) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses allocated to such Member, and any and all losses and deductions, including, without limitation, I 197590.08/OC 373745-00003/pdo/agt -70- 4848-9620-3892.16

any and all partnership andlor partner “nonrecourse deductions” specially allocated to such Member pursuant to Sections 4.03 and 4.04. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. 14.28 Capital Call Notice The term “Capital Call Notice” is defined in Section 3.02. 14.29 Cash Flow The term “Cash Flow” means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member and any reimbursements made to any Member, but exclusive of distributions to the Members in their capacities as such) of the Company prior to that date, and (ii) any reserve, reasonably determined by Administrative Member, for anticipated cash disbursements, including debt service, that will have to be made before additional cash receipts from third parties will provide the funds therefor. 14.30 Certificates The term “Certificates” is defined in Section 3.03(a). 14.31 Code The term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafler amended from time to time (andlor any corresponding provision of any superseding revenue law). 14.32 Commerce The term “Commerce” is defined in Section 2.04(g). 14.33 Company The term “Company” means the limited liability company created pursuant to this Agreement and the filing of the Certificate of Formation for the Company with the Office of the Delaware Secretary of State in accordance with the provisions of the Delaware Act. 14.34 Competing Member The term “Competing Member” is defined in Section 10.05(a). 14.35 Construction Contract The tenn “Construction Contract” is defmed in Section 2.10. 1197590.0810C 373745-00003/pdo/agt —71— 4848-9620-3 892 16

14.36 Construction Loan The term “Construction Loan’ is defmed in Section 3.04. 14.37 Consultants The term “Consultants” is defined in Section 2.11. 14.38 Contributing Member The term “Contributing Member” is defined in Section 3.03. 14.39 Contributing Party The term “Contributing Party” is defined in Section 3.05. 14.40 Contribution Agreement The term “Contribution Agreement” is defined in Section 2.07. 14.41 Covered Persons The term “Covered Persons” is defined in Section 10.02(a). 14.42 Default Events The term “Default Events” is defined in Section 7.01. 14.43 Default Loan The term “Default Loan” is defined in Section 3.03(a). 14.44 Default Notice The tenn “Default Notice” is defined in Section 7.02. 14.45 Defaulting Member The term “Defaulting Member” is defined in Section 7.01. 14.46 Defaulting Member’sPurchase Price The term “Defaulting Member’s Purchase Price” is defined in Section 7.03. 14.47 Delaware Act The term “Delaware Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et q.), as hereafter amended from time to time. I 197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

14.48 Delinquent Contribution The term “Delinquent Contribution” is defined in Section 3.03. 14.49 Deposit The term “Deposit” is defined in Section 8.04. 14.50 Design-Builder The term “Design-Builder” is defined in Section 2.10. 14.51 Development Budget The term “Development Budget” is defined in Section 2.08. 14.52 Development Fee The term “Development Fee” is defined in Section 2.11. 14.53 Development Plan The term “Development Plan” is defined in Section 2.08. 14.54 Dilution Percentage The term “Dilution Percentage” is defined in Section 3.03(b). 14.55 Effective Date The term “Effective Date” is defined in the Preamble. 14.56 Electing Member The term “Electing Member” is defined in Section 8.01. 14.57 Election Notice The term “Election Notice” is defined in Section 8.01. 14.58 Enforceability Exceptions The term “Enforceability Exceptions” is defined in Section 9.01(c). 14.59 Equalization Condition The term “Equalization Condition” is defined in Section 3.02(a). 1197590.08/OC 373745-00003/pdo/agt -73- 4848-9620-3892.16

14.60 Executive Committee The term ‘Executive Committee” is defined in Section 2.01(a). 14.61 FAA The term “FAA” is defined in Section 13.18(a). 14.62 Fiscal Year The term “Fiscal Year” means the twelve (12)-month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the Effective Date and ending on December 31, 2018, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods. 14.63 Force Majeure Delay The term “Force Majeure Delay” is defined in Section 13.23. 14.64 Gross Asset Value The term “Gross Asset Value” means, in respect to any asset of the Company, the asset’s adjusted tax basis for federal income tax purposes; provided, however, that (i) the Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Section 7701(g) of the Code), as determined by the Executive Committee; and (ii) the Gross Asset Values of all Company assets may be adjusted, by the Executive Committee, to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as reasonably determined by the Executive Committee, as of (A) the date of the acquisition of an additional interest in the Company by any new or existing member in exchange for more than a de minimis contribution to the capital of the Company, or (B) upon the Liquidation of the Company or the distribution by the Company to a retiring or continuing member of more than a de minimis amount of money or other Company property in reduction of such Member’s Interest. Any adjustments made to the Gross Asset Value of Company assets pursuant to the foregoing provisions shall be reflected in the Members’ Capital Account balances in the manner set forth in Treasury Regulation Sections 1.704-1(b) and 1.704-2. 14.65 Guarantor(s) The terms “Guarantor” and “Guarantors” are defined in Section 3.05. 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

14.66 Hypothetical Distribution The term “Hypothetical Distribution” means, with respect to each Member and any Fiscal Year, the amount that would be received by such Member (or, in certain cases, reduced as appropriate by the amount such Member would be obligated to pay) if all Company assets were sold for cash equal to their Book Basis, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each nonrecourse liability to the Book Basis of the assets securing each such liability), and the net assets of the Company were distributed in full to the Members pursuant to Section 5.01. 14.67 Impasse Event The term “Impasse Event” is defined in Section 2.02(k). 14.68 Improvements The term “Improvements” is defined in Section 1.03. 14.69 Initial Contribution Date The term “Initial Contribution Date” is defined in Section 3.01(b). 14.70 Interest The term “Interest’ means with respect to each Member, all of such Member’sright, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act. 14.71 JAIMS The term “JAMS” is defined in Section 13.18(b). 14.72 Just Cause Event The term “Just Cause Event” is defined in Section 2.16(c). 14.73 Lender(s) The terms “Lender’ and “Lenders” are defined in Section 3.04. 14.74 Liquidation The term “Liquidation” means, (i) with respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) with respect to a Member wherein the Company is not in Liquidation, I197590.08/OC 373745-00003/pdo/agt -75- 4848-9620-3892.16

means the liquidation of a Member’sinterest in the Company under Treasury Regulation Section 1.761-1(d). 14.75 Loans The term “Loans” is defined in Section 3.04. 14.76 Lockout Date The term “Lockout Date” is defined in Section 8.01. 14.77 Losses The term “Losses” is defined in Section 3.05. 14.78 jyçj The term “Lyda” is defined in Section 2.01(b). 14.79 Majestic The term “Majestic” is defined in the Preamble. 14.80 Majestic Group The term “Majestic Group” is defined in the Section 6.02(e). 14.81 Major Decisions The term “Major Decisions” is defined in Section 2.04. 14.82 Marketing Plan The term “Marketing Plan” is defined in Section 2.13. 14.83 Master Developer Work The term “Master Developer Work” is defined in Section 2.12. 14.84 Member(s) The term “Members” means Tejon and Majestic, collectively; the term “Member” means either one (1) of the Members. 14.85 MRC The term “MRC” is defined in Section 6.02(c). 1197590.08/OC 373745-00003/pdo/agt -76- 4848-9620-3892.16

14.86 Net Profits and Net Losses The terms “Net Profits” and “Net Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’staxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b),and (ii) any and all items of gross income, gain, loss andlor deductions, including, without limitation, any and all partnership and/or partner “nonrecourse deductions” specially allocated to any Member pursuant to Sections 4.03 and 4.04 shall not be taken into account in calculating such taxable income or loss. 14.87 Non-Competing Member The term “Non-Competing Member” is defined in Section 10.05(a). 14.88 Non-Contributing Member The term “Non-Contributing Member” is defined in Section 3.03. 14.89 Non-Contributing Party The tenn “Non-Contributing Party” is defined in Section 3.05. 14.90 Non-Defaulting Member The term “Non-Defaulting Member” is defined in Section 7.01. 14.91 Non-Electing Member The term “Non-Electing Member” is defined in Section 8.01. 14.92 Nonrecourse Documents The term “Nonrecourse Documents” is defined in Section 3.05. 14.93 Nonrecourse Parties The term “Nonrecourse Parties” is defined in Section 10.03. 14.94 Obligated Member The term “Obligated Member” is defined in Section 13.23. 14.95 OFAC The term “OFAC” is defined in Section 9.01(h). 119759008/ac 373745-00003/pdo/agt —77— 4848-9620-389216

14.96 Officers The term “Officers” is defined in Section 2.17(a). 14.97 Operating Budget The term “Operating Budget” is defined in Section 2.09. 14.98 Partially Adjusted Capital Account The term “Partially Adjusted Capital Account” means, with respect to each Member and taxable year, the Capital Account of such Member at the beginning of such taxable year, adjusted as set forth in the definition of “CapitalAccount” for all contributions and distributions during such year and all special allocations pursuant to Sections 4.03 and 4.04, but before giving effect to any allocation to Net Profits or Net Losses for such taxable year pursuant to Section 4.01 or 4.02. 14.99 Percentage Interest The term “Percentage Interest” means, with respect to each Member, the percentage set forth opposite such Member’sname on Exhibit “A”attached hereto under the column labeled “Percentage Interest,” subject to any adjustment pursuant to Section 3.03(b). 14.100 Permanent Loan The term “Permanent Loan” is defined in Section 3.04. 14.101 Permitted Transferees The term “Permitted Transferees” is defined in Section 6.02. 14.102 Person The term “Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee, or any other individual or entity, in its own or any representative capacity. 14.103 Pre-Development Budget The term “Pre-Development Budget” is defined in Section 2.06. 14.104 Price Determination Notice The term “Price Determination Notice” is defined in Section 8.02. 14.105 Pro Rata Share The term “Pro Rata Share” is defined in Section 3.05. 1197590.0810C 373745-00003/pdo/agt 78 4848-9620-3892.16

14.106 Prohibited Transfer The term “Prohibited Transfer” is defmed in Section 10.02(a). 14.107 Project The tenn “Project” is defined in Section 1.03. 14.108 Project Stabilization Date The term “Project Stabilization Date” means the first date that the Company has under lease and occupancy by tenants at least ninety-five percent (95%) of the space available for lease in the Project. 14.109 Property The term “Property” is defined in Section 1.03. 14.110 Property Management Fee The term “Property Management Fee” is defined in Section 2.14. 14.111 Property Material & Rights The term “Property Material & Rights” is defined in Section 12.03. 14.112 Purchase Notice The term “Purchase Notice” is defined in Section 8.03. 14.113 Purchase Price The term “Purchase Price” is defined in Section 8.02. 14.114 Quorum The term “Quorum” is defined in Section 2.02(a). 14.115 Real Estate Assets The tenri “Real Estate Assets” is defined in the Section 6.02(d). 14.116 Recourse Documents The term “Recourse Documents” is defined in Section 3.05. 14.117 Regulatory Allocations The term “Regulatory Allocations” is defined in Section 4.04. 1197590.08/CC 373745-00003/pdo/agl —79— 4848-9620-3892.16

temporary therefrom acknowledges intended 4848-9620-3 373745-00003/pd 1 197590.0810C The The 14.118 The 14.119 The 14.120 The 14.12 The 14.122 The 14.123 The 14.124 The 14.125 14.126 The The 14.127 14.128 892.16 use. all term oIagt term terms certificate term term term term term term term term 1 tenant that Removal Rentfro Representative(s) Response Roski Roski “Rentfro” Rules “Response Securities “Roski” Shortfall “Roski Stated “Rules” Removal Substantial “Securities “Shortfall” “Stated “Substantial ‘Representative’ the improvements), of Family Project Value Family” occupancy Notice is is Value” Period Acts Notice’ is defined defined Period” Completion Acts” is defined and Completion defined is is its is is in (or defined in and defined is pursuant in defmed defined construction Section Section defined its in Section “Representatives” Date Section equivalent) in in Date” in in to 6.02(c). Section Section 13.18(c). in 2.0 80 Section Section which Section 3.02. means is 1(b). complete for 6.02(c). 8.01. the 9.04(a)(i). 2.16(c). the 2.05. the local are occupancy date and defined governing that available Kern in of Section the authority County for Project occupancy 2.0 issues generally 1(b). (excepting a for its

14.129 Target Capital Account The term ‘Target Capital Account” means, with respect to each Member and any taxable year, an amount (which may be either a positive or a deficit balance) equal to the Hypothetical Distribution such Member would receive (or, in certain cases, reduced as appropriate by the amount such Member would be required to pay), minus the Member’sshare of Company minimum gain determined pursuant to Treasury Regulation Section 1.704-2(g), and minus the Member’sshare of partner minimum gain determined in accordance with Treasury Regulation Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in the definition of “Hypothetical Distribution.” 14.130 Tejon The term “Tejon” is defined in the Preamble. 14.131 Teion Group The term ‘Tejon Group” is defined in the Section 6.02(d). 14.132 Transfer The term “Transfer” is defmed in Section 6.01. 14.133 Treasury Regulation The term ‘Treasury Regulation” means any proposed, temporary andlor final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (andlor any corresponding provisions of any superseding revenue law and/or regulation). 14.134 Unreturned Contribution Account The term “Unreturned Contribution Account” means a separate account to be maintained by the Company for each Member that will be credited by the Agreed Value of the Property (in the case of Tejon), the agreed value of any other property contributed by such Member, and the amount of money contributed (or deemed contributed) by such Member to the capital of the Company and credited to such account pursuant to Sections 3.01(a), 3.01(b), 3.02, 3.03(a) or 3.03(b), and decreased by the amount of money distributed (or deemed distributed) by the Company to such Member pursuant to Sections 3.03(b), 5.01(b) or 5.01(c), and the fair market value at the time of distribution (as determined by the Executive Committee) of any property distributed to such Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) pursuant to Sections 5.01(b) or 5.01(c). [SIGNATURES ON NEXT PAGE] 1197590.08/DC 373745-00003/pdo/agt 81 4848-9620-3892.16

TNWITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written. Tej on’ TEJON INDUSTRIAL CORP., a California corporation By By: Name: H. H7Fj- Its: V LJTI “Iajestic” MAJESTIC TEJON III, LLC, a Delaware limited liability company By: Majestic Realty Co., a California corporation Its: Manager By: Name: EDWARO P ROSKI, JR. Its: President and Chairman of the Board By: Name: Its: 1197590.08/OC 373745-00003/pdo/agt -82- 4848-9620-3892.16

EXHIBIT "A"

NAMES, ADDRESSES, PERCENTAGE INTERESTS AND INITIAL CASH CONTRIBUTIONS OF THE MEMBERS

Member	Percentage Interest	Initial Cash Contribution
Tejon Industrial Corp. P.O. Box 1000 Lebec, CA 93243 Attn.: Allen Lyda and Joe Rentfro	50.0%	$100,000[1]
Majestic Tejon III, LLC 13191 Crossroads Parkway North, 6th Floor City of Industry, CA 91746-3497 Attn.: Edward P. Roski, Jr. and Brett A. Tremaine	50.0%	$100,000
Totals	100.0%	$200,000

1 Tejon is also required to contribute the Property to the Company at the Agreed Value in accordance with Section 3.01(b).

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

EXHIBIT "A"
-1-

EXHIBIT "B"

LEGAL DESCRIPTION OF THE PROPERTY

[To Be Provided]

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

EXHIBIT "B"
-1-

EXHIBIT "A"
LEGAL DESCRIPTION

ALL THAT PORTION OF PARCEL MAP NO. 10915-"E", FILED FOR RECORD AUGUST 10, 2016 IN PARCEL MAP BOOK 60, PAGES 119 THROUGH 124 (INCLUSIVE), IN THE OFFICE OF THE KERN COUNTY RECORDER; ALSO BEING A PORTION OF SECTION 31, TOWNSHIP 11 NORTH, RANGE 19 WEST, S.B.M., COUNTY OF KERN, STATE OF CALIFORNIA. BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY LINE OF SAID PARCEL MAP NO. 10915-"E", FROM WHICH POINT THE NORTHWEST CORNER THEREOF BEARS NORTH 14°29'54" WEST 1891.08 FEET, THENCE SOUTH 14°29'54" WEST, ALONG SAID WESTERLY LINE, 985.15 FEET, THENCE SOUTH 82°58'20" EAST, 1565.93 FEET TO A POINT ON THE EASTERLY LINE OF SAID PARCEL MAP, THENCE NORTH 4°07'28" WEST, ALONG SAID EASTERLY LINE, 934.07 FEET, THENCE NORTH 82°58'20" WEST, 1746.75 FEET TO THE POINT OF BEGINNING.

CONTAINING 34.85 ACRES, MORE OR LESS

McINTOSH
& ASSOCIATES
661-834-4814 • 661-834-0972
2001 Wheelan Court • Bakersfield, CA 93309

LICENSED LAND SURVEYOR
ROGER A. McINTOSH
No. 4383
STATE OF CALIFORNIA

10-31-18

EXHIBIT “C” PRE-DEVELOPMENT BUDGET [To Be Provided] EXHIBIT “C” 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892 16

Exhibit “C” Pre-Developrnent Budget Cost Estimate Note Architecture & Structural $ 250,000 Commerce Construction Civil Engineering $ 195,000 McIntosh & Associates Mechanical Design $ 10,500 Consultant Estimate Electrical Design $ 22,500 Consultant Estimate Plumbing Design $ 8,500 Consultant Estimate Fire Design $ 19,500 Consultant Estimate Landscape Architecture $ 13,500 Consultant Estimate Geoteclmical Report $ 10,000 Update to Soils Report Environmental $ 5,000 Update to Phase I Plan Check Deposit Fees $ 60,000 Estimated Deposit Title Policy $ 5,500 Estimated Budget Contingency $ 15,000 2.5% of costs Pre-Development Totals $ 615,000

EXHIBIT “D” CONTRIBUTION AGREEMENT [To Be Provided] EXHIBIT ‘D I 197590.08/OC 373745-00003/pdo/agt —I— 4848-9620-3892.16

CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

I.

SUMMARY AND DEFINITION OF BASIC TERMS

THIS CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "**Agreement**"), dated as of the Effective Date set forth in Section 1 of this Article I below, is made by and between TEJON INDUSTRIAL CORP., a California corporation ("**Contributor**"), and TRC-MRC 3, LLC, a Delaware limited liability company ("**Company**"). The terms set forth below shall have the meanings set forth below when used in this Agreement.

Terms of Agreement (first reference in this Agreement)	Description
1. **Effective Date** (Preamble):	_______________, 2019
2. **Closing Date** (Section 2.2):	On or before the tenth "Business Day" following the date that the "Executive Committee" approves the business plan for the first "Business Plan Period" (as the foregoing terms are defined in the "Company Agreement" (which is defined in Recital B below)) pursuant to Section 2.07 of the Company Agreement.
3. **Contributor's Notice Address** (Section 10):	Tejon Industrial Corp. P.O. Box 1000 4436 Lebec Road Lebec, California 93243 Attention: Allen Lyda and Joe Rentfro Emails: alyda@tejonranch.com; jrentfro@tejonranch.com
4. **Company's Notice Address** (Section 10):	TRC-MRC 3, LLC c/o Majestic Realty Co. 13191 Crossroads Parkway North, 6th Floor City of Industry, California 91746-3497 Attn: Edward P. Roski, Jr. and Brett A. Tremaine Emails: dhunt@majesticrealty.com; btremaine@majesticrealty.com
5. **Escrow Holder** and **Escrow Holder's Notice Address** (Sections 2.1 and 10):	Chicago Title Company 4015 Coffee Road, Suite 100 Bakersfield, California 93308 Attn: Maria Biernat Email: biernat@ctt.com

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

6. Title Company Chicago Title Company (Section 3.1.1): 7. Contributor’s Representatives Allen Lyda and Joe Rentfro (Section 8.1.13): 8. Company’s Representatives Brett Tremaine and Thomas Simmons (Section 9.1.7): II. RECITALS A. Contributor is the owner of that certain real property consisting of approximately thirty-three and 6OIlOOths(33.60) net acres (34.85 gross acres) of vacant land located within the Tejon Ranch Commerce Center (the “Project”) in the County of Kern, State of California, and described more particularly on Exhibit “A” attached hereto (the “Land”). B. Concurrently with this Agreement, Contributor (sometimes also referred to herein as “TRC Member”) and Majestic Tejon III, LLC, a California limited liability company (“MRC Member”), as the members, have entered into that certain Limited Liability Company Agreement of TRC-MRC 3, LLC (the “Company Agreement”). C. In connection with the Company Agreement, Contributor (in its capacity as a member of Company) desires to contribute and convey to the capital of Company, and Company desires to accept and acquire and assume from Contributor, all of Contributor’srights, title, interests, duties and obligations in and to the following: i. Subject to the last sentence of this Recital C, the Land and all of Contributor’s interest in all rights, privileges, easements, rights-of-way and appurtenances benefiting the Land including, without limitation, Contributor’s interest, if any, in all air rights, easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land (the Land and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”); and ii. To the extent assignable, those certain warranties, guaranties, licenses, permits, entitlements (subject to the Builder Covenants), governmental approvals and certificates of occupancy and any other intangible personal property described on Exhibit “B” attached hereto, which benefit the Real Property (collectively, the “Intangible Personal Property”). The Real Property and the Intangible Personal Property are sometimes collectively hereinafter referred to as the “Property.” Notwithstanding the foregoing, the “Property” shall not include any rights, privileges or appurtenances retained by Contributor under the Easement (as defined in Recital D below), the Builder Covenants (as defined in Recital B below), the Deed (as defined in Section 4.1.2 below) or the General Assignment (as defined in Section 4.1.4 below). D. Upon the Closing (as defined in Section 2.2 below), Contributor shall execute and cause the Easement Agreement, in the form attached hereto as Exhibit “C” (the “Easement”), to be 1199685.03/OC 999903-14000/10-3 1-18/pdo/agl 2 4848-4928-5241

recorded in the Official Records of the County of Kern, State of California (the ‘Official Records”), which shall, among other things, provide for an easement over a portion of the Real Property (as more particularly described in the Easement) for the benefit of that certain other real property which is currently owned by Contributor and located within the Project (as more particularly described in the Easement). E. Upon the Closing, Contributor and Company shall also execute and cause the Declaration of Building Covenants for Lot 8 of Parcel Map 10915-E within Tejon Ranch Commerce Center-East, in the form attached hereto as Exhibit “D” (the “Builder Covenants”), to be recorded in the Official Records, with respect to Company’s future development of the Real Property in a manner consistent with Contributor’s plans for the Project, as more particularly described in the Builder Covenants. III. AGREEMENT NOW, THEREFORE, in consideration of the Company Agreement and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Company hereby agree as follows, and hereby instruct Escrow Holder as follows: 1. Contribution of Property. Contributor hereby agrees to contribute and convey to the capital of Company, and Company hereby agrees to accept and acquire and assume from Contributor, the Property upon the terms and conditions set forth in this Agreement. 2. Escrow. 2.1 Opening of Escrow. Company and Contributor shall promptly deliver a fully executed copy of this Agreement to Escrow Holder. The date of Escrow Holder’s receipt of this Agreement is referred to as the “Opening of Escrow.” Contributor and Company shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby (the “Supplemental Instructions”), provided the Supplemental Instructions are consistent with and merely supplement the escrow instructions set forth in this Agreement (the “Agreement Instructions”) and shall not in any way modify, amend or supersede the Agreement Instructions. The Supplemental Instructions, together with the Agreement Instructions, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions.” The parties hereto and Escrow Holder acknowledge and agree if there is any conflict between any provision of the Supplemental Instructions and the Agreement Instructions, then the Agreement Instructions shall prevail. 2.2 Close of Escrow/Closing. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall mean the date upon which the Deed is recorded in the Official Records. The Close of Escrow shall occur on the Closing Date. 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt 4848-4928-5241

3. Conditions Precedent to the Close of Escrow. 3.1 Conditions Precedent to Company’s Obligations. The Close of Escrow and Company’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: 3.1.1 Title Policy. On or before the Closing, Title Company shall have committed to issue to Company an ALTA extended coverage Owner’sPolicy of Title Insurance (the “Title Policy”) with liability in an amount equal to Four Dollars ($4.00) per square foot of the net usable area of the Land, reduced by the lien for property taxes not yet payable and adjusted for any prorations or other items described in this Agreement (the “Agreed Value”). The Agreed Value of the Land prior to any adjustment for real property taxes not yet payable, prorations and credits equals approximately Five Million Eight Hundred Fifty-Four Thousand Four Hundred Sixty-Four Dollars ($5,854,464) (i.e., (Total Acreage of 33.60 acres x 43,560) x $4.00 $5,854,464). The Title Policy shall show title to the Property vested in Company, subject only to all matters set forth on Exhibit “E” attached hereto (which shall include, without limitation, the Easement, the Grant Deed, the Builder Covenants and the Notification and Acknowledgment (as defined in Section 4.1.7 below)) (collectively, the “Permitted Exceptions”), in the form of the pro-forma with endorsements attached hereto as Exhibit “E.” Notwithstanding the foregoing, if Company fails to provide an ALTA survey for the Property acceptable to Title Company for purposes of issuing the Title Policy (at Company’s sole cost and expense), then the Title Policy to be issued on the Closing shall be an ALTA standard coverage Owner’s Policy of Title Insurance which shall include a general survey exception. 3.1.2 Contributor’s Performance. Contributor shall have timely performed all of the obligations required to be performed by Contributor under this Agreement. 3.1.3 Accuracy of Representations and Warranties. All representations and warranties made by Contributor to Company in this Agreement shall be true and correct as of the Closing. 3.1.4 No Material Adverse Change. No material adverse change, as determined by Company in its reasonable discretion, shall have occurred with respect to any aspect, feature or condition of or relating to the Property from and after the Effective Date. 3.2 Failure of Conditions Precedent to Company’s Obligations. Company’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Company’s benefit set forth in Section 3.1 above. Company may unilaterally waive any of Company’s conditions described in Section 3.1 above. Any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Company, and (iii) delivered to Contributor on or before the date such condition is to be satisfied. If any of Company’s conditions described in Section 3.1 above are not satisfied or waived by Company (as set forth above) on or before the date such condition is to be satisfied, then Company may terminate this Agreement. If Company terminates this Agreement by written notice to Contributor because of the failure of any of Company’s conditions described in Section 3.1 above, then Contributor shall each pay all cancellation fees or charges related to this Agreement, and the parties shall have no further rights or obligations to one another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement); provided, however, that if the failure of any such condition precedent is due to a default by Contributor under 1199685.03/CC 999903-14000/10-3 1-18/pdo/agt -4- 4848-4928-524 1

this Agreement, then Company shall be entitled to exercise the remedies for a default by Contributor under this Agreement as provided in Section 12 below. 3.3 Conditions Precedent to Contributor’s Obligations. The Close of Escrow and Contributor’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: 3.3.1 Company’sPerformance. Company shall have timely performed all of the obligations required by Company under this Agreement. 3.3.2 Accuracy of Representations and Warranties. All representations and warranties made by Company to Contributor in this Agreement shall be true and correct as of the Closing. 3.4 Failure of Conditions Precedent to Contributor’s Obligations. Contributor’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Contributor’s benefit set forth in Section 3.3 above. Contributor may unilaterally waive any of Contributor’s conditions described in Section 3.3 above. Any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Contributor, and (iii) delivered to Company on or before the date such condition is to be satisfied. If any of Contributor’s conditions described in Section 3.3 above are not satisfied or waived by Contributor (as set forth above) on or before the date such condition is to be satisfied, then Contributor may terminate this Agreement. If Contributor terminates this Agreement by written notice to Company because of the failure of any of Contributor’s conditions described in Section 3.3 above, then Company and Contributor shall each pay one-half (1/2) of any cancellation fees or charges related to this Agreement, and the parties shall have no further rights or obligations to one another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement); provided, however, that if the failure of any such condition precedent is due to a default by Company under this Agreement, then Contributor shall be entitled to exercise the remedies for a default by Company under this Agreement as provided in Section 12 below. 4. Deliveries to Escrow Holder. 4.1 Contributor’s Deliveries. Contributor hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (or other date specified) the following instruments and documents: 4.1.1 Contributor Funds. All costs, expenses and prorations which are Contributor’s responsibility under this Agreement; 4.1.2 Deed. A Grant Deed in the form attached hereto as Exhibit “F” (the “Deed”), duly executed and acknowledged in recordable form by Contributor, conveying Contributor’s interest in the Real Property to Company; 4.1.3 Non-Foreign Certifications. A non-foreign certificate in the form attached hereto as Exhibit “G”, duly executed by Contributor, together with the then current form of California Form 593-C (collectively, the “Tax Certificates”); 1199585.0310C 999903-14000/10-3 1-18/pdo/agt -5— 4848-4928-5241

4.1.4 General Assignment. Two (2) counterpart originals of the General Assignment in the form attached hereto as Exhibit "H" (the "**General Assignment**"), pursuant to which Contributor shall contribute and assign to Company all of Contributor's right, title and interest in, under and to the Intangible Personal Property, as more particularly set forth therein, duly executed by Contributor;

4.1.5 Easement. Two (2) counterpart originals of the Easement, duly executed and acknowledged in recordable form by Contributor;

4.1.6 Builder Covenants. Two (2) counterpart originals of the Builder Covenants, duly executed and acknowledged in recordable form by Contributor;

4.1.7 Notification and Acknowledgment. Two (2) counterpart originals of the Notification and Acknowledgment in the form attached hereto as Exhibit "I" (the "**Notification and Acknowledgment**"), duly executed and acknowledged in recordable form by Contributor;

4.1.8 Owner's Affidavit. An owner's affidavit in the form reasonably required by Title Company and reasonably approved by Contributor to issue the Title Policy in the form described in Section 3.1.1 above, duly executed by Contributor, including, without limitation, incorporated or separate statements and/or indemnities in the form reasonably approved by Contributor necessary to obtain a non-imputation endorsement from Title Company; and

4.1.9 Proof of Authority. Such proof of Contributor's authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Contributor to act for and bind Contributor, as may be reasonably required by Title Company.

4.2 Company's Deliveries. Company hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date the following funds, instruments and documents:

4.2.1 Company Funds. All costs, expenses and prorations which are Company's responsibility under this Agreement;

4.2.2 PCOR. A Preliminary Change of Ownership Report in the then current form promulgated by the applicable jurisdiction (the "**PCOR**"), duly executed by Company;

4.2.3 General Assignment. Two (2) counterpart originals of the General Assignment, duly executed by Company;

4.2.4 Builder Covenants. Two (2) counterpart originals of the Builder Covenants, duly executed and acknowledged in recordable form by Company;

4.2.5 Notification and Acknowledgment. Two (2) counterpart originals of the Notification and Acknowledgment, duly executed and acknowledged in recordable form by Company; and

4.2.6 Proof of Authority. Such proof of Company's authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

-6-

of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Company to act for and bind Company, as may be reasonably required by Title Company. 5. Deliveries Upon Close of Escrow. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following: 5.1 Tax Filings. File the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder; 5.2 Prorations. Prorate all matters referenced in Section 6.2 below based upon the statement(s) signed by the parties and delivered to Escrow Holder; 5.3 Recording. Cause the Easement, the Deed, the Builder Covenants and the Notification and Acknowledgment (in that order), and any other documents which the parties hereto may direct, to be recorded in the Official Records in the order directed by the parties (subject to the recording order set forth above), and cause the PCOR to be filed with the appropriate office; 5.4 Company Funds. Disburse from funds deposited by Company with Escrow Holder towards payment of all items and costs chargeable to the account of Company pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Company; 5.5 Documents to Contributor. Deliver to Contributor one (1) fully-executed original of the General Assignment; 5.6 Documents to Company. Deliver to Company one (1) fully-executed original of the General Assignment; 5.7 Title Policy. Direct Title Company to issue the Title Policy to Company; and 5.8 Contributor Funds. Disburse from funds deposited by Contributor with Escrow Holder towards payment of all items and costs chargeable to the account of Contributor pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Contributor. 6. Costs and Expenses: Prorations. 6.1 Costs and Expenses. Company shall pay through escrow (i) the cost of the Title Policy premium and any title endorsements requested by Company, (ii) all documentary transfer taxes assessed by the city and/or county in which the Real Property is located, (iii) the Escrow Holder’s fee, and (iv) the recording charges for the recording of the Deed and any other documents, which are requested to be recorded by Company. Contributor shall pay all costs associated with paying off any existing financing on the Property and any delinquent real property taxes. In addition, Company shall pay all legal and professional fees and costs of attorneys and other consultants and agents retained by Company, subject to Sections 14.5 and 15 below. Contributor shall pay all legal and professional fees and costs of attorneys and other consultants and agents retained by Contributor, subject to Sections 14.5 and 15below. Nothing contained herein shall be deemed to alter or otherwise I 199685.03/OC 999903-14000/10-3 1-18/pdo/agt -7— 4848-4928-5241

modify the obligations of TRC Member and MRC Member to pay their respective attorneys’fees and costs in accordance with the terms of the Company Agreement. 6.2 Prorations. The following prorations between Contributor and Company shall be made by Escrow Holder computed as of the Close of Escrow: 6.2.1 Prorations. Real property taxes and assessments, general and special including, without limitation, any assessments for the CFD (as defined in Section 7.1.6 below), on the Real Property shall be prorated on the basis that Contributor is responsible for (i) all such taxes for the calendar years occurring prior to the Current Tax Period (as defined below), and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period through the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase “Current Tax Period” refers to the tax fiscal year in which the Close of Escrow occurs. If as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then the rates and assessed valuation of the previous year, with known changes (including any known changes under the CFD assessments for the Current Tax Period), shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated (up or down) between the parties to reflect the actual amount of such taxes and assessments. Contributor shall notify Company of the amount of the adjustment, if any, supporting same with copies of the final tax bill, with payment due Contributor or Company, as the case may be, not later than thirty (30) days following such notice. If the Real Property is not a separate tax parcel, then the real property taxes and assessments allocated to the Real Property shall be based on the gross square footage of the Real Property as compared to the gross square footage of the tax parcel(s) in which the Real Property is located. Notwithstanding anything to the contrary in this Agreement, Company hereby acknowledges and agrees that Company shall be solely responsible for any and all special taxes pursuant to the CFD, resulting from the Real Property being classified as “Developed Property” following the issuance of a permit for the development of the Real Property, excluding that portion of such taxes that commence to accrue prior to the Close of Escrow, which shall be the sole obligation of Contributor. All other costs and expenses for any utilities provided to the Real Property accruing on or before the Close of Escrow shall be borne by Contributor. 6.2.2 Final Adjustment. If any prorations, apportionments or computations made under this Section 6.2 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto. 6.3 Survival. The provisions of this Section 6 shall survive the Closing. 7. AS-IS Contribution. 7.1 Company’s Acknowledgment. Company acknowledges that the provisions of this Section 7 have been required by Contributor as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Company (and MRC Member) and have been understood and agreed to by Company (and MRC Member). As a material inducement to Contributor to enter into this Agreement and to contribute the Property to Company, Company hereby acknowledges and agrees that: 1199685.0310C 999903-14000/10-3 1-18/pdo/agt 4848-4928-524 1

7.1.1 Contributor’s Environmental Inquiry. Contributor has delivered to Company the environmental reports described in Exhibit “J” attached hereto (collectively, the “Environmental Reports”). If any of the Environmental Reports are updated, supplemented, or corrected prior to the Close of Escrow (collectively, “Updates”), then Contributor shall promptly provide Company with copies of such Updates. For purposes of California Health and Safety Code Section 25359.7, Contributor has acted reasonably in relying solely upon the Environmental Reports and the delivery of such reports constitutes written notice to Company under such code section. 7.1.2 Natural Hazard Disclosure Requirement Compliance. Prior to the Closing, Contributor may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iv) a wildland area that may contain substantial forest fire risks and hazards (California Public Resources Code Section 4136); (v) an earthquake fault zone (California Public Resources Code Section 2621.9); or (vi) a seismic hazard zone (California Public Resources Code Section 2694). Company has been informed by Contributor that Contributor has engaged the services of Disclosure Source (the “Natural Hazard Expert”) with respect to the Property to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling Contributor to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Company and Contributor in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Contributor from its disclosure obligations referred to in this Section 7.1.2, if and to the extent such obligations exist, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Contributor for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In no event shall Contributor have any responsibility for matters not actually known to Contributor or of which Contributor should have known. 7.1.3 Condition of Property. (a) Company acknowledges and agrees that Company’selection to acquire the Property shall be based solely upon Company’sinspection and investigation of the Property and all documents related thereto, or its opportunity to do so (as well as the representations and warranties of Contributor expressly set forth in this Agreement), and that upon the Closing, the Property shall be contributed on an “AS IS, WHERE IS” condition, without relying upon any representations or warranties, express, implied or statutory, of any kind other than the representations and warranties of Contributor expressly set forth in this Agreement or the Company Agreement. Without limiting the foregoing (and except as otherwise expressly set forth in this Agreement or the Company Agreement), Company acknowledges that neither Contributor nor any other party has made any representations or warranties, express or implied, on which Company is relying as to any matters, directly or indirectly, concerning the Property (or any portion thereof) including, without limitation, the land, the square footage of the Property, improvements and infrastructure, if any, development rights and exactions, expenses associated with the Property, taxes, assessments, bonds, 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt —9— 4848-4928-5241

permissible uses, title exceptions, water or water rights, topography, utilities, availability or capacity of utilities, general plan designations, zoning or other entitlement condition of the Property, soil, subsoil, drainage, environmental or building laws, rules or regulations, toxic waste or Hazardous Materials (as defined in Section 7.1.3(c) below) or any other matters affecting or relating to the Property. The Closing shall be conclusive evidence that (i) Company has fully and completely inspected (or has caused to be fully and completely inspected) the Property, (ii) Company accepts the Property as being in good and satisfactory condition and suitable for Company’s purposes, and (iii) to Company’s actual knowledge, the Property fully complies with Contributor’s covenants and obligations hereunder. (b) Except as otherwise expressly set forth in this Agreement or the Company Agreement, Company shall perform and rely solely upon its own investigation concerning the proposed use of the Property, the Property’s fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations. Company further acknowledges and agrees that Contributor’s cooperation with Company in connection with Company’s due diligence review of the Property (or any portion thereof), whether by providing a title report, the Environmental Reports and other documents, or permitting inspection of the Property (or any portion thereof), shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Property (or any portion thereof), or with respect to the accuracy, completeness, or relevancy of any such documents. (c) Without limiting the generality of the foregoing, Company hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Company, or its Affiliates (as defined below), or any of its and their respective directors, officers, managers, attorneys, employees, partners, members, shareholders or agents (collectively, the “Company Parties”), may now or hereafter have against Contributor, or its Affiliates, or any of its and their respective directors, officers, managers, attorneys, employees, partners, members, shareholders or agents (collectively, the “Contributor Parties”), whether known or unknown, with respect to any past, present or future presence or existence of Hazardous Materials on, under or about the Property or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage, release or disposal of Hazardous Materials, including, without limitation, (i) any and all rights Company may now or hereafter have to seek contribution from Contributor or the Contributor Parties under Section 113(f)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. §9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Company may now or hereafter have against Contributor or the Contributor Parties under the Carpenter-Presley-Tanner Hazardous Substances Account Act (California Health and Safety Code, Section 25300 et seq.), as the same may be further amended or replaced by any similar law, rule or regulation, (iii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under Section 107 of CERCLA (42 U.S.C.A. § 9607), and (iv) any and all claims, whether known or unknown, based on nuisance, trespass or any other common law or statutory provisions; provided, however that the above waiver, release and relinquishment will not apply to any claims, causes of action, rights or remedies Company may have against Contributor for breach of any express representation set forth in this Agreement. As used 1199685.0310C 999903-14000/1O-31-18/pdo/agt 4848-4928-524 1

herein, the term ‘Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 25501(j) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum-based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (PCBs), and (H) freon and other chlorofluorocarbons. As used herein, the term “Affiliate” means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity; the term control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to (i) vote more than fifty percent (50%) of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise. 7.1.4 Release. As of the Closing (and subject to Section 7.1.5 below), Company hereby fully and irrevocably releases Contributor and the Contributor Parties from any and all claims that Company or the Company Parties may have or thereafter acquire against Contributor or the Contributor Parties for any cost, loss, liability, damage, expense, demand, action or cause of action (collectively, “Claims”) arising from or related to any matter of any nature relating to, the Property including, without limitation, the physical condition of the Property, any latent or patent construction defects, errors or omissions, compliance with law matters, Hazardous Materials and other environmental matters within, under or upon, or in the vicinity of the Property. The foregoing release by Company shall include, without limitation, any Claims Company or the Company Parties may have pursuant to any statutory or common law right Company may have to receive disclosures from Contributor, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the presence of Hazardous Materials on or beneath the Property, the need to obtain flood insurance, the certification of water heater bracing andlor the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use or operation, or any portion thereof This release includes Claims of which Company is presently unaware or which Company does not presently suspect to exist in its favor which, if known by Company, would materially affect Company’srelease of Contributor and the Contributor Parties. In connection with the general release set forth in this Section 7.1.4, Company specifically waives the provisions of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Company’s Initials 7.1.5 Limitation on Release. Notwithstanding anything in this Section 7.1 to the contrary, the waivers, releases and relinquishment set forth herein shall not apply to (i) the representations and warranties of Contributor expressly set forth in this Agreement or the Company 11996850310C 999903-14000/1 0-3 1-18/pdo/agt —11 440-492X-5241

Agreement, (ii) the covenants of Contributor expressly set forth in this Agreement (which expressly survive the Closing); (iii) intentional fraud or intentional misrepresentation by Contributor; (iv) any Claims that arise in connection with or under the Company Agreement, the Easement, the Builder Covenants, or any other agreements entered into between Company and Contributor that remain effective following the Closing, (v) except for claims that Company has released under Section 7.1.3(c) above, claims of third parties based on events occurring prior to the Closing, or (vi) any Claims that may arise against Contributor as a result of any interest it holds in other portions of the Project. 7.1.6 Notice of Special Tax for CFD. Company acknowledges that the Tejon Ranch Public Facilities Financing Authority (“TRPFFA”) established the Tejon Ranch Public Facilities Financing Authority Community Facilities District No. 2008-1 (the “CFD”), pursuant to the Mello-Roos Community Facilities Act of 1982. The CFD was established for the purpose of financing the construction of certain infrastructure improvements (such as roads, sewer systems and water systems) and other improvements relating to or benefiting the Property. In connection with the formation of the CFD, the TRPFFA approved a “Rate and Method of Apportionment,” which established the rate at which special taxes shall be levied against the portion of the Property encumbered by the CFD to pay debt service on bonds issued by the CFD (a copy of which has been provided to Company). 8. Contributor’sRepresentations and Warranties. 8.1 Representations and Warranties. As of the Effective Date and as of the Close of Escrow, each of the statements in this Section 8.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Contributor hereby represents and warrants as follows for the sole and exclusive benefit of Company, each of which is material and is being relied upon by Company as of the Effective Date and as of the Close of Escrow: 8.1.1 Due Formation. Contributor is a duly organized corporation validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and carry out the terms of this Agreement. 8.1.2 Required Actions. All corporate action required to be taken by Contributor to execute and deliver this Agreement has been taken by Contributor and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Contributor to execute and deliver this Agreement. 8.1.3 Binding Obligation. This Agreement and all other documents to be executed and delivered by Contributor pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Contributor, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’ rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the “Enforceability Exceptions”). 8.1.4 No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person, is necessary in connection with (i) the execution and delivery of this 1199685.03/OC 999903-14000/1O-31-18/pdo/agt 12 4848-4928-5241

Agreement by Contributor, or (ii) the consummation and performance by Contributor of the transactions contemplated by this Agreement. 8.1.5 Violation of Law. Neither the execution and delivery of this Agreement by Contributor, nor the consummation by Contributor of the transactions contemplated hereby, nor compliance by Contributor with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Contributor is a party as of the Effective Date or the Close of Escrow, as applicable, or to which Contributor or the Property may be subject as of the Effective Date or the Close of Escrow, as applicable, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Contributor or the Property as of the Effective Date or the Close of Escrow, as applicable. 8.1.6 No Litigation. To the Actual Knowledge of Contributor (as defined in Section 8.2 below), there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to Contributor. 8.1.7 Compliance with Laws. To the Actual Knowledge of Contributor, neither Contributor nor any of the Contributor Parties have received any written notice that the Property is currently in violation of any federal, state or local law, statute, ordinance, rule or regulation. 8.1.8 Proceedings. There are no lawsuits, actions, arbitrations or proceedings (including, without limitation, condemnation proceedings) pending and served, or, to the Actual Knowledge of Contributor, threatened which affect the Property. 8.1.9 No Leases or Other Property Reports. Contributor has not entered into any leases or other agreements (whether oral or written) affecting or relating to the rights of any party with respect to the possession, use or occupation of the Property or any portion thereof which will be in effect after the Close of Escrow, except for (i) any matters included in the Permitted Exceptions, and (ii) any matters that were otherwise disclosed in writing prior to the Effective Date. Contributor has not granted any person or entity (other than Company pursuant to this Agreement) the right to acquire, lease, encumber or obtain any interest in the Property, except for (A) any matters included in the Permitted Exceptions, and (B) any matters that were otherwise disclosed in writing prior to the Effective Date. 8.1.10 Documents and Materials. All of the documents and other materials relating to the physical and environmental condition of the Property delivered by Contributor to Company on or prior to the Effective Date are true and complete copies of such documents and other materials in Contributor’spossession (provided Contributor makes no representation or warranty as to the accuracy of any information contained in such documents or materials). 8.1.11 No Contracts. There are no contracts, warranties, guaranties, bonds or other agreements relating to the Property as of the Effective Date that affect or will affect the Property, except for (i) any matters included in the Permitted Exceptions, and (ii) any matters that were otherwise disclosed in writing prior to the Effective Date. 1199685.0310C 999903-14000/10-3 1-18/pdo/agt -13- 4848-4928-5241

8.1.12 Environmental. There are no legal actions that have been served and are currently pending against Contributor or to the Actual Knowledge of Contributor against any of the Contributor Parties alleging that the Property contains Hazardous Materials that are in violation of applicable environmental laws, and to the Actual Knowledge of Contributor, other than as may be disclosed in the Environmental Reports, (i) there are no Hazardous Materials located on or under the Property in violation of applicable environmental laws, and (ii) there are no legal actions that have been threatened against Contributor or to the Actual Knowledge of Contributor against any of the Contributor Parties alleging that the Property contains Hazardous Materials that are in violation of applicable environmental laws. To the Actual Knowledge of Contributor, the Environmental Reports constitute all of the final reports concerning environmental matters with respect to the Property that are in Contributor’spossession or control. 8.1.13 Most Knowledgeable Individuals. Contributor’s Representatives are the individuals employed or affiliated with Contributor that have the most knowledge and information regarding the representations and warranties made in this Section 8.1. 8.1.14 No Untrue Statements. To the Actual Knowledge of Contributor, no representation, warranty or covenant of Contributor in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessary to make the statements or facts contained therein not misleading. 8.2 Actual Knowledge of Contributor. The term “Actual Knowledge of Contributor” means the actual present knowledge of Contributor’s Representatives without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall any of Contributor’s Representatives have any liability for the breach of any of the representations or warranties set forth in this Agreement. 8.3 Survival. The representations and warranties of Contributor set forth in Section 8.1.7 (Compliance with Laws) through Section 8.1.12 (Environmental) (collectively, the “Property Representations and Warranties”) shall survive for a period of one (1) year after the Close of Escrow. No claim for a breach of any of the Property Representations or Warranties will be actionable or payable if (i) Company does not notify Contributor in writing of such breach and commence a “legal action” thereon within one (1) year after the Close of Escrow, or (ii) the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Company prior to the Close of Escrow. 8.4 Limitations. Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate liability of Contributor, and the maximum aggregate amount which may be awarded to and collected by Company and/or any other party (including, without limitation, MRC Member) for any breach of any of the Property Representations and Warranties shall, under no circumstances whatsoever, exceed ten percent (10%) of the “Agreed Value of the Property” (as defined in the Company Agreement) (the “CAP Amount”); and (ii) no claim by Company (andlor any other party) alleging a breach by Contributor of any of the Property Representations and Warranties may be made, and Contributor shall not be liable for, any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Company alleging a breach by Contributor of any such Property Representation and Warranty, is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the “Floor Amount”), in which event Contributor’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the CAP Amount set forth in clause (i) above; provided, 1199685.03/OC 999903-14000/1 0-31-18/pdo/agt —14- 4848-4928-5241

however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Contributor shall have no liability with respect thereto. 9. Company’sRepresentations and Warranties. 9.1 Representations and Warranties. As of the Effective Date and as of the Close of Escrow, each of the statements in this Section 9.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Company hereby represents and warrants as follows for the sole and exclusive benefit of Contributor, each of which is material and is being relied upon by Contributor as of the Effective Date and as of the Close of Escrow: 9.1.1 Due Formation. Company is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement. 9.1.2 Required Actions. All limited liability company action required to be taken by Company to execute and deliver this Agreement has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Company to execute and deliver this Agreement. 9.1.3 Binding Obligation. This Agreement and all other documents to be executed and delivered by Company pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Company, enforceable in accordance with their terms, except as such enforceability may be limited by any Enforceability Exception. 9.1.4 No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person, is necessary in connection with (i) the execution and delivery of this Agreement, or (ii) the consummation and perfonnance by Company of the transactions contemplated by this Agreement. 9.1.5 Violation of Law. Neither the execution and delivery of this Agreement, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Company is a party or to which Company may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Company. 9.1.6 No Litigation. To the Actual Knowledge of Company (as defined in Section 9.2 below), there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement to Company. 9.1.7 Most Knowledgeable Individuals. Company’sRepresentatives are the individuals employed or affiliated with Company that have the most knowledge and information regarding the representations and warranties made in this Section 9.1. 1199685.03/OC 999903-14000/1 0-3 1-18/pdo/agt —15— 484 8-4928-524 1

9.1.8 No Untrue Statements. To the Actual Knowledge of Company, no representation, walTantyor covenant of Company in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading. 9.2 Actual Knowledge of Company. The term ‘Actual Knowledge of Company” means the actual present knowledge of Company’sRepresentatives without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall any of Company’s Representatives have any liability for the breach of any of the representations or warranties set forth in this Agreement. 10. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, (iv) facsimile, or (v) email. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender’s delivery invoice from such carrier; (C) if mailed, on the date of delivery as shown by the sender’s registry or certification receipt; (D) if given by facsimile, when sent; or (E) if given by email, when sent. Any notice or other communication sent by facsimile or email must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of delivery, receipt, giving, or effective date, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective. Notices shall be addressed as follows: To Contributor: At Contributor’s Notice Address set forth in Section 3 of Article I above With copies to: Allen Matkins Leek Gamble Mallory & Natsis LLP 1900 Main Street, 5th Floor Irvine, California 92614 Attention: Paul D. O’Connor, Esq. Email: poconnor(lallenmatkins.com To Company: At Company’sNotice Address set forth in Section 4 of Article I above With copies to: Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004 Attention: Byron Sarhangian Email: bsarhanian(swlav.corn To Escrow Holder: At Escrow Holder’s Address set forth in Section 5 of Article I above 1199685.03/CC 999903-14000/10-31-I 8/pdo/agt —16— 4848-4928-5241

Notice of change of address shall be given by written notice in the manner detailed in this Section 10. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent. 11. Broker Commissions. Except for Colliers International Greater Los Angeles, Inc. (which has been retained by Contributor and will be entitled to receive a real estate commission in connection with Company’s acquisition of the Property that will be paid solely by Contributor), Company and Contributor hereby represent and warrant to the other that no broker or finder has been engaged by the representing party, and no finder, brokerage, advisory, or other fee has been incurred by such representing party, in connection with the parties entering into this Agreement or the Company Agreement, or in connection with conveying the Property to Company, or to such representing party’s knowledge is in any way connected with the parties entering into this Agreement. If any such claims for fees of brokers, finders, advisors, or other such third parties arise from or are connected with the consummation of this Agreement, then Company and Contributor shall indemnify, defend, and hold the other harmless from and against such claims if they shall be based upon any statement, representation, or agreement by the indemnifying party. Contributor has been informed by Company that MRC Member it is a licensed real estate broker acting as a principal in this transaction. The terms and obligations of this Section 11 shall expressly survive the Closing. 12. Default. 12.1 Default by Contributor. If Contributor fails to perform any of the material covenants or agreements contained herein which are to be performed by Contributor, then Company may, at its option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Contributor, and the parties shall have no further rights or obligations to one another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement), or (ii) seek specific performance of this Agreement. If Company elects the remedy in clause (ii) above, then Company must commence and file such specific performance action in the appropriate court not later than thirty (30) days following the Closing Date. 12.2 Default by Company. 12.2.1 Caused by MRC Member. If Company fails to perform any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of MRC Member, then Contributor shall be entitled to pursue any remedies available at law or in equity against Company. Nothing herein shall limit Contributor’s rights (in its capacity as a member of Company) under the Company Agreement in the event of a default by MRC Member under the Company Agreement. Notwithstanding any other provision of this Agreement, Company shall not be deemed to be in breach or default hereunder if Company fails to perfonn any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of Contributor whether under this Agreement or the Company Agreement. 12.2.2 Caused by TRC Member. If Company fails to perform any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of TRC Member (in its capacity as a member of Company), then Company shall have the same remedies as set forth in Section 12.1 above for a default by Contributor; provided, however, that 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt 17 4848-4928-5241

the prosecution, management, and control of any action relating to such default shall be vested solely in MRC Member subject to, and in accordance with, the terms of Section 2.15 of the Company Agreement. Nothing contained in this Agreement shall limit MRC Member’s rights under the Company Agreement in the event of a default by Contributor (in its capacity as a member of Company) under the Company Agreement. 12.3 No Consequential Damage. Except as set forth below in this Section 12.3, no party to this Agreement shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any default or alleged default by any other party under this Agreement. The provisions of the preceding sentence shall not limit the potential liability of Contributor (i) if specific performance of the acquisition of the Property by Company has been made impossible or impracticable due to Contributor’s intentional wrongful acts, (ii) for any punitive damages, lost profits, special damages or consequential damages based on the intentional fraud of Contributor, or (iii) for any punitive damages, lost profits, special damages or consequential damages based on the intentional fraud of Company resulting from the acts or omissions of MRC Member. 13. Assignment. Neither party hereto shall have the right to assign all or any part of its interest in this Agreement created pursuant hereto without the express prior written consent of the other party hereto, which consent may be withheld in each such party’s sole and absolute discretion. The foregoing provisions of this Section 13 shall not limit or restrict the rights of any party under the Company Agreement. 14. Miscellaneous. 14.1 Governing Law. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California. Subject to Section 14.6 below, Contributor and Company hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in California and to the exclusive venue of Kern County Superior Court and the District Court for the Eastern District of California for any action or proceeding arising out of, or relating to, this Agreement to the maximum extent allowed by law. 14.2 Preservation of Intent. If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state orjurisdiction, then the parties agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any provision contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties’rights and privileges shall be enforceable to the maximum extent permitted by law. 14.3 Waiver. No consent or waiver, express or implied, by a party to or of any breach or default by any other party in the performance by such other party of such other party’s obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non declaring party of the latter’srights hereunder. 1199685.03/OC 999903-14000/10-31-18/pdo/agt —18- 4848-4928-5241

14.4 Successors and Assigns. Subject to the provisions of Section 13 above, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. 14.5 Attorneys’ Fees. If any litigation, arbitration or other proceeding is commenced between or among the parties or their representatives in any way arising out of or relating to, this Agreement, then the prevailing party or parties shall be entitled, in addition to such other relief as may be granted, to have and recover from the other party or parties reasonable attorneys’ fees and all costs, taxable or otherwise, including, without limitation, those for expert witnesses, of such action. Any judgment or order entered in any legal proceeding shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post judgment motions; (iii) contempt proceedings; (iv) garnishment, levee, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. 14.6 Arbitration. Any action to resolve any controversy or claim arising out of, or related to in any way to, this Agreement, including, without limitation, any alleged breach of this Agreement and any claim based upon any tort theory, however characterized shall be resolved through a binding arbitration before an arbitrator in accordance with the terms of Section 13.18 of the Company Agreement, which terms are incorporated herein by reference. Contributor and Company shall each be treated as a “member” under Section 13.18 of the Company Agreement solely for purposes of determining the rights, duties and obligations of Contributor and Company under such arbitration provisions. 14.7 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF CONTRIBUTOR AND COMPANY HEREBY WAIVES EACH SUCH PARTY’S RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER AS PLMNTIFF, DEFENDANT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY CONTRIBUTOR OR COMPANY AGAINST THE OTHER OF SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF CONTRIBUTOR AND COMPANY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY AN ARBITRATOR AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CANNOT BE TRIED BY SUCH ARBITRATOR. WITHOUT LIMITING THE FOREGOING, EACH OF CONTRIBUTOR AND COMPANY FURTHER AGREES THAT EACH SUCH PARTY’S RIGHT TO A TRIAL BY JURY IS WAIVED TO THE MAXIMUM EXTENT ALLOWED BY LAW BY OPERATION OF THE FOREGOING AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. COMPANY’S CONTRIBUTOR’S INITIALS INITIALS 1199685.03/OC 999903-14000/1O-31-18/pdo/agt —19— 4848-4928-524 1

14.8 Entire Agreement. The Company Agreement and this Agreement (including all exhibits and schedules attached hereto) are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof and supersede all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. This Agreement may be executed in one (1) or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. 14.9 Time of Essence/Business Days. Contributor and Company hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific time) on such date or dates, and references to “days” shall refer to calendar days except if such references are to “business days” which shall refer to days which are not Saturday, Sunday or a legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or a legal holiday, under the laws of the State of California, then the termination of such period shall be on the next succeeding business day. 14.10 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference. 15. Scope of Representation. Contributor and Company each acknowledge and agree that (i) Allen Matkins Leek Gamble Mallory & Natsis LLP has represented the interests of Contributor only, individually and as a member of Company (i.e., as TRC Member), and has not represented MRC Member or Company, (ii) Snell & Wilmer L.L.P. has represented the interests of MRC Member only, and has not represented Contributor (individually or as a member of Company) or Company, and (iii) Company has decided not to retain separate counsel to represent its interest in connection with this Agreement and the transactions contemplated herein. [REMATN]DEROF PAGE NTENTIONALLY LEFT BLANK] 1199685.03/CC 999903-14000/10-3 1-18/pdo/agt 20 4848-4928-5241

______________________________________________________ iN WITNESS WHEREOF, Contributor and Company have executed this Contribution Agreement and Joint Escrow Instructions as of the Effective Date. “Contributor’ TEJON INDUSTRIAL CORP., a California corporation By:______________________ Name: Its: “Company” TRC-MRC 3, LLC, a Delaware limited liability company By:______ Name: Its: I 19968503/OC 999903-14000/1O-31-18/pdo/agt —21- 4848-4928-5241

______________,2019 ________________________________ JOI1DER BY ESCROW HOLDER Escrow Holder hereby acknowledges that it has received this Agreement executed by Contributor and Company and accepts the obligations of and instructions for Escrow Holder set forth herein. Escrow Holder agrees to disburse andlor handle any and all funds and documents in accordance with this Agreement. Dated: By:_ Name: Title: I 199685.03/OC 999903-14000/10-3 1-18/pdo/agt —22— 4848-4928-5241

EXHIBIT “A” LEGAL DESCRIPTION OF LAND THE LAND REFERRED TO HERE11NBELOW IS SITUATED IN THE U1’IINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [Drafting Note: To be provided by Tejon and attached to this Agreement on or before December 1, 2018.] EXHIBIT “A” 1199685.03/OC 999903-14000/1O-31-18/pdo/agt 4848-4928-5241

EXHIBIT "B"

LIST OF INTANGIBLE PERSONAL PROPERTY

[To be provided by Tejon]

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

EXHIBIT "B"
-1-

EXHIBIT “C” FORM OF EASEMENT [To be prepared by Tejon and reasonably approved by Company and attached to this Agreement on or before December 1, 2018.] EXHIBIT “C’ 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt —1— 4848-4928-5241

EXHIBIT "D"

FORM OF BUILDER COVENANTS

[To be provided by Tejon]

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

EXHIBIT "D"
-1-

EXHIBIT “E” PRO FORMA TITLE POLICY [See Attached] [To be provided by MRC Member and should reflect the Easement, the Deed, the Builder Covenants and the Notification and Acknowledgment to be recorded upon the Closing] EXHIBIT ‘E” I 199685.0310C 999903-14000/10-3 l-18/pdo/agt - 1- 4R4-412X-241

______________ EXHIBIT “F” FORM OF DEED RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS GRANT DEED ANT)ALL TAX STATEMENTS TO: TRC-MRC 3, LLC P.O. Box 1000 4436 Lebec Road Lebec, California 93243 Attention: Office of the General Counsel (AboveSpacefor Recorder’s Use Only) GRANT DEED APN: THE UNDERSIGNED GRANTOR DECLARES: Documentary transfer tax is $_________________________ (X) computed on full value of property conveyed, or ( ) computed on full value, less value of liens and encumbrances remaining at time of sale. THE PROPERTY IS LOCATED IN UNINCORPORATED AREA IN THE COUNTY OF KERN, STATE OF CALIFORNIA FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TEJON iNDUSTRIAL CORP., a California corporation (“Grantor”), hereby GRANTS to TRC-MRC 3, LLC, a Delaware limited liability company (“Grantee”), the following described real property (the “Property”) located in Unincorporated Area in the County of Kern, State of California: SEE EXHIBIT “A” ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE RESERVING THEREFROM: All rights reserved to Grantor pursuant to the last two (2) paragraphs of EXHIBIT “A” including, without limitation, any rights to surface entry on the Property to access any such rights [Drafting Note: We need to double check this after Tejon provides the legal description.] reserved by Grantor. EXHIBIT “F” 1199685.03/OC 999903-14000/1O-31-l8fpdo/agt 44-4Q2-941

_____ AND SUBJECT TO: 1. Taxes and assessments, not delinquent. 2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters listed on Exhibit “B’ attached hereto and all matters which an accurate survey of the Property would disclose. 3. That certain Easement (Easement to be described here) recorded as of the date of this Grant Deed. 4. That certain Development (Builder Covenants to be described here,.)recorded as of the date of this Grant Deed. TNWITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the dayof ,2019. TEJON ThJDUSTRIALCORP., a California corporation By:____ Name: Title: Date: Grantee hereby accepts this Grant Deed and the tenns and conditions set forth herein by its execution below. TRC—MRC3, LLC, a Delaware limited liability company By:_________________________ Name:_______________________________ Title:__________________________________ Date:________________________________ EXHIBIT “F’ 1199685.0310C 999903-14000/10-31-18/pdo/agt —2- A2ARio’,Qc’)A1

____________________________, ______________________________________ ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies onlythe identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validityof that document. State of California ) County of Kern ) On before me, (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_______________________________________ (Seal) EXHIBIT “F’ 1199685.03/OC 999903-14000/10-3 I-18/pdo/agt 4848-4928-5241

______________________________, _______________________________________ ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California ) County of Kern ) On before me, (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_________________________________________ (Seal) EXF{IBIT‘F’ I 199685.0310C 999903-14000/10-3 1-18/pdo/agt 4848-4928-5241

EXHIBIT “A” LEGAL DESCRIPTION THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA ANT) IS DESCRIBED AS FOLLOWS: [Drafting Note: To be provided by Tejon and attached to this Agreement on or before December 1, 2018.] EXHIBIT A to EXHIBIT “F” 1199685.0310C 999903-14000/10-3 1-18/pdo/agt —1- 4848-4928-5241

EXHIBIT “B” EXCEPTIONS TO TITLE [To be provided by Tejon and attached to this Agreement on or before December 1, 2018.] EXHIBIT “B”to EXHIBIT “F’ 1199685.0310C 999903-14000/1O-31-18/pdo/agt 4848-4928-5241

EXHIBIT “G” FORM OF NON-FOREIGN AFFifiAVIT CONTRIBUTOR’S CERTIFICATE OF NON-FOREIGN STATUS Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform TRC MRC 3, LLC, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the transferor/seller: 1. The transferor/seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder). 2. The transferor/seller is not a disregarded entity as defined in Section 1.1445- 2(b)(2)(iii). 3. The transferor’s/seller’s tax identification number is 77-0500904. 4. The transferor’s/seller’s business address is P.O. Box 1000, 4436 Lebec Road, Lebec, California 93243. The transferor/seller understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the transferor/seller. Transferor: TEJON INIUSTRJAL CORP., a California corporation By:_____ Name: Title: EXHIBIT ‘G’ 1199685.03/OC 999903-14000/1O-31-18/pdo/agt 4848-4928-5241

_________________, ________________ EXHIBIT “H” FORM OF GENERAL ASSIGNMENT GENERAL ASSIGNMENT THIS GENERAL ASSIGNMENT (this “Assignment”), dated as of 2019 (the “Assignment Date”), is made by and between TEJON INDUSTRIAL CORP., a California corporation (“Assignor”), and TRC-MRC 3, LLC, a Delaware limited liability company (“Assignee”). RECITALS A. Pursuant to that certain Contribution Agreement and Joint Escrow Instructions dated as of 2019 (the “Contribution Agreement”), Assignee has this day acquired from Assignor that certain real property located in the County of Kern, State of California, as more particularly described on Exhibit “A” attached hereto (the “Property’). B. Assignor now desires to contribute and assign to Assignee, to the extent assignable, all of Assignor’sright, title and interest in and to those certain warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy and any other intangible personal property described on Exhibit “B” attached hereto, which benefit the Property (collectively, the “Intangible Personal Property”). AGREEMENT In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Assignment. Assignor hereby contributes, assigns, transfers and sets over unto Assignee, without representation or warranty of any kind, and Assignee hereby accepts from Assignor, any and all of Assignor’s right, title and interest in and to the Intangible Personal Property; provided, however, such contribution, assignment and transfer shall not include any rights or claims arising prior to the Assignment Date which Assignor may have against any person with respect to the Intangible Personal Property. 2. Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment. 3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one (1) document. EXHIBIT “H” 119968503/OC 999903-14000/10-3 1-1Slpdo/agt 4848-4928-524 1

______________________________________________________ 4. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns. 5. No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment. 6. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California. IN WITNESS WHEREOF, Assignor and Assignee have caused this General Assignment to be executed as of the Assignment Date. ‘Assignort TEJON INDUSTRIAL CORP., a California corporation By:______________________ Name: Its: “Assignee” TRC-MRC 3, LLC, a Delaware limited liability company By:_____ Name: Its: EXHIBIT “H” 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt -2— 4848-4928-5241

EXHIBIT “A” LEGAL DESCRIPTION THE LAND REFERRED TO HEREiN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [Drafting Note: To be provided by Tejon and attached to this Agreement on or before December 1, 2018.J EXHIBIT A to EX}{IBIT“H’ 119968503/OC 999903-14000/1O-31-18/pdo/agt —1- 4848-4928-5241

EXHIBIT "B"

LIST OF INTANGIBLE PERSONAL PROPERTY

[To be provided by Tejon]

EXHIBIT "B" to
EXHIBIT "H"
-1-

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

EXHIBIT "I"

FORM OF NOTICE AND ACKNOWLEDGMENT

WHEN RECORDED MAIL TO:

Clerk, Board of Supervisors
Kern County Administrative Center
1114 Truxton Avenue
Bakersfield, CA 93301

(Above Space for Recorder's Use Only)

NOTIFICATION, ACKNOWLEDGMENT AND ASSIGNMENT AGREEMENT

This NOTIFICATION, ACKNOWLEDGMENT and ASSIGNMENT AGREEMENT ("**Assignment Agreement**") is entered into to be effective on ________, 2019, by and among the COUNTY OF KERN ("**County**"), TEJON INDUSTRIAL CORP., a California corporation ("**TIC**") and TRC-MRC 3, LLC, a Delaware limited liability company ("**Assignee**"). County, TIC and Assignee are sometimes referred to individually herein as a "**Party**" and collectively as the "**Parties**."

R E C I T A L S:

A. County and TIC have previously entered into that certain Development Agreement between the County of Kern and Tejon Industrial Corp. ("**Development Agreement**") dated November 18, 2005, approved by the County Board of Supervisors by Ordinance G-7311 on ____________ **[Drafting Note: Tejon to provide date.]**, to be effective on ____________ **[Drafting Note: Tejon to provide date.]**, and recorded on November 17, 2005, as Document No. 0205321293, Kern County Official Records, as amended by that certain unrecorded letter dated December 27, 2011, from the County of Kern to Tejon Ranchcorp, a California corporation.

B. TIC is the Master Developer of the Tejon Ranch Commerce Center ("**Property**"). TIC desires to sell and transfer to Assignee a fee simple interest in the real property described on Exhibit "A" attached hereto ("**Assigned Parcel**") consisting of approximately thirty-four and 85/100ths (34.85) gross acres.

C. Section ________ of the Development Agreement ("Agreement" therein) refers to TIC as "OWNER" and provides in part that:

> "The sale, transfer, lease or assignment of any right or interest under this Agreement shall be made only together with the sale, transfer, ground lease or assignment of all or a part of the Property. Concurrently with any such sale, transfer, ground lease or assignment, or as soon as practicable thereafter, but prior to the issuance of a Construction Permit and PD Modification to an End-User, OWNER shall (i) notify COUNTY in writing of such sale, transfer or assignment; (ii) shall provide COUNTY with a copy of a separate acknowledgment from the Assignee evidencing to COUNTY's sole

1199685.03/OC
999903-14000/10-31-18/pdo/agt
4848-4928-5241

EXHIBIT "I"
-1-

___________________ ______ _________ __________ _________ __________ satisfaction that the Assignee is aware of and intends to honor its obligations under this Agreement; and (iii) shall at the same time provide COUNTY with an executed agreement, in a form acceptable to COUNTY, by the Assignee providing therein that the Assignee also expressly and unconditionally assumes all the duties and obligations of OWNER in this Agreement with respect to the Parcel or Parcels so sold, transferred, ground leased or assigned.” D. Section of the Development Agreement additionally provides that upon the sale or transfer of a parcel of the Property, the burdens of the Development Agreement are binding upon the Assignee, but the benefits shall not inure to the Assignee until the agreement required by Section is executed. Additionally, upon compliance with the provisions of Section and upon request, the County shall provide the Assignee with a Compliance Certificate stating that the Development Agreement remains valid and in full force and effect and is binding upon the County, TIC and the Assignee. B. The Parties desire to enter into this Assignment Agreement in order to satisfy and fulfill their respective obligations under Section of the Development Agreement. NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the Parties agree as follows: 1. Acknowledgment of Notification By executing this Assignment Agreement, County acknowledges that TIC has satisfied the notification requirements set forth in Section of the Development Agreement. 2. Acknowledgment and Assumption of Obligations by Assignee Assignee hereby acknowledges that it has reviewed, is aware of and intends to honor its obligations with respect to the development of the Assigned Parcel pursuant to the terms of the Development Agreement, and additionally expressly and unconditionally assumes all of the duties and obligations of TIC under the Development Agreement with respect to such Assigned Parcel first arising after the date hereof. 3. Continuing Obligations of TIC TIC acknowledges that pursuant to Section of the Development Agreement, it shall continue to be obligated under the Development Agreement with respect to all portions of the Property retained by TIC and with respect to the installation of all infrastructure improvements to be installed pursuant to the Conditions of Approval for the TIC Development Approvals (as defined in the Development Agreement) as well as the provisions of Section 4 of the Development Agreement. 4. Acknowledgment by County and Compliance Certificate County acknowledges that by the approval and execution of this Assignment Agreement, TIC and Assignee have fully satisfied and complied with the provisions of Section of the Development Agreement. Approval and execution of this Assignment Agreement by County shall 12Y14TTTT lJ?i 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt 4848-4928-524 1

___________ constitute the Compliance Certificate issued by County contemplated by Section of the Development Agreement, and County states that the Development Agreement remains valid and in full force and effect and is binding upon the County, TIC and Assignee. COUNTY OF KERN By: Chairman, Board of Supervisors APPROVED AS TO CONTENT: APPROVED AS TO FORM: Planning & Development Services Office of the County Counsel By:______________________________ By:__________________________ Director Deputy TEJON INDUSTRIAL CORP., a California corporation By:_____________________ Name:___________________________ Its:_____________________________________ By:______________________ Name:___________________________ Its:_____________________________________ TRC-MRC 3, LLC, a Delaware limited liability company By:____ Name: Its: By:____ Name: Its: EXHIBIT I’ 1199685.0310C 999903-14000/10-3 1-18/pdo/agt -3— 4848-4928-5241

______________________________, _______________________________________- ACKNOWLEDGMENT A notary publicor other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validityof that document. State of California ) County of Kern ) On before me, (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certif’ under PENALTY OF PERILTRY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_______________________________________ (Seal) EXI-IIBIT IJI? 1199685.031CC 999903-14000/10-3 1-18/pdo/agt -4— 4848-4928-5241

______________________________, _______________________________________ ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California ) County of Kern ) On before me, (insert name of notaly) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_________________________________________ (Seal) EXI{JBIT ?[I? 1199685.03/CC 999903-14000/10-31-18/pdo/agt -5— 4848-4928-5241

______________________________,____________________________________________________ _______________________________________ ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California ) County of Kern ) On before me, (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_______________________________________ (Seal) EXIIIBIT “I” 1199685.03/OC 999903-14000/10-31-18/pdo/agt 4848-4928-5241

EXHIBIT “J” ENVIRONMENTAL REPORTS [To be provided by Tejon and attached to this Agreement on or before December 1, 2018.] EXHIBIT J’ 1199685.0310C 999903-14000/10-31-18/pdo/agt 4Rt.4QR_S71

CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS between TEJON INDUSTRIAL CORP., a California corporation, as Contributor and TRC-MRC 3, LLC, a Delaware limited liability company, as Company 1199685.03/OC 999903-14000/10-3 1-18/pdo/agt

TABLE OF CONTENTS Page I. SUMMARY AND DEFINITION OF BASIC TERMS 1 II. RECITALS 2 III. AGREEMENT 3 1. Contribution of Property 3 2. Escrow 3 3. Conditions Precedent to the Close of Escrow 4 4. Deliveries to Escrow Holder 5 5. Deliveries Upon Close of Escrow 7 6. Costs and Expenses; Prorations 7 7. AS-IS Contribution 8 8. Contributor’s Representations and Warranties 12 9. Company’sRepresentations and Warranties 15 10. Notices 16 11. Broker Commissions 17 12. Default 17 13. Assignment 18 14. Miscellaneous 18 15. Scope of Representation 20 Exhibits: Exhibit “A” Legal Description of Land Exhibit “B” List of Intangible Personal Property Exhibit “C” Form of Easement Exhibit “D” Form of Builder Covenants Exhibit “E” Pro Forma Title Policy Exhibit “F” Form of Deed Exhibit “G” Form of Non-Foreign Affidavit Exhibit “H” Form of General Assignment Exhibit “I” Form of Notice and Acknowledgment Exhibit “i’ Environmental Reports I 199685.03/OC 999903-14000/10-3 1-18/pdo/agt (1)

1NDEX Page(s) Actual Knowledge of Company 16 Actual Knowledge of Contributor 14 Affiliate 11 Agreed Value 4 Agreement 1 Agreement Instructions 3 Builder Covenants 3 CAP Amount 14 CERCLA 10 CFD 12 Claims 11 Close of Escrow 3 Closing 3 Closing Date 1 Company 1 Company Agreement 2 Company Parties 10 Company’s Notice Address 1 Company’s Representatives 2 Contributor 1 Contributor Parties 10 Contributor’s Notice Address 1 Contributor’s Representatives 2 Current Tax Period 8 Deed 5 Easement 3 Effective Date 1 Enforceability Exceptions 12 Environmental Reports 9 Escrow Holder 1 Escrow Holder’sNotice Address 1 Escrow Instructions 3 Floor Amount 14 General Assignment 6 Hazardous Material(s) 11 Intangible Personal Property 2 Land 2 MRC Member 2 Natural Hazard Expert 9 Notification and Acknowledgment 6 Official Records 3 Opening of Escrow 3 PCOR 6 Permitted Exceptions 4 1199685.03/OC 999903-14000/10-31-1 8lpdolagt (ii) 4848-4928-5241

Page(s) Project 2 Property 2 Property Representations and Warranties 14 Real Property 2 Supplemental Instructions 3 Tax Certificates 5 Title Company 2 Title Policy 4 TRC Member 2 TRPFFA 12 Updates 9 1199685.03/CC 999903-14000/10-3 1-18/pdo/agt (iii) 4848-4928-5241

EXHIBIT “E” CONSTRUCTION CONTRACT [To Be Provided] ‘E’ 1197590.08/OC EXHIBIT 373745-00003/pdo/agt —1— 4848-9620-3892.16

AIA® Document A141™ – 2014

Standard Form of Agreement Between Owner and Design-Builder

AGREEMENT made as of the31st day of October in the year 2018

BETWEEN the Owner:

TRC-MRC 3, LLC
a Delaware limited liability company
13191 Crossroads Parkway North, 6th Floor
City of Industry, CA 91764

and the Design-Builder:

Commerce Construction Co. , L.P.
13191 Crossroads Parkway North, 6th Floor
City of Industry, CA 91764

for the following Project:

Majestic Tejon 3 Job #13080
Wheeler Ridge, Tejon Ranch, California
An approximately 34 gross acres and sf is 579,040

The Owner and Design-Builder agree as follows.

ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An *Additions and Deletions Report* that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

Init.
/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. **All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.** This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)

1

TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 COMPENSATION AND PROGRESS PAYMENTS

3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

4 WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT

5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

6 CHANGES IN THE WORK

7 OWNER'S RESPONSIBILITIES

8 TIME

9 PAYMENT APPLICATIONS AND PROJECT COMPLETION

10 PROTECTION OF PERSONS AND PROPERTY

11 UNCOVERING AND CORRECTION OF WORK

12 COPYRIGHTS AND LICENSES

13 TERMINATION OR SUSPENSION

14 CLAIMS AND DISPUTE RESOLUTION

15 MISCELLANEOUS PROVISIONS

16 SCOPE OF THE AGREEMENT

TABLE OF EXHIBITS

A DESIGN-BUILD AMENDMENT

B INSURANCE AND BONDS

C SUSTAINABLE PROJECTS

ARTICLE 1 GENERAL PROVISIONS

§ 1.1 Owner's Criteria – Paragraph Deleted
(Paragraph deleted)

§ 1.1.1 – Paragraph Deleted

§ 1.1.2 – The Owner's design requirements for the Project and related documentation:

See attached Exhibit D – Building Outline Specifications and Exhibit F – List of Drawings.

N/A

Init.
/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:07:03 ET on 10/31/2018 under Order No.7640687244 which expires on 12/13/2018, and is not for resale.
User Notes: (1783836469)

2

§ 1.1.3 – The Project's physical characteristics:

(Paragraph deleted)
An approximately 579,040 square foot cross dock industrial warehouse building situated on approximately 34 gross acres and approximately 33 net acres

§ 1.1.4 - Paragraph Deleted

N/A

§ 1.1.5
(Paragraphs deleted)
- Paragraph Deleted

§ 1.1.6 - The Owner's budget for the Work to be provided by the Design-Builder is set forth below:

See Exhibit A

N/A

§ 1.1.7 - The Owner's design and construction milestone dates: See Exhibit A

.1

N/A

.2 :

N/A

.3

N/A

.4

N/A

.5

N/A

§ 1.1.8 – The Owner requires the Design-Builder to retain the following Consultants (if necessary) at the Design-Builder's cost:

.1 Consultants:

Geotechnical/Testing/Special Inspections SEI Soils Engineering
Civil Engineering – McIntosh and Associates
Surveying – McIntosh and Associates
Traffic Engineering – Advantec Consulting Engineers
Cultural Assessments – W&S Consultants
Biological Assessments – Dudek
Petroleum Engineering – PetroTECH Resources

Init.

/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)

3

mit, N/A § § applicable lawful § in § § § § Vice Majestic Tom (562) City Design-Builder’s § Vice 13191 Joe 4436 Tejon Tejon § (661) § Matthew District 1.1.9 Commerce 1.1.10 City 1.1.10.1 § (562) notice 13191 1.1.11 AlA 1.1.12 result protected 1.2.1 1,2 sofiware User 1.2.2 accordance 1.2.3 1,2.4 1,2.5 Rentfro Project Document of President Simmons President — Notes: Lebec of 948-4347 orders 663-4207 The in Ranch Ranch, Crossroads The 948-4395 The Industry, The Additional to Crossroads Neither - - at Industry, severe - Manager Realty If Paragraph - by laws, The Vawter the 17:00:29 If Owner persons there Owner Design-Builder Team U.S. Construction Road of the Company A141T1 with other CA civil Design-Builder public statutes, the Copyright Office Co. Office Owner’s CA is E Submittals CA Parkway and identifies 93243 Article Owner’s will Parkway or a party. Owner’s —2014. Deleted on 91746 change criminal 91746 entities, 10/31/2018 authorities, Phone Phone retain ordinances, Law Criteria Co., 6. Copyright North, identifies the Criterial North, and nor in are penalties, the L,P. in shall the following under International the as addition following conflicts © the 6th Owner’s follows: 6th 2004 Design-Builder’s codes, Order confirm upon and the Floor Design-Builder Floor and will following No.7640887244 to representative which with Treaties. rules 2014 consultants Criteria, the be that prosecuted applicable by Owner’s and the the The Unauthorized representative the Agreement regulations, American shall representative information which and Owner in to representative, laws, the notify accordance expires separate Inst maximum reproduction and statutes, is tute or on the in based: included the lawful 12/13/2018, of contractors: shall accordance Owner Architects. extent with Design-Builder who ordinances, or be orders distribution Section in possible of changed are and All the the with required is rights of notfor Owner’s conflict. under 7.1.1: public codes, Section without of reserved. shall this resale. the to authorities. AlA5 rules law. review Criteria execute 3.1.2: ten WARNING: This Document, and (10 document the a complies regulations, days’ Modification This or written any was AlA’ with portion produced (2018530124) Document or of by it, AlA may is 4

§ 1.3 Binding Dispute Resolution
For any Claim not otherwise resolved under Sections 14.1, 14.2, or 14.3, the method of binding dispute resolution shall be the following:
(Check the appropriate box. If the Owner and Design-Builder do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

[X] Arbitration pursuant to Section 14.4

[ ] Litigation in a court of competent jurisdiction

[ ] Other: *(Specify)*

§ 1.4 Definitions
§ 1.4.1 Design-Build Documents. The Design-Build Documents consist of this Agreement between Owner and Design-Builder and its attached Exhibits (hereinafter, the "Agreement"); other documents listed in this Agreement; and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, including the Design-Build Amendment, (2) a Change Order, or (3) a Change Directive.

§ 1.4.2 The Contract. The Design-Build Documents form the Contract. The Contract represents the entire and integrated agreement between the parties and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Design-Build Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Design-Builder.

§ 1.4.3 The Work. The term "Work" means the design, construction and related services required to fulfill the Design-Builder's obligations under the Design-Build Documents, whether completed or partially completed, and includes all labor, materials, equipment and services provided or to be provided by the Design-Builder. The Work may constitute the whole or a part of the Project.

§ 1.4.4 The Project. The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and may include design and construction by the Owner and by separate contractors.

§ 1.4.5 Instruments of Service. Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Design-Builder, Contractor(s), Architect, and Consultant(s) under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, digital models and other similar materials.

§ 1.4.6 Submittal. A Submittal is any submission to the Owner for review and approval demonstrating how the Design-Builder proposes to conform to the Design-Build Documents for those portions of the Work for which the Design-Build Documents require Submittals. Submittals include, but are not limited to, shop drawings, product data, and samples. Submittals are not Design-Build Documents unless incorporated into a Modification.

§ 1.4.7 Owner. The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

§ 1.4.8 Design-Builder. The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term "Design-Builder" means the Design-Builder or the Design-Builder's authorized representative.

§ 1.4.9 Consultant. A Consultant is a person or entity providing professional services for the Design-Builder for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. To the extent

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
5

required by the relevant jurisdiction, the Consultant shall be lawfully licensed to provide the required professional services.

§ 1.4.10 Architect. The Architect is a person or entity providing design services for the Design-Builder for all or a portion of the Work, and is lawfully licensed to practice architecture in the applicable jurisdiction. The Architect is referred to throughout the Design-Build Documents as if singular in number.

§ 1.4.11 Contractor. A Contractor is a person or entity performing all or a portion of the construction, required in connection with the Work, for the Design-Builder. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor.

§ 1.4.12 Confidential Information. Confidential Information is information containing confidential or business proprietary information that is clearly marked as "confidential."

§ 1.4.13 Contract Time. Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, as set forth in the Design-Build Amendment for Substantial Completion of the Work.

§ 1.4.14 Day. The term "day" as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

§ 1.4.15 Contract Sum. The Contract Sum is the amount to be paid to the Design-Builder for performance of the Work after execution of the Design-Build Amendment, as identified in Article A.1 of the Design-Build Amendment.

(Paragraph deleted)

ARTICLE 2 COMPENSATION AND PROGRESS PAYMENTS

§ 2.1 Compensation for Work Performed Prior To Execution of Design-Build Amendment

§ 2.1.1 Unless otherwise agreed, payments for Work performed prior to Execution of the Design-Build Amendment shall be made monthly. For the Design-Builder's performance of Work prior to the execution of the Design-Build Amendment, the Owner shall compensate the Design-Builder as follows: Owner shall compensate Design-Builder for architectural and structural engineering services rendered by Design-Builder and its Consultants and Engineers prior to Execution of the Design-Build Amendment if Owner ultimately decides to forego the construction phase services contemplated within the Design-Build Amendment. The limit of the compensation for the architectural and structural engineering services shall be no more than two and one half (2.50%) percent of the Cost of the Work, as further defined in the Design-Build Amendment. Owner shall also be responsible for the actual cost of other Consultants hired by Design-Builder for services rendered in connection with this Agreement.

(Insert amount of, or basis for, compensation, including compensation for any Sustainability Services, or indicate the exhibit in which the information is provided. If there will be a limit on the total amount of compensation for Work performed prior to the execution of the Design-Build Amendment, state the amount of the limit.)

§ 2.1.2 The hourly billing rates for services of the Design-Builder and the Design-Builder's Architect, Consultants and Contractors, if any, are set forth below.

(If applicable, attach an exhibit of hourly billing rates or insert them below.)

Individual or Position	Rate

§ 2.1.3 Compensation for Reimbursable Expenses Prior To Execution of Design-Build Amendment

§ 2.1.3.1 Reimbursable Expenses are in addition to compensation set forth in Section 2.1.1 and 2.1.2 and include expenses, directly related to the Project, incurred by the Design-Builder and the Design-Builder's Architect, Consultants, and Contractors, as follows:

.1 Transportation and authorized out-of-town travel and subsistence;
.2 Dedicated data and communication services, teleconferences, Project web sites, and extranets;

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
6

.3 Fees paid for securing approval of authorities having jurisdiction over the Project;
.4 Printing, reproductions, plots, standard form documents;
.5 Postage, handling and delivery;
.6 Expense of overtime work requiring higher than regular rates, if authorized in advance by the Owner;
.7 Renderings, physical models, mock-ups, professional photography, and presentation materials requested by the Owner;
.8 All taxes levied on professional services and on reimbursable expenses; and
.9 Other Project-related expenditures, if authorized in advance by the Owner.

§ 2.1.3.2 For Reimbursable Expenses, the compensation shall be the expenses the Design-Builder and the Design-Builder's Architect, Consultants and Contractors incurred, plus an administrative fee of percent (%) of the expenses incurred. See Exhibit A

§ 2.1.4 Payments to the Design-Builder Prior To Execution of Design-Build Amendment
§ 2.1.4.1 Payments are due and payable upon presentation of the Design-Builder's invoice. Amounts unpaid ( ) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Design-Builder.
(Insert rate of monthly or annual interest agreed upon.)

0.50% per month

§ 2.1.4.2 Records of Reimbursable Expenses and services performed on the basis of hourly rates shall be available to the Owner at mutually convenient times for a period of two years following execution of the Design-Build Amendment or termination of this Agreement, whichever occurs first.

§ 2.2 Contract Sum and Payment for Work Performed After Execution of Design-Build Amendment
For the Design-Builder's performance of the Work after execution of the Design-Build Amendment, the Owner shall pay to the Design-Builder the Contract Sum in current funds as agreed in the Design-Build Amendment.

(Paragraph deleted)
ARTICLE 3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT
§ 3.1 General
§ 3.1.1 The Design-Builder shall comply with any applicable licensing requirements in the jurisdiction where the Project is located.

§ 3.1.2 The Design-Builder shall designate in writing a representative who is authorized to act on the Design-Builder's behalf with respect to the Project.

§ 3.1.3 The Design-Builder shall perform the Work in accordance with the Design-Build Documents. The Design-Builder shall not be relieved of the obligation to perform the Work in accordance with the Design-Build Documents by the activities, tests, inspections or approvals of the Owner, although extensions of time shall reasonably be granted in the event of delays caused by such activities.

§ 3.1.3.1 The Design-Builder shall perform the Work in compliance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder performs Work contrary to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ 3.1.3.2 Neither the Design-Builder nor any Contractor, Consultant, or Architect shall be obligated to perform any act which they believe will violate any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder determines that implementation of any instruction received from the Owner, including those in the Owner's Criteria, would cause a violation of any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner in writing. Upon verification by the Owner that a change to the Owner's Criteria is required to remedy the violation, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6. In the event it is found that implementation would not violate any laws, statutes, ordinances, codes, rules, regulations, or lawful orders of public

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
7

authorities, it shall be the Design-Builder's responsibility to maintain the contract schedule at no additional cost to the Owner.

§ 3.1.4 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder's employees, Architect, Consultants, Contractors, and their agents and employees, and other persons or entities performing portions of the Work, to the extent the Architect, Consultant, and Contractor are employees of Design-Builder.

§ 3.1.5 General Consultation. The Design-Builder shall schedule and conduct periodic meetings with the Owner to review matters such as procedures, progress, coordination, and scheduling of the Work.

§ 3.1.6 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through qualified, licensed professionals. The Owner understands and agrees that the services of the Design-Builder's Architect and the Design-Builder's other Consultants are performed in the sole interest of, and for the exclusive benefit of, the Design-Builder.

§ 3.1.7 The Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.1.8 Progress Reports
§ 3.1.8.1 The Design-Builder shall keep the Owner informed of the progress and quality of the Work. On a monthly basis, or otherwise as agreed to by the Owner and Design-Builder, the Design-Builder may submit written progress reports to the Owner.

.1 Work Completed for the period;
.2 Project schedule status;
.3 Submittal schedule and status report, including a summary of outstanding Submittals;
.4 Responses to requests for information to be provided by the Owner;
.5 Approved Change Orders and Change Directives;
.6 Pending Change Order and Change Directive status reports;
.7 Tests and inspection reports;
.8 Status report of Work rejected by the Owner
.9 Status of Claims previously submitted in accordance with Article 14
.10 Cumulative total of the Cost of the Work to date including the Design-Builder's compensation and Reimbursable Expenses, if any;
.11 Current Project cash-flow and forecast reports; and
.12 Additional information as agreed to by the Owner and Design-Builder

§ 3.1.8.2
(Paragraphs deleted)
- Paragraph Deleted

§ 3.1.9 Design-Builder's Schedules
§ 3.1.9.1

§ 3.1.9.2 The Design-Builder shall perform the Work in general accordance with the schedule as outlined in 1.1.7.1 or the most most recent schedules submitted to and approved by the Owner.

§ 3.1.10 Certifications. Upon the Owner's written request, the Design-Builder shall obtain from the Architect, Consultants, and Contractors, and furnish to the Owner, certifications with respect to the documents and services provided by the Architect, Consultants, and Contractors (a) that, to the best of their knowledge, information and belief, the documents or services to which the certifications relate (i) are consistent with the Design-Build Documents, except to the extent specifically identified in the certificate, and (ii) comply with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in the certifications. The Design-Builder's Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. **All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.** This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
8

§ 3.1.11 Design-Builder's Submittals
§ 3.1.11.1 Prior to submission of any Submittals, the Design-Builder shall prepare a Submittal schedule, and shall submit the schedule for the Owner's approval, if requested by the Owner. The Owner's approval shall not unreasonably be delayed or withheld. The Submittal schedule shall (1) be coordinated with the Design-Builder's schedule provided in Section 3.1.9.1, (2) allow the Owner reasonable time to review Submittals, and (3) be periodically updated to reflect the progress of the Work. If the Design-Builder fails to submit a Submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of Submittals.

§ 3.1.11.2 By providing Submittals the Design-Builder represents to the Owner that it has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such Submittals with the requirements of the Work and of the Design-Build Documents.

§ 3.1.11.3 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require Submittals until the Owner has approved the respective Submittal.

§ 3.1.11.4 The Work shall be in accordance with approved Submittals except that the Design-Builder shall not be relieved of its responsibility to perform the Work consistent with the requirements of the Design-Build Documents. The Work may deviate from the Design-Build Documents only if the Design-Builder has notified the Owner in writing of a deviation from the Design-Build Documents at the time of the Submittal and a Modification is executed authorizing the identified deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in Submittals by the Owner's approval of the Submittals.

§ 3.1.11.5 All professional design services or certifications to be provided by the Design-Builder, including all drawings, calculations, specifications, certifications, shop drawings and other Submittals, shall contain the signature and seal of the licensed design professional preparing them. Submittals related to the Work designed or certified by the licensed design professionals, if prepared by others, shall bear the licensed design professional's written approval. The Owner and its consultants shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ 3.1.12 Warranty. The Design-Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Design-Build Documents require or permit otherwise. The Design-Builder further warrants that the Work will conform to the requirements of the Design-Build Documents and will be free from patent and latent defects, except for those inherent in the quality of the Work or otherwise expressly permitted by the Design-Build Documents. Work, materials, or equipment not conforming to these requirements may be considered defective. The Design-Builder's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Design-Builder, improper or insufficient maintenance, improper operation, normal wear and tear and normal usage, and damages caused by Owner's Contractors or Tenants performing work as authorized and coordinated by Owner and Design-Builder (Design Builder shall be required to protect any work performed out of sequence that may be subject to damage, due to being performed out of sequence, by Owner's scheduled work). If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment. Unless provided otherwise by law or outlined in Design-Build criteria, Design-Builder warrants work for one year. Material and equipment warranties shall be as provided by manufacturers and a minimum of one year.

§ 3.1.13 Royalties, Patents and Copyrights
§ 3.1.13.1 The Design-Builder shall pay all royalties and license fees.

§ 3.1.13.2 The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights to the extent such suits or claims arise out of or relate to the Work, and shall hold the Owner and its separate contractors and consultants harmless from loss on account thereof. The Design-Builder shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Owner, or where the copyright violations are required in the Owner's Criteria. However, if the Design-Builder has reason to believe that the design, process or product required in the Owner's Criteria is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner. If the Owner receives notice from a patent or copyright owner of an alleged violation of a patent or copyright,

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. **All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law.** This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640687244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
9

attributable to the Design-Builder,the Owner shall give prompt written notice to the Design-Builderwithin fifteen (15) days. §3.1.14Indemnification §3.1.14.1To the fullest extentpermitted by law, the Design-Builder shall indemnifi and hold harmless the Owner, including the Owner’s agents, shareholders,partners, joint venturers, officers, directors, managers, representatives and employees,from and againstclaims, damages, losses and expenses,includingbut not limitedto attorneys’fees, arising out of or resultingfromperformance of the Work, except to the extentwhere injury or death of any person or damage to or loss of property was caused by the active or sole negligence, or willful misconduct, of the party to be indemnified. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indenmitythat would otherwiseexist as to a party or person describedin this Section3.1.14. or §3.1.14.2The indemnificationobligationunder this Section3.1.14 shall not be limited by a limitation on amount type of damages,compensation,orbenefitspayableby or for Design-Builder,Architect,a Consultant,a Contractor,or anyone directly or indirectly employedby them, under workers’ compensationacts, disabilitybenefit acts or other employeebenefit acts. §3.1.15ContingentAssignmentofAgreements §3.1.15.1Each agreementfor a portion of the Work is assignedby the Design-Builderto the Owner at Owner’s sole option and request, providedthat .1 assignment is effective only after termination of the Contract by the Owner for cause, pursuant to Sections 13.1.4or 13.2.2,and only for those agreementsthat the Owner acceptsby writtennotification to the Design-Builderand the Architect, Consultants,and Contractorswhose agreementsare accepted for assignment;arid .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract. When the Owner acceptsthe assignment of an agreement,the Owner assumesthe Design-Builder’srights from the original date of the agreementand rights and obligationsfrom the date of the assignment. §3.1.15.2 §3.1.15.3 §3.1.16Design-Builder’sInsuranceand Bonds.TheDesign-Buildershallpurchaseandmaintaininsuranceandprovide bonds as set forth in ExhibitB. (Paragraph deleted) ARTICLE4 WORKPRIORTOEXECUTIONOFTHEDESIGN-BUILDAMENDMENT(ifapplicable) §4.1General §4.1.1Any informationsubmittedby the Design-Builder,and any interimdecisionsmade by the Owner, shall be for the purpose of facilitating the design process and shall not modif’ the Owner’s Criteria unless the Owner and Design-Builderexecute a Modification. §4.1.2The Design-Buildermay advisethe Owner on proposed siteuse and improvements,selectionof materials, and building systems and equipment.The Design-Buildershall alsoprovide the Ownerwith recommendations,consistent with the Owner’s Criteria,on constructability;availabilityof materials and labor;time requirementsfor procurement, installation and construction;and factorsrelated to constructioncost including,but not limitedto, costs of alternative designs or materials,preliminarybudgets,life-cycle data,and possible cost reductions. §4.2Evaluationofthe Owner’sCriteria §4.2.1The Design-Buildermay scheduleand conductmeetingswiththe Ownerand any othernecessaryindividualsor entitiesto discussandreviewthe Owner’sCriteriaas set forth in Section 1.1.TheDesign-Buildershallthereafter again meet with the Owner to discuss a preliminary evaluationof the Owner’s Criteria.The preliminary evaluation shall address possible alternative approachesto design and construction of the Project and include the Design-Builder’s recommendations,if any, with regard to accelerated or fast-track scheduling,procurement, or phased construction. AlA Document A141 “—2014. copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING;This AIAC Document is nit, protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA®Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA softwareat 16:43:C1 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale. User Notes; (861424439)

mit, The scheduling report § shall proceed written § Modification. prepare § § deviations The modeling. § consent prepare § § Owner’s following: 4.2.2 4.2.3 AlA software protected result User 4.3.1 4.3 4.3.2 4.4 4.4.1 preliminary provide Document Preliminary Preliminary shall Notes: Design-Builder’s After The in Upon The consent Upon and .1 .2 at .3 .4 severe shall to .1 .2 .3 and .4 .5 .6 by Criteria .2 .1 .3 .4 .5 .6 16:43:51 issues. from Owner also proceed the Owner U.S. submit a the submit A141 allocations written not a Owner’s the information a Proposal; the civil (List Confirmation Building Site Structural Selections systems; Outline A Proposal The clarifications, to include An Work preliminary A contingencies, The The Design-Builder the preliminary Copyright Design evaluation Design ETon Owner’s following: unless ‘‘ shall list proceed be list and Owner’s plan; enumeration a additional shall Owner’s —2014. proposed to proposed date Preliminary the report understood criminal of plus of Proposal 10/31/2018 development specifications review Criteria plans, and and the the Law is Design-Builder’s review on the system; of may of from, Copyright to based; issuance a issuance program schedule, to which Design-Builder’s shall major dates Owner and estimate of Criteria, penalties, Preliminary the fee, assumptions date Contract the information, the Design-Builder’s include sections to the meets under International or of the development Design to Design-Builder’s conform of Owner, consider © a the building the for allocations any and 2004 written modify of Preliminary of periodic Order functions, of or and which and of work Design-Builder with Design-Builder’s some and the qualifications a Sum, Design-Builder sufficient a and the to will written No.7640887244which Design shall summarizing written and to Treaties. Proposal Design-Builder’s f elevations; the the systems, 2014 cost to statement be the shall combination Cost any, the including design key be of of deviations prosecuted Owner. include detailing Owner by Fee, Owner’s information, Design program Owner’s the completed consent include documents drawing personnel, to consent The of Unauthorized written review to including be Preliminary and and the American shall of and the The the the the included execute Proposal to each and, from other Work, proposed exclusions, estimated to functions; Criteria of budget; notes to the following: Design-Builder’s report presents expires Owner. compensation achieve Preliminary sessions by, proceed physical Contractors Proposal. proceed and Institute if function maximum reproduction constructability, but the items the a acceptable, describing in and, Design on expires. and, Modification. other Owner’s not unless Owner; the design The Substantial 12113/2018, the of cost with that if under if Architects. limited study if under extent Design-Builder’s and The applicable; Design preliminary information, acceptable, Design-Builder’s necessary, as and or comprise organized the the method milestones; their anticipated Criteria, construction distribution Preliminary described provide possible models, Section evaluation Section Owner; suppliers; and to Owner All Completion; and shall square mechanical, is rights and, not the under recommendations provide upon procurement the by evaluation, 4.2.3, include perspective 4.3.2, and and including for of in dates date Contract reserved. foot if of trade this and resale. Design-Builder materials, Design written Section the which based Design-Builder the Proposal the AlA5 for the the areas; for Taw. a electrical Owner’s categories, report the WARNING: Design-Builder Design-Builder receiving Design-Builder the This the Document, Sum; upon the shall report.) 4.3, sketches, and Design-Builder’s document Design-Builder’s Design-Builder Design-Builder’s shall identifying The not the to and Criteria. construction with This adjust or allowances, include modify additional consent Cost execute plumbing or any was AlA5 written digital of portion The with produced shall shall the any (861424439) Document the the to the a of by it, AlA may is

§ 4.4.2 Submission of the Design-Builder's Proposal shall constitute a representation by the Design-Builder that it has visited the site and become familiar with reasonably known local conditions under which the Work is to be completed.

§ 4.4.3 If the Owner and Design-Builder agree on a proposal, the Owner and Design-Builder shall execute the Design-Build Amendment setting forth the terms of their agreement.

(Paragraph deleted)

ARTICLE 5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT

§ 5.1 Construction Documents

§ 5.1.1 Upon the execution of the Design-Build Amendment, the Design-Builder shall prepare Construction Documents. The Construction Documents shall establish the quality levels of materials and systems required. The Construction Documents shall be consistent with the Design-Build Documents.

§ 5.1.2 The Design-Builder shall provide the Construction Documents to the Owner for the Owner's information. If the Owner discovers any deviations between the Construction Documents and the Design-Build Documents, the Owner shall promptly notify the Design-Builder of such deviations in writing. The Construction Documents shall not modify the Design-Build Documents unless the Owner and Design-Builder execute a Modification. The failure of the Owner to discover any such deviations shall not relieve the Design-Builder of the obligation to perform the Work in accordance with the Design-Build Documents.

§ 5.2 Construction

§ 5.2.1 **Commencement.** Except as permitted in Section 5.2.2, construction shall not commence prior to execution of the Design-Build Amendment.

§ 5.2.2 If the Owner and Design-Builder agree in writing, construction may proceed prior to the execution of the Design-Build Amendment. However, such authorization shall not waive the Owner's right to reject the Design-Builder's Proposal.

§ 5.2.3 The Design-Builder shall supervise and direct the Work, using the Design-Builder's best skill and attention. The Design-Builder shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Design-Build Documents give other specific instructions concerning these matters. Design-Builder shall also be responsible for all project safety, safety plans and implementation, and job site safety and oversight.

§ 5.2.4 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 5.3 Labor and Materials

§ 5.3.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services, necessary for proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work.

§ 5.3.2 When a material or system is specified in the Design-Build Documents, the Design-Builder may make substitutions only in accordance with Article 6.

§ 5.3.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder's employees and other persons carrying out the Work. The Design-Builder shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 5.4 Taxes

The Design-Builder shall pay sales, consumer, use and similar taxes, for the Work provided by the Design-Builder, that are legally enacted when the Design-Build Amendment is executed, whether or not yet effective or merely scheduled to go into effect.

Init.

/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes:

12

(861424439)

mit. building § § proper rules § § Design-Build the (1) ordinarily disturbed the investigate the terms in provided an burial notice, the § but shall § shall features § Items reasonable 14. direct, § requiring be § 5.5 5.5.1 Article 5.5.2 5.5,3 AlA protected software result User 5.5.4 5.6 5.6.1 the 5.6.2 5.6.3 equitable subsurface Design-Build site operations. Design-Builder shall granted Requests Permits, Document and Allowances be immediately Notes: Design-Builder’s of The Unless execution markers, in covered 1f Concealed The Unless the but are The permit the granted at severe 14. shall regulations, continue in .1 by .2 .3 and found in 16:43:51 Design-Builder Owner such Owner the not objection. Article Design-Builder a Contract U.S. adjustment the Fees, Owner reasonable Documents A141r for be otherwise in civil otherwise or by The the profit, allowances Design-Builder and whenever by allowances; materially as and Section archaeological Copyright to conditions for course of granted no Documents, adjustments ET with selection. well and allowances Change shall otherwise suspend Notices exist or Design-Builder’s the 14. Design-Builder all such —2014, disputes on shall event the is and criminal Unknown required 10/31/2018 and Work justified, all cost as 5.62.2. in promptly of and provided Law extension provided conditions. or lawful or costs allowances the shall any other make Copyright different and the Order. shall later and, any resolved other and of, shall generally In (2) and penalties, and the concealed Contract in the shall Work, other Compliance the sites, or comply taxes, are shall operations under unlcnown if operations International cover than orders the the selections Conditions. include Owner’s Substantial take time The in the Design-Builder expenses © in event of more be shall from 2004 Owner In permits, the Contract as Order or the not costs Contract the and recognized Owner less 10 amount the any required supplied under the Sum with of provided wetlands, Design-Build and Design-Build the than physical continue be will days those Design-Builder in No.7640887244wh1ch physical public cost applicable event with that that action for Treaties. determination shall of 2014 the required contemplated or and be Owner determines Completion fees, If or Sum ofthe Section Time, unloading materials after to Contract prosecuted do would Laws indicated for, for Contract by give less promptly of the authorities, in as the necessary to not shall not The conditions Unauthorized licenses, conditions and a Articles performance such inherent causes first Change suspend than and dispute, trade notices to Design-Builder Design-Builder American indicated affect 5.6.2.1 affect Documents, Documents, promptly Contract Time, employ that to and amounts, any Sum and observance in of encounters allowances, or notify discounts; for the delays expires to 8 the the and those in Order applicable required them they recommendation, such disputes the equipment handling Institute and maximum of reproduction that or all obtain stated construction and Project. in Design-Build persons inspections of Time parties the an both. provide on allowances differ in remains operations 14. the and and shall the any differ unusual 12113/2018, of Design-Builder making (2) human by of governmental of regarding the allowance Architects. Design-Build encounters extent If by arising shall Design-Builder at to part materially materials changes reflect shall the applicable with or the or the Contract notice performance such materially or distribution entities activities of by possible notify nature conditions. remains, Owner such until features. pursue stated and site, Documents reasonable from the All (1) persons the government the to is amounts, rights in and Work, selections, otherwise the labor, and conditions notfor the Sum the laws, Design-Builder that to same the authorization under determines in in Documents, resolution of Design-Builder’s of from or Reasonable equipment difference whom writing, the cause Owner. reserved. Owner of shall or existence the this differ shall resale. The recognizes statutes, shall installation the shall the promptness and entities Design-Build AlA® character shall those agencies, law. instructed secure an the the be Owner Work. recommend materially be before that at WARNING: Upon stating as that This increase Document adjusted Design between the Design-Builder resolved delivered be ordinances, required provided the of extensions as indicated no the document may and the such costs, Design-Builder provided included the shall receipt conditions necessary the for change site by conditions pay existence Builder This Documents. costs or from Owner proceed accordingly or actual remains reasons. the pursuant allowances in to promptly in overhead, at that decrease was any for writing AlA5 of resume in codes, of Article the Owner in those for in portion under produced such time costs may the for shall the are are the (861424439) Document has site the in as of at If or to of by it, AlA may is 13

§ 5.7 Key Personnel, Contractors and Suppliers
§ 5.7.1 The Design-Builder shall not employ personnel, or contract with Contractors or suppliers to whom the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable and timely objection.

§ 5.7.2 If the Design-Builder changes any of the personnel, Contractors or suppliers identified in the Design-Build Amendment, the Design-Builder shall notify the Owner and provide the name and qualifications of the new personnel, Contractor or supplier. The Owner shall reply within 14 days to the Design-Builder in writing, stating (1) whether the Owner has reasonable objection to the proposed personnel, Contractor or supplier or (2) that the Owner requires additional time to review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection.

§ 5.7.3 Except for those persons or entities already identified or required in the Design-Build Amendment, the Design-Builder, as soon as practicable after execution of the Design-Build Amendment, shall furnish in writing to the Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner may reply within 14 days to the Design-Builder in writing stating (1) whether the Owner has reasonable objection to any such proposed person or entity or (2) that the Owner requires additional time for review. Failure of the Owner to reply within the 14-day period shall constitute notice of no reasonable objection. Design-Builder shall make a good faith effort to secure 3 bids in all major trades.

§ 5.7.3.1 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, based on financial stability and/or capacity, safety record, ability to perform, past experience with person or entity, or second hand knowledge of either performance or business dealings by person or entity that deem the person or entity unqualified, the Design-Builder shall propose another to whom the Owner has no reasonable objection and the contract amount would remain unchanged. If Owner objects to a person or entity and the objection is not based on financial stability and/or capacity, safety record, ability to perform, past experience or second hand knowledge of either performance or business dealings, the Design-Builder shall proposed another to whom the Owner has no reasonable objection. If the rejected person or entity was reasonably capable of performing the Work, the Contract Sum shall be increased or decreased by the difference between low bidder and Owner selected bidder, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person or entity's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required. Owner and Design-Builder shall execute an "Authorization to Proceed" form for each expenditure prior to Design-Builder contracting for work. This process will be the vehicle for Owner and Design-Builder to review bids, discuss objections and review proposed alternates.

§ 5.8 Documents and Submittals at the Site
The Design-Builder shall maintain at the site for the Owner one copy of the Design-Build Documents and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Submittals. The Design-Builder shall deliver these items to the Owner in accordance with Section 9.10.2 as a record of the Work as constructed.

§ 5.9 Use of Site
The Design-Builder shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.

§ 5.10 Cutting and Patching
The Design-Builder shall not cut, patch or otherwise alter fully or partially completed construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder's consent to cutting or otherwise altering the Work.

§ 5.11 Cleaning Up
§ 5.11.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Design-Builder shall remove

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes:
14
(861424439)

waste materials,rubbish, the Design-Builder’stools, constructionequipment,machinery and surplus materials from and about the Project. 5.11 1 within three (3) business days after §5.11.2If the Design-Builderfails to clean up as provided in Section receipt of writtennotice and an opportunityto cure fromthe Owner,the Ownermay do so, and Owner shallbe entitled to reimbursementfrom the Design-Builder. §5.12Access to Work The Design-Builder shall provide the Owner and its separate contractors and consultants access to the Work in preparation and progress wherever located. The Design-Builder shall notify the Owner regarding Project safety criteria and programs,which the Owner,and its contractorsand consultants,shall complywith while at the site. §5.13Constructionby Owneror bySeparateContractors Contracts §5.13.1Owner’sRightto PerformConstructionand to AwardSeparate or operationsrelated to the Project with the §5.13.1.1The Owner reserves the right to perform other construction Owner’s own forces; and to award separate contracts in connection with other portions of the Project, or other construction or operations on the site, under terms and conditions identical or substantiallysimilar to this Contract, including those terms and conditionsrelated to insuranceand waiver of subrogation.However, except as otherwise provided in this Agreement, including, without limitation,in the event of a dispute or default by Design-Builder, nothing in this Contract shall give the Owner the right to perform construction or operations or award separate contractswithrespectto anyportionoftheDesign-Builder’sscopeof Work onthis Project.The Ownershallnotifythe Design-Builderpromptly afterexecutionof any separatecontract.If the Design-Builderclaimsthat delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make a Claim as provided in Article 14, the or other constructionor operations §5.13.1.2When separatecontractsare awardedfor differentportions of Project on the site,the term ‘Design-Builder’in the Design-BuildDocumentsin each case shallmean the individualor entity that executes each separate agreementwith the Owner. Owner’sown forces, and of each separate §5.13.1.3The Owner shall providefor coordinationof the activities of the contractor,with the Work of the Design-Builder,who shall cooperatewith them. The Design-Buildershallparticipate with other separate contractors and the Owner in reviewing their construction schedules.The Design-Builder shall make any revisions to the constructionschedule deemed necessary after a joint review and mutual agreement.The constructionschedulesshall then constitutethe schedulesto be used by the Design-Builder,separate contractorsand the Owneruntil subsequentlyrevised. when the Owner performs construction or §5.13.1.4Unless otherwise provided in the Design-Build Documents, operationsrelatedto the Projectwiththe Owner’s ownforces or separatecontractors,the Ownershall be deemedto be subjectto the same obligations,andto have the samerights,that applyto the Design-Builderunder the Contract. §5.14MutualResponsibility opportunityfor introduction §5.14.1The Design-Buildershall affordthe Owner and separate contractorsreasonable and storage oftheir materials and equipmentand performanceof their activities,and shall connect and coordinatethe Design-Builder’sconstructionand operationswith theirs as requiredby the Design-BuildDocuments. operationsby the Owner or a separate §5.14.2If part of the Design-Builder’sWork depends upon construction or contractor,the Design-Buildershall,prior to proceedingwith that portion of the Work,prepare a written report to the Owner, identifyingreasonably apparent discrepanciesor defects in the constructionor operations by the Owner or separate contractorthat would render it unsuitable for proper execution and results of the Design-Builder’sWork. Failure of the Design-Builderto report shall constitutean acknowledgmentthat the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Design-Builder’sWork, except as to defectsnot then reasonably discoverable. Owner incurs that are payable to a separate §5.14,3The Design-Builder shall reimburse the Owner for costs the contractorbecause of the Design-Builder’sdelays, improperlytimed activities or defectiveconstruction.The Owner shall be responsibleto the Design-Builderfor costs the Design-Builder incurs because of a separate contractor’s or AlA Document A141 ‘ —2014. Copyright © 2004 and 2014 by The American Institute of Architects, All rights reserved. WARNING:This AlA5 Document is Tntt. protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA5 Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12113/2018,and is not for resale. User Notes: (861424439)

Owner's delays, improperly timed activities, damage to the Work or defective construction. In the event of a dispute, the Owner or Design-Builder shall make a claim as provided in Article 14.

§ 5.14.4 The Design-Builder shall promptly remedy damage the Design-Builder wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 5.14.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching the Work as the Design-Builder has with respect to the construction of the Owner or separate contractors in Section 5.10.

§ 5.15 Owner's Right to Clean Up
If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

(Paragraph deleted)
ARTICLE 6 CHANGES IN THE WORK
§ 6.1 General
§ 6.1.1 Changes in the Work may be accomplished after execution of the Contract by Change Order or Change Directive, subject to the limitations stated in this Article 6 and elsewhere in the Design-Build Documents.

§ 6.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. The Owner may issue a Change Directive without agreement by the Design-Builder.

§ 6.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order or Change Directive.

§ 6.2 Change Orders
A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:

.1 The change in the Work;
.2 The amount of the adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation; and
.3 The extent of the adjustment, if any, in the Contract Time.

§ 6.3 Change Directives
§ 6.3.1 A Change Directive is a written order signed by the Owner directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, or Contract Time. The Owner may by Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation, and Contract Time being adjusted accordingly.

§ 6.3.2 A Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 6.3.3 If the Change Directive provides for an adjustment to the Contract Sum or, if prior to execution of the Design-Build Amendment, an adjustment in the Design-Builder's compensation, the adjustment shall be based on one of the following methods:

.1 Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2 Unit prices stated in the Design-Build Documents or subsequently agreed upon;
.3 Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4 As provided in Section 6.3.7.

§ 6.3.4 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Change Directive so that application of

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
16

mit. applicable such Design-Build § involved in § Design-Builder’s including § effective Amendment, the disagrees and such Design-Builder appropriate Section § a involved respect compensation, request § Amendment, an The Design-Builder 6.3.5 § immediately Sum 6.3.6 and any 6.3.7 AlA (Paragraph software result protected User the net 6.3.8 6.3,9 6,3.10 change, interim the unit Document amount part Owner’s Change Notes: decrease Upon Contract or, If in A The adjustment Pending 6.3.7 to payment at and severe the immediately prices .1 .2 When .3 .4 .5 .6 .8 .7 adjustment if by of unit Change in with 16:43:51 that including, prior determination supporting amount U.S. receipt Design-Builder a a advise the Amendment, is shall deleted) A141’5 Directive and Change prices change, interim Additional civil Rental agreement Costs the consumed; Costs Design-Builder Additional Costs Work; directly in change. Rental Overhead the to shall the shall set Time, Copyright method to final to compensation, the for ET the quantities and Directive be Design-Builder’s on Owner disagree the forth execution of method of —2014. on keep in shall of of Work be Contract of Owner limited and and costs criminal in determination the determination Directive. costs the credit a 10/31/2018 data. attributable or Owner Contract premiums materials, for Change actual for case Law labor, in and or costs basis and shall be for costs allowance copyright the otherwise and determining completed of the for adjustment Unless and custom, does of for and to and signed penalties equitably to of purposes profit. present, machinery of adjustment Sum of or Design-Builder net be be Work materials of of Agreement, of the under including an International Sum Directive, assert and the adjustment Design-Builder the others; not for professional recorded © supplies allowed reasonable supervision, cost. increase, to otherwise following: or, 2004 Design-Build of by Order and Design-Builder’s of for compensation, Contract respond all the or, and reach proposed under in a if adjusted. of cost in the the When the bonds and Claim overhead such if workers’ prior will and and change. No.7640587244 the in certification by social prior Treaties. the and proposed as total 2014 shall a an the the be Design-Builder agreement in equipment Design-Builder’s equipment, expenditures provided the form to reasonable a Time to Design-Builder services; both and prosecuted agree in field amount equipment, will Change Design-Builder’s the Change by to the shall cost adjust execution Design-Builder accordance security, and compensation The Amendment, Unauthorized execution insurance, as cause office additions Contract Owner or on with adjustment the American of execute profit which agreement for in for the the the Order. upon Directive kept to a exclusive Owner the amount. a payment substantial personnel, overhead the Change and method including Contract of expires unemployment within determination same shall Design-Build of indicates on with permit Institute maximum the and Sum a reproduction the shall compensation, savings the Change the the may insurance; in to on or Design-Build compensation, be in basis Article credits In ten adjustments, of Design-Build Directive the for for adjustment the or, Project 12/13/2018, promptly disagreement of Sum Applications and fees, figured prescribe, cost such and inequity hand Architects. (10) extent those Contract the determining of Owner if Order. as profit or or, any and covering those of 14. concerning prior case, Documents, tools, days Design-Builder’s a distribution site. insurance, possible transportation, if on costs to and Change proceed sales, the other to All as prior Change for in an Amendment, the performing the Sum to of and or is such the whether Amendment, set rights Owner the for with itemized a deemed not related receipt Contract basis additional under execution use them. Owner, deletion to forth Owner also Payment. for Design-Builder’s or, of the with Order, reserved. agreement the execution Orders fringe costs this or resale. if the shall of adjustments under rented in similar Such method, of Work to prior AlA5 accounting the the whether net law. the or Time. the or for in a be agreement subject may determine general benefits of the WARNING: The Design-Builder, Change change Work change increase, the This Document, Agreement, Design-Builder agreement Section to the reasonably from of or taxes the adjustment shall be execution if Design-Builder’s document Owner the purposes substitutions incorporated any, attributable issued to the conditions Design-Build in together that in compensation related Design-Build Directive required This 6.3.3.3, the be the the if therewith, or the provided will any, results shall was any justified. method or effective Contract AlA5 for right Work of of in to if portion with produced make the the this all with the may the (861424439) be the no Document by or are to or in of or of by it AlA may is

mit. ARTICLE § respect § time request, Project § lien agreed § reasonable § Documents materials; § Project conducted regarding describing description § § inspections. § writing, Design-Builder elsewhere shall Work. Design-Build § later under request § Owner require; by a 7.1 evidence 7.1.1 Contract Contract arrangements retained 7.1.2 § specially AlA 7.2.1 7.2 protected software result 7.2.2 User 7.2.3 7.2.4 7.2,5 7.2.6 7.2.7 7.2.8 reasonable rights. a of General Document Information than material Notes: be The The The in The to to execution is the If The The The Prior provide information site. Except at severe such the 7 (2) furnished the located, by all by by site as 16:43:61 five Sum or Owner authorized, Time. for promptness, in Owner Owner Such physical Design-Build OWNER’S Owner of to services, U.S. Owner Design-Builder Owner a the Project the a Upon Owner to environmental the A141T evidence utilization the change. the be change Documents, civil concern condition without (5) or, reasonable Copyright the be as and Design-Builder information Owner. of Design-Build provided ET usually shall After site Project and days shall shall shall relieved otherwise if receipt this at —2014. shall execution necessary on shall matters Services observes characteristics, information, RESPONSIBILITIES prior in under criminal the Any the 10/31)2018 designate prior if(1) regarding and after render furnish Agreement. the the provide, precedent Law where The referred Documents cooperate promptly Owner involving Copyright Owner’s by the evidence delays to of in Work of the shall requiring and notice and the becoming Owner penalties, shall Required or provided Owner the no and execution of its Owner a decisions Documents information essential under Owner’s International Owner as otherwise in written subsurface the be event shall responsibility to Design-Builder, by to the © materially surveys include relevant to such to writing 2004 with obtain structural that expense, legal entitled the as Order the furnishes Design-Build shall and commencement the and Owner’s shall the communicate of the aware later fails in persons and extent Owner to the will in control. request of the Design-Builder. No.7640887244 the Owner’s limitations the the becomes a and Treaties. site, furnish the a for 2014 give or a easements, the or Owner to than be to conditions correct representative changes Owner timely of Design-Builder and to Design-Builder’s Design-Build or services prosecuted execution rely make the reports the under and ability to in by Design-Build same. prompt are the fifteen mechanical from The this the exercise Unauthorized except Design-Builder to approval upon Amendment, has the evidence, aware identified statement manner through extent payments the the American the or and results regard which required to required made the Owner’s zoning and written (15) continuation to Contract the of Design-Builder, Owner’s make as of utility the proper expires who Design-Builder, the the information accuracy or Documents and the days financial a shall otherwise and systems; Institute maximum in reproduction in Amendment, the of fault to Project. authorization. Owner variances, to notice shall of payment Proposal. interest Paragraph Design-Builder securing the in the on the reports locations Sum; precautions after be entitle to Owner the control 12/13/2018, accordance or of Design-Builder record Design-Builder evaluate, have of provided Architects. and extent arrangements thereof defect Owner chemical, advises request. or specifically the therein. regarding Design-Builder or or of when completeness within building (3) and express Thereafter, shall and 7.2.8 distribution for Work the prior possible when legal the in and This the by relating to All give the by legal if the the with Design-Builder’s due. with not Owner is the of air the rights Design-Builder tests, 15 title not or the notfor Design-Builder direct authority designation the Work this under notice site and to provided and Design-Builder, the the days Design-Build may materially as authorizations of persons The required Owner to to the reserved. fulfill presence inspections this Agreement. the resale. thereof. of other portion shall Design-Builder’s the water to the the communications or request after of Owner Design-Builder AlA® the reasonable Design-Build law. to non-conformity safe the property or under or in permits, also bind WARNING: shall by pollution; Project, This receipt Document, enforce In of of Owner’s vary entities identifies performance this compensation, in the shall no to the Documents or pollutants provide document the this be or writing and the investigations Agreement event Design-Build on such Work adjustments Owner of given licenses entitlements mechanic’s furnish and This Agreement, employed or contrary Documents which in obligations hazardous a schedule have may in any was no shall written surveys financial with AIAC a affected that writing at at with of portion with legal event produced the such only the been and (861424439) the Document the the the and the or in in or of by it, AlA may is 18

§ 7.2.9 Unless required by the Design-Build Documents to be provided by the Design-Builder, the Owner shall, upon request from the Design-Builder, furnish the services of geotechnical engineers or other consultants for investigation of subsurface, air, and water conditions when such services are reasonably necessary to properly carry out the design services furnished by the Design-Builder. In such event, the Design-Builder shall specify the services required. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations. The Owner shall disclose the results and reports of all such investigation and/or testing conducted for the Project to the Design-Builder within fifteen (15) days of the Owner becoming aware of such results and/or receiving such reports.

§ 7.2.10 The Owner shall purchase and maintain insurance as set forth in Exhibit B.

§ 7.3 Submittals
§ 7.3.1 The Owner shall review and approve or take other appropriate action on Submittals. Review of Submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities; or for substantiating instructions for installation or performance of equipment or systems; or for determining that the Submittals are in conformance with the Design-Build Documents, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents. The Owner's action will be taken in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Owner's judgment to permit adequate review. Any delays by the Owner in this regard shall entitle Design-Builder to reasonable adjustments in Contract Sum or, if prior to execution of the Design-Build Amendment, the Design-Builder's compensation, and Contract Time. The Owner's review of Submittals shall not relieve the Design-Builder of the obligations under Sections 3.1.11, 3.1.12, and 5.2.3. The Owner's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Owner, of any construction means, methods, techniques, sequences or procedures. The Owner's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 7.3.2 Upon review of the Submittals required by the Design-Build Documents, the Owner shall promptly notify the Design-Builder of any claims of non-conformance with the Design-Build Documents the Owner discovers.

§ 7.4 Visits to the site by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quality or quantity of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, because these are solely the Design-Builder's rights and responsibilities under the Design-Build Documents.

§ 7.5 The Owner shall not be responsible for the Design-Builder's failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of, and will not be responsible for acts or omissions of the Design-Builder, Architect, Consultants, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.

§ 7.6 The Owner has the authority to reject Work that does not conform to the Design-Build Documents by giving written notice to the Design-Builder. The Owner shall have authority to require inspection or testing of the Work in accordance with Section 15.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Consultants, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 7.7 The Owner shall determine the date or dates of Substantial Completion in accordance with Section 9.8 and the date of final completion in accordance with Section 9.10.

§ 7.8 Owner's Right to Stop Work
If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section 11.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a

Init.
/
**AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes:** (861424439)
19

mit. except duty lithe § may payments such fails then difference ARTICLE § Design-Build the § § effective within adjusted § the § § Design-Builder’s of by Design-Builder Order extension § § Design-Build ARTICLE The § (Paragraph § Where values first by 7.9 § shall § required, AlA Owner protected 8.1 software result User 8.1.1 8.1.2 8.1.3 8.2 8.2.1 8.2.2 8.2.3 9.1 9.2 the 9.3 9.3.1 Work. other Owner; such on within default Owner’s or have, Document Progress Design-Builder Delays Contract Application Notes: Contract Schedule Applications to be Owner in The The for If the Time thereafter the This Claims At allocating the at an severe as the the 8 date used causes data then by 9 to such 16:43:51 and Contract and part least Design-Builder correct Design-Builder itemized a a Contract TIME or or U.S. and Section extent Design-Builder the deleted) PAYMENT Right ten-day result limits Amendment AI4ITM or of and to neglect Sum Documents. as civil provide by or Sum relating supported reasonable of of Copyright ten are Owner. of Extensions that insurance, substantiate a thereafter due lET for Values the the labor control; Completion and to basis for such required a of is Time. not days —2014. stated on Application 8.2 consultant Sum the Payment defaults period Carry entire the Owner stated the criminal with Payment 10/31)2018 to to APPLICATIONS able disputes, does for deficiencies. Law before Owner by Design-Builder Design-Builder Design-Builder’s time is Copyright or time the in shall diligence Out shall other due reviewing Contract of by based in to after data is and to penalties, by not its or the Design-Builder after Time the shall delayed mutually the Section exercise as or under the the proceed International neglects accuracy delay determines not, for preclude substantiating fire, than receipt Design-Build the separate on Design-Build Work execution date Design-Builder be 2004 Payment and Order Sum except a and In Owner unusual property the authorized made AND at stipulated 5.13.1.3, this established and agree expeditiously promptness, to such of will in any are No.7640887244 as to Design-Builder’s recovery Treaties. contractor failure carry written 2014 writing may by PROJECT right the be the in not for and time of confirms on delay case, prosecuted agreement the insurance, accordance the various by Documents Owner Amendment. completed justii’ sufficient out sum Design-Builder an by for to The in Unauthorized Design-Builder’s notice of the Design-Build the for extension an in the the the obtain the the employed American or damages COMPLETION with which deliveries, amount each reasonable that may portions appropriate delay, Owner commencement to Guaranteed Work benefit Owner required from of the with to expires adequate portions Applications insurance the progress require. are the Institute maximum cover reproduction of in then of for the Contract pending by may, of applicable of Owner of time, on Amendment shall accordance Contract unavoidable the cost delay the the by Owner the the 12/13/2018, such Change of of Maximum right forces This payment, without required Architects. this extent Design-Builder Work mutually the Owner; then of Contract essence in mediation by or Time for or amounts, to schedule, Work, correcting Contract. writing, to provisions Time and progress distribution Owner either possible Payment. payment Order and with and commence prejudice shall under All is or casualties the shall Price, agree of is prepared to Time a The by rights the party not reasonable Design-Builder the shall and commence be shall submit the under unless of changes The achieve this such for of application the Design-Build as of upon. or extended. Design-Builder reserved. the shall binding to this under Contract. resale. the determine Article the and Contract be any Contract. or Design-Builder, other in deficiencies. Work to objected AlA5 law. other Owner be issued such Substantial In the ordered other continue period other the WARNING: remedies the dispute This extended Document, 14, Owner by shall form By causes Time Work person shall a event may document Documents deducting provisions an to reasonable for in executing be correction by shall act and If resolution the a submit shall require, Completion This performing prior the beyond notarized, or by Owner schedule payments the prior or or supported Work was any pay AlA5 Owner Change neglect entity, not Owner, to from of portion produced to to and time the the the such (851424439) and the Document of the be by the the or of if of by it, AlA may is

mit. retainage as § changes Design-Builder § Owner, Design-Builder entities well § the approved Owner’s conditioned Application § applicable warrants previously Design-Builder, information claim § § The and Design-Builder Design-Builder § Section protect § Design-Builder’s Design-Builder Documents. Design-Builder Payment, each for 9.3.1.1 the protect 9.3.1.2 9.3.2 MA protected software result 9.3.3 User 9.3.4 9.4 9.5 9.5.1 copies site the suppliers. as whole Document Owner Certificates Decisions Notes: other by Unless in Design-Builder providing materials but The The at in As amount the Applications at the 9.5.1. severe title if that, reason in by of .1 .2 .3 .4 .5 a 16:43:51 insurance, the provided but not to issued or provided location Owner Owner Owier advance U.S. Design-Builder upon for requisitions shall, and to If A141 promptly otherwise upon a Work civil may yet intends does to such reasonable third failure defective the acceptable that others, damage part Copyright a Architect, of Payment in as and for and services belief, ETon Certificate re.! Withhold and Application included compliance and having within provided writing may from Owner due withhold submittal —2014. the Payment for of not Owner agreed that materials by party equipment storage in for criminal 10/31)2018 shall of to payments for resolve a Owner in to the Section provided to withhold intend Law loss be have Certificate Work, Payment the from pay. or will provided the Copyright seven the services, the claims to Consultants, evidence is of Certification in Owner, upon cannot indemnify work and free in warrants for and penalties, a Design-Builder for the unable of Design-Build Change the Owner Owner’s and been by pass for deems Certificate Section any the to underOrder 6.3.9, International delivered including an Payment which transportation Owner days received filed in in and a for © Owner’s the pay equipment Payment, shall agree Application such Architect, payment labor, labor, 2004 Certificate properly to writing. the that for to the and or to Orders. Applications Design-Builder that clear after or the the the 9.4. the certify determination Contractors, Payment Design-Build and be is a not disputes the on will Design-Builder, reasonable No.7040887244which indicating materials and materials separate for design provided Owner Architect, Treaties. Design-Builder from Owner due title The 2014 reasons Documents. a receipt be Work of include Payment or may to authorized revised or Payment suitably Consultants, payment prosecuted for and to for make the liens, by Owner otherwise to the and and previously similarly the for The Payment Unauthorized cannot contractor; no Payment, owing. quality and all or for by for of the material evidence requests Owner amount, allow Consultant, construction, all American payments site Documents, that for claims, later equipment; stored with the the or, and Work, withholding Payment amount equipment in by to liens unless for be materials protect because the the Design-Builder; The the is Design-Builder’s Design-Builder expires be of Design-Builder than Change Contractors, in procedures issued shall, completed all responsible suppliers, such at Institute the indicating for maximum filed reproduction the made Work whole security amount other Owner the properly the Work such the may Owner on Contractor, payment the Work materials payments to not relating of against to site Owner and 12/13)2018, Directives, of for certification has time than or Work Owner’s subsequently the Architects. such extent for include shall remedied; of or for interests for materials equipment in probable satisfactory will is to not because and or the best other which of the part Instruments determines subsequent for not to to the extent the distribution shall has not possible and promptly progressed shall Application and material receive payment. Application, the material property All interest, requests portions unpaid of Architect, in to unreasonably been persons or equipment Certificates is cooperate or Work. in rights filing of and the the accordance be as by notforresale. stored discovered under whole encumbrances to performed may Certificate(s) made of interim extent Design-Builder’s equipment balance is supplier, issue incorporation reserved. and suppliers, by of for this the The or of of to properly the Consultants, be for on such entities the subcontractors the the AlA5 and or Service, shall payment stored for Owner a law. Design-Builder reasonably for reasonably withhold or Certificate determinations Payment, with in of Owner WARNING: Work point evidence, services claims act by This or Document, off Payment include part the suitably due, and off entitled other others in ofPayment. the document the to in covered in indicated Contract on for good the as will unless and Contractors shall establish Certificates favor the Design-Build site provided necessary issue knowledge, the account This necessary for provided persons which may site. whom or have of stored to notify notify Work. faith any was shall costs Payment AlA5 reflect any make further security of of by Sum; nullify to in been portion produced If the the the with the off tier (861424439) the of be Document the the or an as the the the of If in to to of a or of by it, AlA may is 21

.6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7 repeated failure to carry out the Work in accordance with the Design-Build Documents.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.5.3 If the Owner withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Design-Builder and to the Architect or any Consultants, Contractor, material or equipment suppliers, or other persons or entities providing services or work for the Design-Builder to whom the Design-Builder failed to make payment for Work properly performed or material or equipment suitably delivered.

§ 9.6 Progress Payments
§ 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Design-Build Documents.

§ 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder no later than the time period required by applicable law, but in no event more than seven days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, or other person or entity. The Design-Builder shall, by appropriate agreement with each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

§ 9.6.3 The Owner will, on request and if practicable, furnish to the Architect, a Consultant, Contractor, or other person or entity providing services or work for the Design-Builder, information regarding percentages of completion or amounts applied for by the Design-Builder and action taken thereon by the Owner on account of portions of the Work done by such Architect, Consultant, Contractor or other person or entity providing services or work for the Design-Builder.

§ 9.6.4 The Owner has the right to request written evidence from the Design-Builder that the Design-Builder has properly paid the Architect, Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, amounts paid by the Owner to the Design-Builder for the Work. If the Design-Builder fails to furnish such evidence within seven days, the Owner shall have the right to contact the Architect, Consultants, and Contractors to ascertain whether they have been properly paid. The Owner shall have no obligation to pay or to see to the payment of money to a Consultant or Contractor, except as may otherwise be required by law.

§ 9.6.5 Design-Builder payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ 9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by the Architect, Consultants, Contractors and other person or entity providing services or work for the Design-Builder, shall be held by the Design-Builder for the Architect and those Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ 9.7 Failure of Payment
If the Owner does not issue a Certificate for Payment or provide written notice of the Owner's reasons for withholding certification within the time required by the Design-Build Documents, then the Design-Builder may, upon seven

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes:
22
(861424439)

additional days' written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Design-Build Documents.

§ 9.8 Substantial Completion
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion is the date certified by the Owner in accordance with this Section 9.8.

§ 9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ 9.8.3 Upon receipt of the Design-Builder's list, the Owner shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner's inspection discloses any item, whether or not included on the Design-Builder's list, which is not sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Design-Builder shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine Substantial Completion.

§ 9.8.4 Prior to issuance of the Certificate of Substantial Completion under Section 9.8.5, the Owner and Design-Builder shall discuss and then determine the parties' obligations to obtain and maintain property insurance following issuance of the Certificate of Substantial Completion.

§ 9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder will prepare for the Owner's signature a Certificate of Substantial Completion that shall, upon the Owner's signature, establish the date of Substantial Completion; establish responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Design-Builder shall finish all items on the list accompanying the Certificate. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.6 The Certificate of Substantial Completion shall be submitted by the Design-Builder to the Owner for written acceptance of responsibilities assigned to it in the Certificate. Upon the Owner's acceptance, and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ 9.9 Partial Occupancy or Use
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to, by endorsement or otherwise, by the insurer providing property insurance and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Design-Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
23

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

§ 9.10 Final Completion and Final Payment
§ 9.10.1 Upon receipt of the Design-Builder's written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Design-Build Documents and the Contract fully performed, the Owner will, subject to Section 9.10.2, promptly issue a final Certificate for Payment.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Design-Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work, for which the Owner or the Owner's property might be responsible or encumbered, (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) as-constructed record copy of the Construction Documents marked to indicate field changes and selections made during construction, (6) manufacturer's warranties, product data, and maintenance and operations manuals, and (7) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, or releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, to the extent and in such form as may be designated by the Owner. If an Architect, a Consultant, or a Contractor, or other person or entity providing services or work for the Design-Builder, refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such liens, claims, security interests, or encumbrances. If such liens, claims, security interests, or encumbrances remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be compelled to pay in discharging such liens, claims, security interests, or encumbrances, including all costs and reasonable attorneys' fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Design-Builder, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder to the Owner prior to issuance of payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute Owner's acceptance of the Project and acknowledgement that all punch list items, unless documented otherwise, are complete. Final payment and Owner's acceptance does not preclude Owner from filing claims related to

- .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
- .2 failure of the Work to comply with the requirements of the Design-Build Documents; or
- .3 terms of all warranties required by the Design-Build Documents and local, state and federal laws.

§ 9.10.5 Acceptance of final payment by the Design-Builder shall constitute a waiver of claims by the Design-Builder except those previously made in writing and identified by the Design-Builder as unsettled at the time of final Application for Payment.

(Paragraph deleted)
ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 Safety Precautions and Programs
The Design-Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property
§ 10.2.1 The Design-Builder shall be responsible for precautions for the safety of, and reasonable protection to prevent damage, injury or loss to

- .1 employees on the Work and other persons who may be affected thereby;

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
24

nit, § protection codes, § against of necessary § safeguards § supervision responsible insurance in employed attributable or addition § whose otherwise create § property time § written investigate § Documents § bodily polychlorinated writing. recognizing addressed Design-Builder’s stoppage § including 10.2.2 AlA laboratory event 10,2,3 result protected software User 10.2.4 10.2.5 10.2.6 10.2.7 10,2.8 the 10.3 whole 10.3.1 anyone 10.3.2 Document not Notes: Contract, rules in Hazardous an such hazards, The duty The The injury When notice .2 The The .3 at Injury severe to The or Upon If by because unsafe exceeding required for from directly 16:43:51 designated by in reasonable and the in under and the of Design-Builder to Design-Builder to in U.S. material it Design-Builder Design-Builder regarding shall Design-Builder execution the A141m Work the under other other Design-Builder any construction. or the properly civil or is the verify part or use protections. Design-Builder’s of matter. damage, regulations, reasonable Copyright receipt promulgating condition, deemed Damage structures biphenyl CT Work condition, the Materials death Sections Design-Build be and or fault of of performance by by or person property — on shall care, 21 or indirectly the an 2014. injury the by them, criminal the additional the storage 10/31/2018 hazardous qualified of substance and or of to days injury act Law the presence to prevention Design-Build that custody entitle Design-Builder, the Copyright© negligence or persons the 10.2.1.2 (PCB), safeguards shall shall materials and Person or and or shall Design-Builder or immediately and shall at shall penaltiss, entity after Work, the is of safety the employed or by damage, Design-Builder’s omission under International Documents lawful utilities of obligations costs Design-Builder personnel. promptly implement, responsible explosives not loss. is comply materials. or hazardous designate site anyone or discovery. encountered the and resulting or providing 2004 found the Order control of absence regulations, and permit and of Property. of or for Work orders Documents) 10.2.1.3; whether Design-Builder accidents. and the not will shut-down, of by adjacent No.7640887244 equipment stop with, to safety remedy for the Treaties. 2014 the the under in be and Design-Builder. If a of be any erect, from or materials designated for of or services The of responsible Architect, whose writing prosecuted Work the the If present, Owner, and by other, other on the public part except if or entry to and written compliance the thereto, and The damage Section Unauthorized Design-Builder This notice and a Design-Builder reasonable not the an give material to to delay material protection, of in Owner American acts hazardous notify which or to or maintain, on property be extension or insured, authorities, or damage the site to shall person the to the for a notices work of notice, shall such incorporated by the substances member they 3.1.14. cause and the and Consultant, expires construction by others affected Owner. removal, or The owners or anyone exercise Institute maximum jobsite, or reproduction with precautions loss start-up. for as provide Design-Builder shall may the or referred substance shall including it as substance, required the materials on of foregoing trees, the loss to encounters (other bearing or for of required any 12/13/2018, of Design-Builder, Contract be for be be and Owner area be encountered the utmost Architects. Design-Builder; the extent any relocation attributable whose a therein, shrubs, sufficient rendered whose liable requirements or the to given Contractor, or than users Architect, Design-Builder’s by, reported and posting will delays site in on distribution or possible obligations including by Design-Builder’s care, shall and Sections Time applicable damage acts safety a All equipment, and to report to whether acts lawns, existing be of suffers hazardous is harmless. rights the be or to detail adjacent and not to inadequate are danger such obtain for by the under and Consultants, loaded or of the Design-Builder replacement acts for other of the walks, but included or reserved. the and not carry injury 10.2.1.2 which Owner anyone persons this of in conditions resale. party to an the laws, loss Design-Builder or condition the signs Design-Builder storage the not or related party AlA5 material Unless enable sites so increase organization, law. omissions on pavements, insured or unusual the Design-Builder may to is services superintendent as WARNING: limited statutes, directly such and This or Document, in and damage and within legally prevent to or Design-Builder on in property, to the otherwise and the be document cause 10,2.1.3, Contractors, to or other activities in under utilities the or caused or liable, methods, of to other performance the substance Design-Build or of the off ordinances, a This the responsible, to roadways, the or foreseeable course asbestos shall, at reasonable damage warnings indirectly and, a person the property Owner any was Contract, or the AlA5 result party Owner, and required by licensed caused of unless under are their portion site, produced in upon site, such the (861424439) are not or Document of not the in or is or to or of in of by it, AlA msy is 25

by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder will promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Design-Builder. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Design-Builder's reasonable additional costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted by law, and if it is established that the hazardous materials or substances were not related to or the result of the Design-Builder's performance of the Work or entry on the jobsite, the Owner shall indemnify and hold harmless the Design-Builder, the Architect, Consultants, and Contractors, and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area, if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to, or destruction of, tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Design-Builder brings to the site.

§ 10.3.5 The Design-Builder shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Design-Builder brings to the site and negligently handles, or (2) where the Design-Builder fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence.

§ 10.3.6 If, without negligence on the part of the Design-Builder, the hazardous material or substance preexisted the date Design-Builder commenced site disturbance (and Design-Builder was not aware of its existence or contractually obligated to protect hazardous substance or material in place), the Design-Builder is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder's discretion, to prevent threatened damage, injury or loss.

(Paragraph deleted)

ARTICLE 11 UNCOVERING AND CORRECTION OF WORK

§ 11.1 Uncovering of Work

The Owner may request to examine a portion of the Work that the Design-Builder has covered to determine if the Work has been performed in accordance with the Design-Build Documents. Such requests shall only be made as reasonably necessary to facilitate the proper execution of the Work and Substantial Completion of the Project. If such Work is in accordance with the Design-Build Documents, the Owner and Design-Builder shall execute a Change Order to adjust the Contract Time and Contract Sum, as appropriate. If such Work is not in accordance with the Design-Build Documents, the costs of uncovering and correcting the Work shall be at the Design-Builder's expense and the Design-Builder shall not be entitled to a change in the Contract Time unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs and the Contract Time will be adjusted as appropriate.

§ 11.2 Correction of Work

§ 11.2.1 Before or After Substantial Completion. The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design

Init.
/
**AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes:** (861424439)

26

mit. Design-Builder’s from consultant § warranty requirements of § notice Owner condition. correct by performed Owner § Design-Builder § requirements § Owner. § separate of other § Documents the correction Woric. correct the If § as ARTICLE person § form, (Paragraph Instruments regulatory 11.2.2 person 11.2.2.1 other derogation information, § AlA 11.2.2.2 owner software result protected User 11.2.2.3 11.2.3 11.2.4 11.2.5 (1) 11.3 12.1 the the Work 12.2 appropriate Design-Builder’s Owner any Document Substantial Notes: obligations from Owner Owner Acceptance and may reserved nonconforming After ri Drawings, are the to or The Nothing The The or at severe responsible contractors, In that required The The by employed The 12 16:43:51 transmit after entity the entity Instruments of the may addition requirements, Work, correct of may U.S. Substantial Design-Builder deleted) Design-Builder of Design-Builder is of A141”1 of prefers and the COPYRIGHTS Work one-year civil commencement Owner one-year the Owner and partial pursuant not the Copyright rights, Service, do the providing expense, be providing contained the Completion ET transmitting the specifications, reserved by and of and it such in equitable. so Design-Build —2014. to sought on Design-Build by architect, as whether Design-Builder Nonconforming to in actual the criminal accordance to shall liability instead use the 10/31/2018 Work has the including period of described accordance Completion accept period information do to Law including or Design-Build Design-Builder’s and/or and Copyright Service. services no this rights to give Owner so services in AND completion for and penalties, shall shall within completed Such of of and be unless this relationship contractor, not with party of Work for Section for under similar International such requiring the occupancy enforced, LICENSES and warranties of with copyrights. Documents, in © the Documents remove whose correction the Section bear the adjustment or with The respect correction 2004 or the Work a is has Order the for Work Section that notice other and work reasonable Owner’s. the the work Drawings purposes Owner Design-Builder the 11.2. of Documents, and its or Design-Builder, Owner under Section will is subcontractor, No.7640887244 expenses its requirements that copyright or to partially nor 11.2 Treaties. from use documents to for 2014 not obligations cost by promptly established for be removal 11.2.2 the designated of Submission the the and portion the to shall of prosecuted the any on warrant has in shall any by Design-Builder Work in 7.9. the of time time the and Work Design-Builder’s Design-Build the accordance The Owner Unauthorized Design-Builder are connection of previously and completed, correcting be relates of owner site time be any them, American and Project. after Specifications, which within during furnished of them. neither shall effected under and compensation under of that consultant, construed portion shall to portions the and by of correction, within the or the discovery expires only of the shall not the the Work, in which that Section distribution Institute the maximum with Design-Build reproduction Section such be with given corrected destroyed caused Architect, whether Documents. reserves period transmitting be thereof, by to be Work which on Architect, extended period of to shall the the the information extended and/or deemed the 12/13/2018, obligations of the the in the of 3.1.12, establish and Architects. were 9,9.1, by extent requirements Project, of which specific is Design-Builder, proceedings Design-Builder the obligation or correct by the after or Work or or the time Consultants, of shall found other not made distribution with the (2) condition. the possible Documents. damaged Establishment Consultants, or right if, Instruments Design-Builder’s by and Instruments receipt case between All fmal a (3) is retain partial within authors that Design-Builder other or it obligation entity, period is corrective not respect not rights necessary to promptly by not has the to under payment of may are pursue to to for of than of terms comply all construction use If one Contract reserved. permission and the as partial and be this a of resale. be notice not including the the written common to be Contractors, of applicable. year and/or Design-Build construed specifically limitation Contractors, of of AlA® of owners in Work of thereby, law. portions recovery after commenced Design-Builder in Service has the with the use Service, an accordance correction WARNING: from accordance after This nor Sum Document, been acceptance one-year applicable receipt occupancy Design-Builder performed and/or those from law, the of of document accepted the the as will shall to with their of of made. the and Design-Build to publication and or statutory the meet earlier Owner, in This Documents, such Work to occupancy be or of or correct be Owner period respect with respective electronic any any with any establish was copyright removal any written of special adjusted fails AIA° by by at by official costs such date portion produced first the other other other the the the the the (861424439) the Document the for and to or to to in of by it, AlA may is 27

§ 12.3 Upon execution of the Agreement, the Design-Builder grants to the Owner a limited, irrevocable and non-exclusive license to use the Instruments of Service solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner substantially performs its obligations, including prompt payment of all sums when due, under the Design-Build Documents. The license granted under this section permits the Owner to authorize its consultants and separate contractors to reproduce applicable portions of the Instruments of Service solely and exclusively for use in performing services or construction for the Project. If the Design-Builder rightfully terminates this Agreement for cause as provided in Section 13.1.4 or 13.2.1 the license granted in this Section 12.3 shall terminate.

§ 12.3.1 The Design-Builder shall obtain non-exclusive licenses from the Architect, Consultants, and Contractors, that will allow the Design-Builder to satisfy its obligations to the Owner under this Article 12. The Design-Builder's licenses from the Architect and its Consultants and Contractors shall also grant to the Owner a limited, irrevocable and non-exclusive license solely and exclusively for the purposes of constructing, completing, using, maintaining, altering and adding to the project, provided that Owner has paid Design-Builder for the design portion of the Work and Owner provides the Architect, Consultant, or Contractor to Owner's written agreement to indemnify and hold harmless the Architect, Consultant, or Contractor from all costs and expenses, including the cost of defense, related to claims and causes of actions asserted by any third party or entity to the extent such costs arise from the Owner's alteration, not previously approved by Architect, Consultant or Contractor, and subsequent use of the Instruments of Service.

§ 12.3.2 In the event the Owner alters the Instruments of Service without the author's written authorization or uses the Instruments of Service without retaining the authors of the Instruments of Service, the Owner releases the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all claims and causes of action arising from or related to such uses. The Owner, to the extent permitted by law, further agrees to indemnify and hold harmless the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner's alteration or use of the Instruments of Service under this Section 12.3.2. The terms of this Section 12.3.2 shall not apply if the Owner rightfully terminates this Agreement for cause under Sections 13.1.4 or 13.2.2.

(Paragraph deleted)

ARTICLE 13 TERMINATION OR SUSPENSION

§ 13.1 Termination or Suspension Prior to Execution of the Design-Build Amendment

§ 13.1.1 If the Owner fails to make payments to the Design-Builder for Work prior to execution of the Design-Build Amendment in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Design-Builder's option, cause for suspension of performance of services under this Agreement. If the Design-Builder elects to suspend the Work, the Design-Builder shall give seven days' written notice to the Owner before suspending the Work. In the event of a suspension of the Work, the Design-Builder shall have no liability to the Owner for delay or damage caused by the suspension of the Work. Before resuming the Work, the Design-Builder shall be paid all sums due prior to suspension and any expenses incurred in the interruption and resumption of the Design-Builder's Work. The Design-Builder's compensation for, and time to complete, the remaining Work shall be equitably adjusted.

§ 13.1.2 If the Owner suspends the Project, the Design-Builder shall be compensated for the Work performed prior to notice of such suspension. When the Project is resumed, the Design-Builder shall be compensated for expenses incurred in the interruption and resumption of the Design-Builder's Work. The Design-Builder's compensation for, and time to complete, the remaining Work shall be equitably adjusted.

§ 13.1.3 If the Owner suspends the Project for more than 90 cumulative days for reasons other than the fault of the Design-Builder, the Design-Builder may terminate this Agreement by giving not less than seven days' written notice.

§ 13.1.4 Either party may terminate this Agreement upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
28

mit. § for Work Design-Builder’s § attributable § § through § Design-Builder, employees, Architect, total § the of § days’ the matters including § Owner any § § § terminate Owner MA 13.1.5 software result protected 13.1.6 User 13.2.1 13.2 13.2.1.1 13.2.1.2 13,2.1.3 13.2.1.4 13.2.2 13.2.2.1 the 13.2.2.2 the entire Owner, Document other number Notes: performed Termination written Work in Owner’s The Termination In has at important Termination no severe .1 and .3 .2 .4 The by .1 .2 .3 .4 .5 If Work If The .1 the The reasonable 16:43:51 a When persons employment or Owner to terminate U.S. Consultant, repeatedly act the one under of after A141 Design-Builder notice event any civil the Issuance Because An made The stopped; reasonable Owner Design-Builder termination reasonable fails repeatedly fails repeatedly or accordance orders is convenience construction Exclude Copyright days Work for by or prior of any compensation ET m otherwise or workers act and reason to other direct may giving or the the Owner fault by any — on of to to payment Suspension by to of the scheduled 2014. of overhead criminal to the may entities of is the 10/31/2018 termination submit make reasons Owner the failed the the the of terminate a of of persons government, termination, Law the progress stopped or a of Contractor, Contract for evidence Copyright refuses an Design-Builder the the time the public has or disregards terminate Owner with above Owner Owner, indirect for guilty the and Design-Builder equipment and penalties, payment order proper withholding may on to performing the Design-Builder following Design-Builder as failed may and described under consistent under for which International their or Design-Builder, Following fulfill without a for described this reasons authority; of Proposal © or For has of Certificate terminate not and of entities terminate completion, profit, as contract 2004 the materials; Order terminate a fails the such together to substantial or respective and a Agreement this Cause required not applicable period to the recover the the court and their furnish Work, and reasons: Contract will the cause. to in No.7640887244 exist, portions issued with as Section costs fault certification performing Execution Treaties. by Owner’s in Design-Builder 2014 machinery or supply with Section be from the Architect, a or agents the of for with Section the and declaration and prosecuted the by the from the the or other to incurred of by agreements 60 breach Contract a Payment the Contract upon laws, the if date Section The the may, 13.1.6 the the Certificate Unauthorized Design-Builder 120 date Reimbursable of Owner Contract the consecutive an or the 13.2.1.1 the obligations Design-Builder, of public American Architect, the 13,2.3 Design-Builder, site Design-Builder Architect, which portions employees required days not if as the Design-Builder’s Consultants, Design-Builder statutes, of of subject Owner by to be purchased if Work of 7.2.7, may provided Substantial within a and and less the Design-Build expires reason the in greater with is provision authority national if, constitute or for Institute maximum reproduction any take recover than not without of to by Work as days through 13.2.1.2 under under ordinances, a or Payment the Expenses on the or the any provided may, 365-day this of Consultant, otherwise than enough seven possession 12/13/2018, for in of any or Design-Builder; through emergency time repeated having Work such is Completion; Architects. of prior promptly, extent the contract Agreement, Section from the prejudice in the Contractors upon Amendment the stopped other no the exists, or the surety, days’ stated and Design-Builder temiination, Design-Build project.; then period, properly distribution under rights in compensation possible act the Design-Build jurisdiction codes, no aggregate and seven persons compensated. suspensions, has Section All 9,5,1, of with or the written due or Owner that act in for upon is to rights if direct of all not not a whichever the or fault Design-Builder any for under additional any, or a rules and skilled requires the the Contractor, or materials, for of period if notified or the 13.2.1,3. Design-Build reserved. fault services, notice and more other payment this resale. no because or surety: any Design-Builder entities that the of Documents seven and Design-Builder’s set Documents. shall indirect AlA® date delays damages. Consultants, the of law. other In of requires all rights than forth to is the days’ the regulations, WARNING: 30 This be Document, days’ Design-Builder, equipment, Work is no less, performing the materials the for or Design-Builder indicated, or Design-Builder expenses 100 consecutive compensated contract in may, or document event Design-Builder written their Work Documents; interruptions Owner with all Section remedies to written percent This be Contractors, Work because upon or agents or shall respect executed, stopped; or was any with tools notice directly portions request, AlA® has within labor 2.1. notice, of lawful seven to portion days produced of the for the (861424439) not the the Document the or be and or of the of or to to in a of by it, AlA may is 29

.2 Accept assignment of the Architect, Consultant and Contractor agreements pursuant to Section 3.1.15; and
.3 Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 13.2.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 13.2.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ 13.2.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and any other damages incurred and disputed amount claimed by the Owner and not expressly waived, such excess shall be paid to the Design-Builder for the actual unpaid costs incurred in performing the Work as of the date of termination. If such costs and damages exceed the unpaid balance and any other damages and disputed amounts claimed by Design-Builder, the Design-Builder shall pay the difference to the Owner. The obligation for such payments shall survive termination of the Contract.

§ 13.2.3 Suspension by the Owner for Convenience
§ 13.2.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine subject to the provisions of this article.

§ 13.2.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 13.2.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent
.1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or
.2 that an equitable adjustment is made or denied under another provision of the Contract.

§ 13.2.4 Termination by the Owner for Convenience
§ 13.2.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

§ 13.2.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Design-Builder shall
.1 cease operations as directed by the Owner in the notice;
.2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and,
.3 except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing Project agreements, including agreements with the Architect, Consultants, Contractors, and purchase orders, and enter into no further Project agreements and purchase orders.

§ 13.2.4.3 In case of such termination for the Owner's convenience, the Design-Builder shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with any commitments which had become firm prior to termination including reasonable overhead and profit for the Work actually executed.

(Paragraph deleted)
ARTICLE 14 CLAIMS AND DISPUTE RESOLUTION
§ 14.1 Claims
§ 14.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, extensions of time, and/or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 14.1.2 Time Limits on Claims. The Owner and Design-Builder shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other, arising out of or related to the Contract in accordance with the requirements of the binding dispute resolution method selected in Section 1.3, within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Design-Builder waive all claims and causes of action not commenced in accordance with this Section 14.1.2.

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640687244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
30

mit. § within § initiated have to § other § written Contract as § Claim. provided Section § § by delay § anticipated, to The § This liquidated accordance § § the and after response § § 10.4 14.1.3 in shall 14.1.3.1 more MA § 14.1.3.2 result protected software 14.1.4 User 14.1.5 14.1.6 14.1.6.1 14.1.6.2 14.1.7 mediation 14.2 14.2.1 14.2.2.1 14.2,2 provided this 14.2.2.2 data whole not Owner Design-Builder Document Design-Builder party. mutual Notes: of the on render 21 in Initial of Contract. notice Prior Notice Continuing Claims Claims by substantiating 10.4 Claims at the otherwise severe An and Procedure progress Claims Prior herein .1 .2 days Claim If by the If to 18:43:51 or Claims Claims written damages, The shall Agreement adverse U.s. and the initial in with in Decision or in Owner the waiver notice an following AI41m as of civil after To for persons; for business profit damages damages Section for part, for Section Copyright has notice initial shall Arising had provided Claims Design-Builder This Owner render CT Additional of Final Additional Article and Initiated been Initiated Consequential notice Contract Work decision the been —2014. is weather on within is an (2) the and when initiated be except mutual criminal not that decision 10)31/2018 applicable, requirement claimant 14,2,1 waived adverse After and 9.7 Payment. actions and and the shall approving incurred given. Work. Law incurred Owner initiated performed to herein 13. Copyright required weather by by applicable, ten initial Performance. Sections reputation, shall and the anticipated and conditions Cost. Time penalties, Final waiver continue the prior Nothing the shall The days pursuant In within within effect under other International waive first shall Article intends by be Damages Prior with Design-Builder. the without Owner. by © decision If Payment. the not Design-Builder’s in to conditions for 2004 the under required after the Order includes B.3.2.9 recognizes party and the be case on the Section ten to in Claim no ten Claims apply. and contained Claims to Design-Builder are profit Design-Builder and to 13, given to make will the accordance Pending receipt If No.7640887244 decision Owner days date limitation, Final days the of Sections Treaties. the on within for 2014 make After the the be and scheduled in a as arising Claims. Owner’s were 14.1.3.1 against before loss basis final prosecuted payments continuing of relating whole after by Owner a the Payment, Design-Builder B.3.2.l0 of If for receiving Final fmal condition in 21 The a having Unauthorized of the the 9.10.4 abnormal payment condition for Claim with receipt this to Claim proceeding directly days rental management American each which or and resolution construction. directive. notice for to Payment, all Design-Builder initiates a intends to in in Claim been the Section of delay, an or Claims after the consequential losses the expires for other the part, shall accordance precedent expenses, of Exhibit 9.10.5, is requirements emergency from Institute maximum for giving reproduction required Initial rendered. the Design-Builder’s an to occurrence due, for a or only include to shall for of of on the Claims 14.1.7 make by Claim, increase notice or the (3) execute additional financing, 12/1312018, a of must B consequential excluding rise period Decision employee Claim, one either Architects, to extent Work, proceed to suggesting for under with initiates a Unless an mediation by damages to shall endangering or this required be Claim the Claim losses of of the distribution the in estimate either possible of the the initiated except Section and Agreement, the Design-Builder the time, business the All requirement time, be portion those Claim, productivity diligently otherwise Design-Build for Owner a is response: is Design-Build rights event of a the due Claim, deemed Contract under not damages necessary. of under as compromise. an such of could use, by arising for of 14,1.3. Owner otherwise life to all whichever reserved. of increase cost and giving this or resale. prompt the either Section Claim the Claims the unless mutually with income, or not (1) Design-Builder to AlA0 reputation, as and Time, law. or arising 1. under Work or property Owner shall Documents. a preclude withdrawing rise have of WARNING: Thereafter, party’s Documents. in performance This shall Design-Builder written of condition Document, agreed 30 the between 14.1.3.1: is the probable to written that profit, Sections provide document out agreed later. days been services be will such Contract termination and arising relates notice of in an documented This have reasonably or take writing precedent or the financing, the (1) Claim for in notice must the award was any effect a 10.3 AIA& relating writing, of of written to request Owner loss under passed to Owner Sum, one Claim portion produced that such the the the (861424439) be Document and or or as of of of in or of by it, AlA may is 31

additional supporting data, (2) render an initial decision rejecting the Claim in whole or in part, (3) render an initial decision approving the Claim, (4) suggest a compromise or (5) indicate that it is unable to render an initial decision because the Owner lacks sufficient information to evaluate the merits of the Claim.

§ 14.2.3 In evaluating Claims, the Owner may, but shall not be obligated to, consult with or seek information from persons with special knowledge or expertise who may assist the Owner in rendering a decision. The retention of such persons shall be at the Owner's expense.

§ 14.2.4 If the Owner requests the Design-Builder to provide a response to a Claim or to furnish additional supporting data, the Design-Builder shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Owner when the response or supporting data will be furnished or (3) advise the Owner that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Owner will either reject or approve the Claim in whole or in part.

§ 14.2.5 The Owner's initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) identify any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to Sections 14.3 and 14.4 of this Agreement.

§ 14.2.6 Deleted

(Paragraph deleted)
§ 14.2.7 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

(Paragraph deleted)
§ 14.3 Mediation
§ 14.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract, except those waived as provided for in Sections 9.10.4, 9.10.5, and 14.1.7, may be subject to mediation upon mutual agreement of the Owner and the Design-Builder.

§ 14.3.2 If the parties endeavor to resolve their Claims by mediation, unless the parties mutually agree otherwise, the mediation shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement, as may be modified upon mutual agreement of the parties. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration proceeding is stayed pursuant to this Section 14.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 14.3.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the county where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction.

§ 14.4 Arbitration
§ 14.4.1 If the parties have selected arbitration as the method for binding dispute resolution in Section 1.3, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ 14.4.1.1 A demand for arbitration shall be made within a reasonable time after Claim, dispute, or other matter has arisen, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
32

Claim would be barred by the applicable statute of limitations or statute of repose. For statute of limitations or statute of repose purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 14.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. The parties agree the arbitrator shall have no power, jurisdiction, or authority to award punitive or exemplary damages to any party.

§ 14.4.3 The foregoing agreement to arbitrate, and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 14.4.4 Consolidation or Joinder
§ 14.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 14.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 14.4.4.3 The Owner and Design-Builder grant to any person or entity made a party to an arbitration conducted under this Section 14.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Design-Builder under this Agreement.

(Paragraph deleted)

ARTICLE 15 MISCELLANEOUS PROVISIONS

§ 15.1 Governing Law
The Contract shall be governed by the laws of the State where the Project is located, except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 14.4.

§ 15.2 Successors and Assigns
§ 15.2.1 The Owner and Design-Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section 15.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 15.2.2 The Owner may, without consent of the Design-Builder, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner's rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§ 15.2.3 If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute certificates, other than those required by Section 3.1.10, the Owner shall submit the proposed language of such certificates for review at least 14 days prior to the requested dates of execution. If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute consents reasonably required to facilitate assignment to a lender, the Design-Builder, Architect, Consultants, or Contractors shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to them for review at least 14 days prior to execution. The Design-Builder, Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 15.3 Written Notice
Written notice shall be deemed to have been duly served if delivered in person to the individual reasonably having authority to accept such notice, to a member of the firm or entity, or to an officer of the corporation for which it was

Init.
/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640687244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)

33

intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.

§ 15.4 Rights and Remedies
§ 15.4.1 Duties and obligations imposed by the Design-Build Documents, and rights and remedies available thereunder, shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 15.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 15.5 Tests and Inspections
§ 15.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Design-Build Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Design-Builder.

§ 15.5.2 If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Section 15.5.1, the Owner will instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 15.5.3, shall be at the Owner's expense.

§ 15.5.3 If such procedures for testing, inspection or approval under Sections 15.5.1 and 15.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure shall be at the Design-Builder's expense.

§ 15.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ 15.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing.

§ 15.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 15.6 Confidential Information
If the Owner or Design-Builder transmits Confidential Information, the transmission of such Confidential Information constitutes a warranty to the party receiving such Confidential Information that the transmitting party is authorized to transmit the Confidential Information. If a party receives Confidential Information, the receiving party shall keep the Confidential Information strictly confidential and shall not disclose it to any other person or entity except as set forth in Section 15.6.1.

§ 15.6.1 A party receiving Confidential Information may disclose the Confidential Information as required by law or court order, including a subpoena or other form of compulsory legal process issued by a court or governmental entity. A party receiving Confidential Information may also disclose the Confidential Information to its employees, consultants or contractors in order to perform services or work solely and exclusively for the Project, provided those employees, consultants and contractors are subject to the restrictions on the disclosure and use of Confidential Information as set forth in this Contract.

Init.
/
AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 16:43:51 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (861424439)
34

§ 15.8.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings.

(Paragraph deleted)

§ 15. 9 Conflicts

The Design-Builder nor its employees shall have or hold frequently recurring employment that conflict with the scope of this agreement. The Design-Builder shall not serve as an expert witness against the Owner for any legal or administrative proceeding in which they are not a party to. The Design Builder's architects, contractors, and consultants shall be held to these same requirements.

§ 15. 10 Evaluations

The Design Builder acknowledges that the Owner may perform Evaluations on the performance of the Design Builder, their architects, contractors, and consultants, and said evaluations may be used in future review of their Qualifications.

ARTICLE 16 SCOPE OF THE AGREEMENT

§ 16.1 This Agreement is comprised of the following documents listed below:

.1 Standard Form of Agreement Between Owner and Design-Builder
.2 Exhibit A, Design-Build Amendment
.3 Exhibit B, Insurance and Bonds
.4 Exhibit C, General Conditions
.5 Exhibit D, Building Outline Specifications
.6 Exhibit E, Cost Proposal Summary and Construction Cost Breakdown
.7 Exhibit F, List of Drawings

(Paragraph deleted)

This Agreement entered into as of the day and year first written above.

OWNER *(Signature)*	DESIGN-BUILDER *(Signature)*
TRC-MRC 3, LLC **a Delaware limited liability company**	COMMERCE CONSTRUCTION CO., L.P.
BY: Majestic Tejon III, LLC a Delaware limited liability company its administrative member	BY: COMMERCE C & R, INC., Its General Partner
BY: Majestic Realty Co., a California corporation Manager's Agent	BY: ____________________ John R. Burroughs, President
BY: ____________________	BY: ____________________ Matthew Vawter, Vice President
BY: ____________________	
BY: Tejon Industrial Corp., a California corporation	
BY: ____________________	
BY: ____________________	

(Row deleted)

Init.
/

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:07:03 ET on 10/31/2018 under Order No.7640887244 which expires on 12/13/2018, and is not for resale.
User Notes: (1783836469)

35

mit. This OWNER TRC-MRC BY: a BY: AlA result software protected User Delaware Agreement BY: Document Majestic a its Tejon Notes: BY: a BY: in Delaware California BY: BY: administrative at severe (Signature) Majestic Manager’s a ______________________ by 16:43:51 California ____________________ __________________ Industrial U.S. limited 3, AI4ITM Tejon civil LLC entered Copyright limited CT Realty corporation and —2014. on Agent III, liability corporation criminal Corp., 10/31/2018 member into LLC liability Law Co., Copyright as and penalties, company of under International the company © 2004 day Order and and and will No.7640887244 Treatiea. 2014 be year prosecuted by first The Unauthorized American written which to ____________________________ the expires DESIGN-BUILDER BY: COMMERCE BY: BY: Institute maximum above. reproduction ________________ _______________________ on COMMERCE John General Matthew 12/13/2018, of Architects. extent R. or Burroughs, Partner CONSTRUCTION distribution possible Vawter, and (Signature) All C is rights not & under Vice for R, of President reserved, this resale. ThC., the President AIA° law. _______ Its WARNING: CO., This Document, document L.P. This or any was AlA5 portion produced (861424439) Document of by it, AlA may is 36

EXHIBIT "F"

LIST OF PRE-APPROVED CONSULTANTS

- McIntosh & Associates – civil engineering, land division, easements, studies
- Advantec Consulting Engineers – traffic studies, traffic impact, CalTrans liaison
- W&S Consultants – cultural assessments, mitigation, monitoring
- Dudek – wildlife biology assessments, mitigation, monitoring
- PetroTECH Resources – petroleum engineering, DOGGR liaison
- Soils Engineering or Krazan & Associates - Geotech
- Commerce Construction

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

EXHIBIT "F"
-1-

EXHIBIT “G” MASTER DEVELOPER WORK Widening of the western edge of Wheeler Ridge Road by approximately twelve (12) feet, including paving the shoulder, and installing curb, gutter, sidewalk, and landscaping. Construction of a left turn pocket within the existing median on Wheeler Ridge Road at the northern entry into the Property. Coordination of any utility connections required for the Project. Any additional work specified as Master Developer work in the Development Plan (and any amendments thereto). Approval by Kern County of parcel map waiver andlor road abandonment. Relocation of gas line to eastern edge of the Property. EXHIBIT “G’ I 197590.08!OC 373745-00003/pdo/agt 4848-9620-3892.16

EXHIBIT “H” RIGHT OF FIRST REFUSAL Except for transfers pennitted by Sections 6.02(a), (b), (c), (d), (e) and (f) each time a Member (an “Offeror”) proposes to voluntarily transfer, assign, convey, sell, or otherwise dispose of its entire Interest (an “Offered Interest”), such Offeror shall first offer such Offered Interest to the non-transferring Member in accordance with the following provisions: (a) The Offeror shall deliver a written notice (the “Offer Notice”) to the non- transferring Member stating (i) such Offeror’sbona fide intention to transfer the Offered Interest, (ii) the name and address of the proposed transferee, and (iii) the purchase price and terms of payment for which the Offeror proposes to transfer the Offered Interest. The Offer Notice shall constitute a revocable offer by the Offeror to sell the Offered Interest to the other Member on the terms and conditions set forth in this Exhibit “H.” (b) Within thirty (30) days after receipt of the Offer Notice, the non-transferring Member shall have the right, but not the obligation, to elect to purchase the entire Offered Interest for the price and upon the terms and conditions set forth in the Offer Notice by delivering written notice of such election (the “Purchase Election”) to the Offeror. The failure of non-transferring Member to submit a written notice within such thirty (30) day period shall constitute an irrevocable rejection of the offer made by the Offeror to sell the Offered Interest to the non-transferring Member. (c) If the non-transferring Member timely elects to purchase the entire Offered Interest prior to the Offeror’swritten revocation of the offer, then the Offered Interest shall be sold to the non-transferring Member upon the terms and conditions set forth in the Offer Notice including, without limitation, price, terms of payment and closing date; provided, however, if the terms of the proposed transfer include the payment by the Offeror of a commission, then the purchase price shall be reduced by the amount of such commission. The Offeror and the non- transferring Member shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate the transfer. Notwithstanding any other provisions of this Exhibit “H,”the Offeror shall make the representations and warranties set forth in Section 8.07 of the Agreement at the closing for the purchase and sale of the Offered Interest. (d) If the non-transferring Member does not timely elect to purchase the entire Offered Interest (or if the non-transferring Member breaches its obligation to purchase the entire Offered Interest), then the Offeror may transfer the entire Offered Interest to the proposed transferee described in the Offer Notice, provided such transfer (i) is completed within ninety (90) days after the expiration of the non-transferring Member’sright to purchase the Offered Interest (or within 90 days following the breach by the non-transferring Member of its obligation to purchase the entire Offered Interest, if applicable), (ii) is made at the price and on terms and conditions no less favorable to the Offeror than as described in the Offer Notice, (iii) would not constitute a default or breach by the Company under any loan agreement or document to which the Company is a party (unless the lender consents to such transfer), and (iv) the requirements of Section 6.03 are met. If the Offered Interest is not so transferred within such ninety (90)-day EXI-TIBIT“H” 1197590.08/Dc 373745-00003/pdo/agt -1— 4848-9620-3892.16

period, then the Offeror shall be required to comply again with the provisions of this Exhibit “H” prior to voluntarily transferring, assigning, conveying, selling or otherwise disposing of the Offered Interest to any Person (except for any transfer to any Person permitted by Sections 6.02(a), (b), (c), (d), (e) and (f) above). In addition, in the event of a breach by the non-transferring Member of its obligation to purchase, such non-transferring Member shall not have a right to elect to purchase an Offered Interest with respect to a transfer of an Interest which is consummated within one (1) year after such breach. (e) If any transferee purchases an Interest pursuant to the procedure described in this Exhibit “H,”then such transferee shall be admitted to the Company as a substituted member upon the closing of such purchase and sale and the satisfaction of the requirements of Section 6.03. EXI-IIBIT “H’ I 197590.08/OC 373745-00003/pdo/agt —2— 4848-9620-3892.16

LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC 3, LLC THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET $Q., AS AMENDED (THE “FEDERAL ACT”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. TNADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS TN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNiNG THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY. 1197590.08/OC 373745-00003/pdo/agt 4848-9620-3892.16

ARTICLE I FORMATION .1 1.01 Formation 1 1.02 Names and Addresses 1 1.03 Nature of Business 1 1.04 Term of Company 2 ARTICLE II MANAGEMENT OF THE COMPANY 2 2.01 Formation of Executive Committee 2 2.02 Committee Procedures 3 2.03 Administrative Member 5 2.04 Approval of Major Decisions 6 2.05 Consents and Approvals 9 2.06 Pre-Development Budget 10 2.07 Approved Business Plan 10 2.08 Development and Construction of Improvements 11 2.09 Operating Budget 12 2.10 Construction Contract 12 2.11 Development and Construction Management Services 13 2.12 Master Developer Work 14 2.13 Marketing and Leasing Management 14 2.14 Property Management 15 2.15 Authority with Respect to the Affiliate Agreements 15 2.16 Election, Resignation, Removal of the Administrative Member 16 2.17 Officers 17 2.18 Treatment of Payments 18 2.19 Reimbursement and Fees 18 2.20 Insurance 19 ARTICLE III MEMBERS’ CONTRIBUTIONS TO COMPANY 19 3.01 Initial Contributions of the Members 19 3.02 Additional Capital Contributions 20 3.03 Remedy for Failure to Contribute Capital 21 3.04 Financing 25 3.05 Agreement to Provide Guarantees and Indemnification 25 3.06 Capital Contributions in General 26 ARTICLE IV ALLOCATION OF PROFITS AND LOSSES 27 4.01 Net Losses 27 4.02 Net Profits 27 4.03 Special Allocations 27 4.04 Curative Allocations 28 4.05 Differing Tax Basis; Tax Allocation 28 ARTICLE V DISTRIBUTION OF CASH FLOW 28 5.01 Cash Flow 28 5.02 Limitations on Distributions 29 1197590.08/CC 373745-00003/pdofagt (i) 4848-9620-3892.16

5.03 Withholding .29 5.04 In-Kind Distribution 29 ARTICLE VI RESTRICTIONS ON TRANSFERS OF COMPANY TNTERESTS 29 6.01 Limitations on Transfer 29 6.02 Pennitted Transfers 30 6.03 Admission of Substituted Members 31 6.04 Election; Allocations between Transferor and Transferee 32 6.05 Partition 32 6.06 Waiver of Withdrawal and Purchase Rights 32 6.07 No Appraisal Rights 32 6.08 Foreclosure of Interest 33 ARTICLE VII MEMBER DEFAULT 33 7.01 Default Events 33 7.02 Rights Arising From a Default Event 35 7.03 Determination of Defaulting Member’s Purchase Price 35 7.04 Non-Defaulting Members’ Option 36 7.05 Closing Adjustments 37 7.06 Closing of Purchase and Sale 37 7.07 Representations and Warranties 37 7.08 Payment of Defaulting Member’s Purchase Price 38 7.09 Repayment of Default Loans 38 7.10 Release and Indemnity 38 7.11 Withdrawal of the Defaulting Member 39 7.12 Distribution of Reserves 39 ARTICLE VIII ELECTIVE BUY/SELL AGREEMENT 39 8.01 Buy/Sell Election 39 8.02 Determination of the Purchase Price 39 8.03 Non-Electing Member’s Option 40 8.04 Deposit 40 8.05 Closing Adjustments 41 8.06 Closing of Purchase and Sale 41 8.07 Representations and Warranties 42 8.08 Repayment of Default Loans 42 8.09 Release and Indemnity 43 8.10 Interim Event of Default 43 8.11 Application of Provisions 43 ARTICLE IX REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS 43 9.01 Tejon Representations 43 9.02 Majestic Representations 46 9.03 Brokerage Fee Representation and Indemnity 48 9.04 Investment Representations 48 I 197590.08/OC 373745-00003/pdolagt (ii) 4848-9620-3892.16

Page

9.05 Indemnification Obligations 49
9.06 Survival of Representations, Warranties and Covenants 49

ARTICLE X LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION, FIDUCIARY DUTIES AND INDEMNIFICATION 50
10.01 Liability for Company Claims 50
10.02 Exculpation, Indemnity and Reliance on Information 50
10.03 Limitation on Liability 51
10.04 Activities of the Members and Their Affiliates 52
10.05 Restrictions on Competition 52
10.06 Fiduciary Duties 53
10.07 Non-Exclusivity of Rights 54
10.08 Amendment or Repeal 54
10.09 Insurance 54

ARTICLE XI BOOKS AND RECORDS 55
11.01 Books of Account and Bank Accounts 55
11.02 Tax Returns 56

ARTICLE XII DISSOLUTION AND WINDING UP OF THE COMPANY 57
12.01 Events Causing Dissolution of the Company 57
12.02 Winding Up of the Company 57
12.03 Distribution of Assets Upon Early Dissolution Events 58
12.04 Negative Capital Account Restoration 59

ARTICLE XIII MISCELLANEOUS 59
13.01 Amendments 59
13.02 Waiver of Conflict Interest 59
13.03 Partnership Intended Solely for Tax Purposes 59
13.04 Notices 60
13.05 Construction of Agreement 60
13.06 Counterparts 61
13.07 Attorneys' Fees 61
13.08 Approval Standard 61
13.09 Further Acts 61
13.10 Preservation of Intent 61
13.11 Waiver 62
13.12 Entire Agreement 62
13.13 Choice of Law 62
13.14 No Third-Party Beneficiaries 62
13.15 Successors and Assigns 62
13.16 No Usury 62
13.17 Venue 63
13.18 Dispute Resolution 63
13.19 Timing 66

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

(iii)

Page

13.20 Remedies for Breach of this Agreement 66
13.21 Survivability of Representations and Warranties 66
13.22 Reasonableness of Rights and Remedies 66
13.23 Force Majeure 67

ARTICLE XIV DEFINITIONS 67
14.01 Accountant's Notice 67
14.02 Accounting Firm 67
14.03 Actual Knowledge of Majestic 67
14.04 Actual Knowledge of Tejon 68
14.05 Additional Contribution Date 68
14.06 Adjusted Accountant's Notice 68
14.07 Adjusted Capital Account 68
14.08 Adjusted Price Determination Notice 68
14.09 Administrative Member 68
14.10 Affiliate 68
14.11 Affiliate Agreements 68
14.12 Affiliated Member 68
14.13 Affiliated Parties 69
14.14 Agreed Value 69
14.15 Agreement 69
14.16 Applicable ABP Date 69
14.17 Applicable Construction Costs 69
14.18 Appraised Value 69
14.19 Approved Business Plan 69
14.20 Arbitration Notice 69
14.21 Bad Acts 69
14.22 Book Basis 69
14.23 Business Day 70
14.24 Business Plan Period 70
14.25 California Act 70
14.26 Cap Balance Return 70
14.27 Capital Account 70
14.28 Capital Call Notice 71
14.29 Cash Flow 71
14.30 Certificates 71
14.31 Code 71
14.32 Commerce 71
14.33 Company 71
14.34 Competing Member 71
14.35 Construction Contract 71
14.36 Construction Loan 72
14.37 Consultants 72
14.38 Contributing Member 72
14.39 Contributing Party 72
14.40 Contribution Agreement 72

1197590.08/OC
373745-00003/pdo/agt
4848-9620-3892.16

(iv)

Page 14.41 Covered Persons .72 14.42 Default Events 72 14.43 Default Loan 72 14.44 Default Notice 72 14.45 Defaulting Member 72 14.46 Defaulting Member’s Purchase Price 72 14.47 Delaware Act 72 14.48 Delinquent Contribution 73 14.49 Deposit 73 14.50 Design-Builder 73 14.51 Development Budget 73 14.52 Development Fee 73 14.53 Development Plan 73 14.54 Dilution Percentage 73 14.55 Effective Date 73 14.56 Electing Member 73 14.57 Election Notice 73 14.58 Enforceability Exceptions 73 14.59 Equalization Condition 73 14.60 Executive Committee 74 14.61 FAA 74 14.62 Fiscal Year 74 14.63 Force Majcure Delay 74 14.64 Gross Asset Value 74 14.65 Guarantor(s) 74 14.66 Hypothetical Distribution 75 14.67 Impasse Event 75 14.68 Improvements 75 14.69 Initial Contribution Date 75 14.70 Interest 75 14.71 JAMS 75 14.72 Just Cause Event 75 14.73 Lender(s) 75 14.74 Liquidation 75 14.75 Loans 76 14.76 Lockout Date 76 14.77 Losses 76 14.78 Lyda 76 14.79 Majestic 76 14.80 Majestic Group 76 14.81 MajorDecisions 76 14.82 Marketing Plan 76 14.83 Master Developer Work 76 14.84 Member(s) 76 14.85 MRC 76 1197590.08/OC 373745-00003/pdo/agt (v) 4848-9620-3 892. 16

14.86 Net Profits and Net Losses .77 14.87 Non-Competing Member 77 14.88 Non-Contributing Member 77 14.89 Non-Contributing Party 77 14.90 Non-Defaulting Member 77 14.91 Non-Electing Member 77 14.92 Nonrecourse Documents 77 14.93 Nonrecourse Parties 77 14.94 Obligated Member 77 14.95 OFAC 77 14.96 Officers 78 14.97 Operating Budget 78 14.98 Partially Adjusted Capital Account 78 14.99 Percentage Interest 78 14.100 Permanent Loan 78 14.101 Permitted Transferees 78 14.102 Person 78 14.103 Pre-Development Budget 78 14.104 Price Determination Notice 78 14.105 Pro Rata Share 78 14.106 Prohibited Transfer 79 14.107 Project 79 14108 Project Stabilization Date 79 14.109 Property 79 14.110 Property Management Fee 79 14.111 Property Material & Rights 79 14.112 Purchase Notice 79 14.113 Purchase Price 79 14.ll4Quorum 79 14.115 Real Estate Assets 79 14.116 Recourse Documents 79 14.117 Regulatory Allocations 79 14.118 Removal Notice 80 14.ll9Rentfro 80 14.120 Representative(s) 80 14.121 Response Period 80 14.l22Roski 80 14.123 Roski Family 80 14.l24Rules 80 14.125 Securities Acts 80 14.126 Shortfall 80 14.127 Stated Value 80 14.128 Substantial Completion Date 80 14.129 Target Capital Account 81 14.l3OTejon 81 119759008/OC 373745-00003Ipdofagt (vi) 4848-9620-389216

E4gc 14.131 Tejon Group .81 14.132 Transfer .81 14.133 Treasury Regulation 81 14.134 Unreturned Contribution Account 81 EXHIBITS Exhibit “A” Names, Addresses, Percentage Interests and Initial Cash Contributions of the Members Exhibit “B” Legal Description of the Property Exhibit “C” Pre-Development Budget Exhibit “D” Contribution Agreement Exhibit “E” Construction Contract Exhibit “F” List of Pre-Approved Consultants Exhibit “G” Master Developer Work Exhibit “H” Right of First RefUsal 1197590.08/aC 373745-00003/pdo/agt (vii) 4848-9620-3892.16